QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant: ☒
Filed by a Party other than the Registrant: ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12
METHODE ELECTRONICS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:
        Class A common stock, par value $.50 per share of Methode Electronics, Inc. ("Class A common stock")
        Class B common stock, par value $.50 per share of Methode Electronics, Inc. ("Class B common stock")

	(2)	Aggregate number of securities to which transaction applies: 35,352,029 shares of Class A common stock 337,705 shares of Class B common stock
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        $23.55 per share of Class B common stock
        $11.92 per share of Class A common stock (based on the average of the high and low prices of the Class A common stock as reported on NASDAQ on August 29, 2003)

	(4)	Proposed maximum aggregate value of transaction: $429,349,138.30
	(5)	Total fee paid: $34,734.35
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement Number:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT

7401 West Wilson Avenue
Chicago, Illinois 60706
(708) 867-6777

To our Shareholders.

        You are cordially invited to attend a special meeting of the stockholders of Methode Electronics, Inc. ("Methode") to be held on            ,                         , 2003 at             , Chicago time, at                        ,                         ,                         , Illinois.

        At the special meeting, you will be asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger dated                        , 2003 (the "Merger Agreement") by and between Methode and Methode Merger Corporation ("Merger Corp.") and approve the merger provided for therein, pursuant to which each share of Class B common stock, par value $.50 per share ("Class B common stock"), will be converted into the right to receive $23.55 in cash, without interest, and each share of Class A common stock, par value $.50 per share ("Class A common stock"), will be converted into one share of new Methode common stock (the "merger"). A copy of the Merger Agreement is attached as Annex A, which includes as an exhibit Methode's Restated Certificate of Incorporation following the merger. Please read these materials carefully.

        Our board of directors has fixed the close of business on            , 2003 as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting and at any adjournment or postponement thereof.

        A special committee of our board of directors composed of directors elected by the holders of our Class A common stock has recommended that our board of directors approve the Merger Agreement and the merger, and has determined that the Merger Agreement and the merger are fair to and in the best interests of our Class A common stockholders. Our board of directors has approved the Merger Agreement and the merger, and has determined that the Merger Agreement and the merger are in the best interests of Methode and are fair to and in the best interests of our stockholders. The Special Committee recommends that our Class A common stockholders vote "FOR" adoption of the Merger Agreement and approval of the merger. Our board of directors recommends that our stockholders vote "FOR" adoption of the Merger Agreement and approval of the merger.

        It is important that your shares be represented and voted at the special meeting. Whether or not you plan to attend the special meeting, please complete, sign, date and mail the accompanying proxy card in the enclosed self-addressed, stamped envelope, or deliver your proxy by telephone or the Internet in accordance with the instructions provided. We respectfully request your cooperation.

Very truly yours,
William T. Jensen Chairman
Chicago, Illinois , 2003

        This transaction has not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has any such commission passed upon the fairness or merits of such transaction or upon the accuracy or adequacy of the information contained in this proxy statement. Any representation to the contrary is a criminal offense.

YOUR VOTE IS IMPORTANT

        If you have any questions or need assistance in voting your shares, please call our information agent, Innisfree M&A Incorporated, toll-free at 1-888-750-5834.

        This proxy statement and accompanying proxy card are first being mailed to holders of our Class A and Class B common stock on or about                        , 2003.

ANNEXES:

A.
Merger Agreement dated                        , 2003 by and between Methode Electronics, Inc. and Methode Merger Corporation, including as Exhibit I, the Restated Certificate of Incorporation of Methode Electronics, Inc.

B.
Agreement dated as of July 18, 2003 by and among Methode Electronics, Inc., Marital Trust No. 1 and Marital Trust No. 2, each created under the William J. McGinley Trusts, the Jane R. McGinley Trust, Margaret J. McGinley, James W. McGinley and Robert R. McGinley

C.
Opinion of TM Capital Corp. dated July 23, 2003

D.
Opinion of TM Capital Corp. dated August 20, 2003

E.
General Corporation Law of Delaware: Section 262—Appraisal Rights

METHODE ELECTRONICS, INC.
7401 West Wilson Avenue
Chicago, Illinois 60706
(708) 867-6777

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        , 2003

To the Stockholders of
METHODE ELECTRONICS, INC.:

        Notice is hereby given that a special meeting of holders of the Class A and Class B common stock of Methode Electronics, Inc. ("Methode") will be held on             ,            , 2003 at            , Chicago time, at            ,            ,            , Illinois, for the following purposes:

  1.
  To consider and vote upon a proposal to adopt the Agreement and Plan of Merger dated                        , 2003 (the "Merger Agreement") by and between Methode and Methode Merger Corporation ("Merger Corp.") and approve the merger provided for therein, pursuant to which each share of Class B common stock, par value $.50 per share ("Class B common stock"), will be converted into the right to receive $23.55 in cash, without interest, and each share of Class A common stock, par value $.50 per share ("Class A common stock"), will be converted into one share of new Methode common stock (the "merger"); and

  2.
  To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

        Our board of directors has fixed the close of business on                        , 2003 as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting and at any adjournment or postponement thereof.

        A special committee of our board of directors composed of directors elected by the holders of our Class A common stock has recommended that our board of directors approve the Merger Agreement and the merger, and has determined that the Merger Agreement and the merger are fair to and in the best interests of our Class A common stockholders. Our board of directors has approved the Merger Agreement and the merger, and has determined that the Merger Agreement and the merger are in the best interests of Methode and are fair to, and the best interests of, our stockholders. The Special Committee recommends that our Class A common stockholders vote "FOR" adoption of the Merger Agreement and approval of the merger. Our board of directors recommends that our stockholders vote "FOR" adoption of the Merger Agreement and approval of the merger.

        It is important that your shares be represented and voted at the special meeting. Whether or not you plan to attend the special meeting, please complete, sign, date and mail the accompanying proxy card in the enclosed self-addressed, stamped envelope, or deliver your proxy by telephone or the Internet in accordance with the instructions provided. We respectfully request your cooperation.

By order of the Board of Directors
William T. Jensen Chairman

SUMMARY TERM SHEET

        The following summarizes the principal terms of the merger. This summary does not contain all information that may be important to you in determining whether or not to vote in favor of the merger proposal at the special meeting. We encourage you to read this proxy statement, including the annexes and the documents we have incorporated by reference into this proxy statement, in their entirety, before voting. We have included section references to direct you to a more complete description of the topics discussed in this summary.

  •
  The McGinley Agreement and the Merger Agreement. As of July 18, 2003, we entered into an agreement with the McGinley family members and related trusts, pursuant to which the McGinley family members and trusts sold 750,000 of their shares of Class B common stock to us for $22.75 per share and agreed, among other things, to vote their remaining 181,760 shares of Class B common stock, representing approximately 53.8% of the outstanding Class B common stock and approximately 4.7% of the total voting power of Methode, in favor of the merger proposal. Pursuant to the McGinley Agreement, Methode entered into the Merger Agreement. Please read "The Merger Proposal—The McGinley Agreement and the Merger Agreement" beginning on page    .

  •
  The Merger Proposal. At the special meeting, we will ask you to adopt the Merger Agreement and approve the merger, pursuant to which each share of Class B common stock will be converted into the right to receive $23.55 in cash, without interest, and each share of Class A common stock will be converted into one share of new Methode common stock. The affirmative vote of the holders of shares having a majority of the votes entitled to be cast by the holders of the outstanding shares of Class A and Class B common stock, voting together as a single class, is required to adopt the Merger Agreement and approve the merger. Holders of the shares of Class A common stock have approximately 91.3% of the voting power of Methode and holders of the shares of Class B common stock have approximately 8.7% of the voting power of Methode with respect to the merger proposal. The shares of Class B common stock owned by the McGinley family and related trusts, representing approximately 4.7% of the voting power of Methode, have agreed to vote for the merger proposal. Please read subsections "General" and "Quorum; Votes Required" under "The Special Meeting" beginning on page    .

  •
  Recommendation of the Special Committee to our Class A Common Stockholders. A special committee of our board of directors composed of directors elected by the holders of our Class A common stock has recommended that our board of directors approve the Merger Agreement and the merger, and has determined that the Merger Agreement and the merger are fair to and in the best interests of our Class A common stockholders. Please read subsections "Background of the Merger," "Recommendation of the Special Committee to our Class A Common Stockholders" and "Reasons for the Special Committee's Recommendation that our Board of Directors Approve the McGinley Agreement, the Merger Agreement and the Merger and Recommendation to our Class A Common Stockholders" under "The Merger Proposal" beginning on page    .

  •
  Recommendation of our Board of Directors to our Stockholders. Our board of directors has approved the Merger Agreement and the merger, and has determined that the Merger Agreement and the merger are in the best interests of Methode and are fair to and in the best interests of our stockholders. Our board of directors recommends that our stockholders vote "FOR" adoption of the Merger Agreement and approval of the merger. Please read subsections "Background of the Merger," "Recommendation of our Board of Directors to our Stockholders" and "Reasons for our Board of Directors' Approval of the McGinley Agreement, the Merger Agreement and the Merger and Recommendation to our Stockholders" under "The Merger Proposal" beginning on page    .

  •
  Superior Proposals. Pursuant to the McGinley Agreement, if Methode receives an alternative acquisition proposal that our board of directors determines to be superior and the Special

    Committee determines to be fair to and in the best interests of our stockholders, Methode is not required to call, or to hold, the special meeting, nor are the Trusts and the McGinley family members required to vote in favor of the merger, and Methode is permitted to enter into discussions or negotiations with any third party that makes an acquisition proposal. Please read "The Merger Proposal—The McGinley Agreement and the Merger Agreement" beginning on page    .

  •
  Irrevocable Proxy; Transfer Restrictions on McGinley Class B Common Stock. On all matters other than the merger and related matters, the Trusts and the McGinley family members have granted an irrevocable proxy to vote their remaining shares of Class B common stock in accordance with the vote of the Class A common stockholders (other than the use of the proxy to remove directors) and have agreed to restrictions on their ability to transfer their shares. The Trusts and the McGinley family members also agreed not to participate in any election contest or proxy solicitation. Please read "The Merger Proposal—The McGinley Agreement and the Merger Agreement" beginning on page     .

  •
  Termination and Other Rights Relating to the Repurchase of Shares Subject to the McGinley Agreement. Either Methode or the Trusts and the McGinley family members may terminate their agreement if the merger is not completed on or prior to December 18, 2004, provided that the party purporting to terminate was not the cause of the delay. Under certain circumstances, Methode can require the Trusts and the McGinley family members to sell to Methode or its designee, and the Trusts and the McGinley family members can require Methode or its designee to purchase, all of the Class B common stock held by the Trusts and the McGinley family members. Please read "The Merger Proposal—The McGinley Agreement and the Merger Agreement" beginning on page    .

  •
  Interests of Certain Persons. James W. McGinley, Robert R. McGinley and Roy M. Van Cleave, three of our directors elected by the holders of our Class B common stock, have interests in the Merger Agreement and the merger that are different from, or in addition to, the interests of Methode's Class A and unaffiliated Class B common stockholders. Please read "The Merger Proposal—Interests of Certain Persons" beginning on page    .

  •
  Change in Directors. Under the terms of the McGinley Agreement, James W. McGinley and Roy M. Van Cleave will cease to be members of our board of directors upon completion of the merger. Please read "The Merger Proposal—The McGinley Agreement and the Merger Agreement" beginning on page    .

  •
  Appraisal Rights. Holders of shares of Class A common stock are not entitled to appraisal rights in connection with the merger. Any holder of shares of Class B common stock (other than the Trusts and the McGinley family members) who perfects such holder's appraisal rights in accordance with and as contemplated by Section 262 of the Delaware General Corporation Law shall be entitled to receive, in lieu of the $23.55 per share for such holder's shares, the value of such shares in cash as determined pursuant to such statute; provided, however, that no such payment shall be made to any such holder unless and until such holder has complied with the applicable provisions of the Delaware General Corporation Law and surrendered to Methode the certificate or certificates representing the shares of Class B common stock for which payment is being made. A court may award such holder greater or less consideration than the $23.55 per share provided in the merger. Please read "The Merger Proposal—Appraisal Rights" beginning on page    .

QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:    When and where is the special meeting?

A:    The special meeting will be held on                        ,                         , 2003 at            Chicago time at                        ,                         ,            , Illinois.

Q:    What matters will be voted upon at the special meeting?

A:    At the special meeting, you will be asked to consider and vote upon a proposal to adopt the Merger Agreement and approve the merger provided for therein, pursuant to which each share of Class B common stock will be converted into the right to receive $23.55 in cash, without interest, and each share of Class A common stock will be converted into one share of new Methode common stock.

Q:    What does the Special Committee and our board of directors recommend?

A:    A special committee of our board of directors composed of directors elected by the holders of our Class A common stock (the "Special Committee") has recommended that our board of directors approve the Merger Agreement and the merger, and has determined that the Merger Agreement and the merger are fair to and in the best interests of our Class A common stockholders. Our board of directors has approved the Merger Agreement and the merger, and has determined that the Merger Agreement and the merger are in the best interests of Methode and are fair to and in the best interests of our stockholders. The Special Committee recommends that our Class A common stockholders vote "FOR" adoption of the Merger Agreement and approval of the merger. Our board of directors recommends that our stockholders vote "FOR" adoption of the Merger Agreement and approval of the merger.

Q.    Does Methode have an agreement with the McGinley family and related trusts?

A.    Yes. As of July 18, 2003, Methode entered into an agreement (the "McGinley Agreement") with Marital Trust No. 1 and Marital Trust No. 2, each created under the William J. McGinley Trust (the "Trusts"), the Jane R. McGinley Trust, Margaret J. McGinley, James W. McGinley and Robert R. McGinley (the "McGinley family members"), pursuant to which the Trusts and McGinley family members sold 750,000 of their shares of Class B common stock to us for $22.75 per share and agreed to vote their remaining 181,760 shares of Class B common stock, representing approximately 53.8% of the outstanding Class B common stock, and approximately 4.7% of the total voting power of Methode, in favor of the merger proposal, unless Methode receives an alternative acquisition proposal that our board of directors determines to be superior and the Special Committee determines to be fair to and in the best interests of all of our stockholders. Pursuant to the McGinley Agreement, Methode entered into the Merger Agreement.

Q:    What will be the effects of the merger?

A:    We currently have two classes of common stock, Class A common stock and Class B common stock. The holders of the Class A common stock have the right to elect 25% of our board of directors (rounded up to the nearest whole number) and cast one-tenth of one vote per share on all other matters and the holders of the Class B common stock have the right to elect the remaining members of our board of directors and cast one vote per share on all other matters. The merger, when consummated, will eliminate this dual class voting structure. Each share of Class B common stock will receive $23.55 per share in cash, without interest, and each share of Class A common stock will be converted into one share of new Methode common stock. The new common stock will have the right to elect the entire board of directors and will be entitled to one vote per share on all matters.

        The current Class A common stock, which is traded under the symbol "METHA," and the Class B common stock, which is traded under the symbol "METHB," will cease to be listed on the Nasdaq

National Market and will cease to exist. We expect that the new common stock will be listed and traded on the Nasdaq National Market under the trading symbol "METH."

        Under the terms of the McGinley Agreement, James W. McGinley and Roy M. Van Cleave will cease to be members of our board of directors upon completion of the merger.

Q.    How do I vote?

A.    The special meeting will take place on            , 2003. After carefully reading and considering the information contained in this document, please indicate on the enclosed proxy card how you want to vote or submit your proxy using the Internet or telephone procedures provided. Please submit your proxy as soon as possible, so that your shares may be represented at the special meeting.

Q.    If my shares are held in "street name" by my broker, will my broker vote my shares for me without my instructions?

A.    We recommend that you contact your broker. Your broker can give you directions on how to instruct your broker to vote your shares. Your broker may not be able to vote your shares unless your broker receives appropriate instructions from you.

Q:    What stockholder vote is required to approve the merger proposal?

A:    The affirmative vote of the holders of shares having a majority of the votes entitled to be cast by the holders of the outstanding shares of Class A and Class B common stock, voting together as a single class, is required to adopt the Merger Agreement and approve the merger. Holders of Class B common stock are entitled to one vote per share and holders of Class A common stock are entitled to one-tenth of one vote per share. Because there are 35,352,029 shares of Class A common stock and 337,705 shares of Class B common stock outstanding as of August 26, 2003, holders of the shares of Class A common stock have approximately 91.3% of the voting power of Methode and holders of the shares of Class B common stock have approximately 8.7% of the voting power of Methode, with respect to the merger proposal. The shares of Class B common stock owned by the McGinley family and related trusts, representing approximately 4.7% of the votes entitled to be cast by the holders of the Class A and Class B common stock, have agreed to vote for the merger proposal.

Q.    What should I do if I want to change my vote?

A.    If you decide to change your vote at any time before the special meeting, you may do so by sending a written notice to the Corporate Secretary stating that you would like to revoke your proxy; completing and submitting a new proxy card with a later date; submitting a later proxy by Internet or telephone; or attending the special meeting and voting in person. However, your attendance alone will not revoke your proxy.

Q:    What are the reasons for the merger?

A:    For some time, the McGinley family members have expressed an interest in selling their interest in Methode, held mainly through their shares of Class B common stock, and Methode has been interested in acquiring their shares of Class B common stock in a transaction that eliminated the dual class capital structure of Methode and provided for a single class of common stock in which shareholders' voting interests would reflect their economic investment in Methode. A prior agreement with the Trusts and the McGinley family members, pursuant to which Methode would make a tender offer to purchase all of the Class B common stock at a price of $20 per share and the Trusts and the McGinley family members would sell their shares of Class B common stock into that tender offer, was terminated by the Trusts and the McGinley family members after Dura Automotive Systems, Inc. ("Dura") made an unsolicited bid to acquire all of the outstanding shares of Class B common stock for $23 per share.

        The Special Committee, in reaching its decision to recommend that our board of directors approve the McGinley Agreement, the Merger Agreement and the merger, determining that the Merger

Agreement and the merger are fair to and in the best interests of our Class A common stockholders, and recommending that our Class A common stockholders adopt the Merger Agreement and approve the merger, considered several material factors, including the following: the opinion of TM Capital Corp. that the consideration to be paid pursuant to the transactions contemplated by the McGinley Agreement, including the execution and delivery of the Merger Agreement and the merger, are fair to the Class A common stockholders from a financial point of view; the size of the premium to be paid to our Class B common stockholders; the amount of the premium to be paid to our Class B common stockholders for the shift in control of our board and other beneficial effects to our Class A common stockholders; the reduction in the McGinley family's voting influence; the elimination of the dual class structure; the shift in availability of any future control premium; and its comparison of the McGinley Agreement and the merger proposal to the unsolicited tender offer by Dura.

        Our board of directors, in deciding to enter into the McGinley Agreement and in making its recommendation to our stockholders to vote in favor of the Merger Agreement and the merger, carefully considered several material factors, including, among others: the conclusions of the Special Committee, the terms of the McGinley Agreement, our board's belief that the Merger Agreement and the merger are fair to the holders of shares of our Class B common stock, the risks associated with the unsolicited tender offer by Dura to take control of Methode by buying only the shares of Class B common stock, and the benefits of eliminating our dual class structure. See "The Merger Proposal—Recommendation of the Special Committee to our Class A Common Stockholders" and "—Reasons for the Special Committee's Recommendation that our Board of Directors Approve the McGinley Agreement, the Merger Agreement and the Merger and Recommendation to Class A Common Stockholders" and "—Reasons for our Board of Directors' Approval of the McGinley Agreement, the Merger Agreement and the Merger and Recommendation to our Stockholders."

Q:    What will I receive in the merger?

A:    Each holder of Class B common stock will receive $23.55 in cash, without interest, for each share of Class B common stock held and each holder of Class A common stock will receive one share of new Methode common stock for each share of Class A common stock held.

Q:    How will my rights as a Class A common stockholder differ after the merger?

A:    If you are a Class A common stockholder, upon completion of the merger, you will hold shares of the new Methode common stock, which will be the only class of Methode common stock outstanding. As such, the holders of new Methode common stock will have the right to elect the entire board of directors and will be entitled to one vote per share on all matters. We are amending our certificate of incorporation in the merger to eliminate provisions relating to the shares of Class A and Class B common stock and as further described herein. See "Description of New Common Stock" and "Comparison of Stockholder Rights."

Q:    How will my rights as a Class B common stockholder differ after the merger?

A:    If you are a Class B common stockholder, upon completion of the merger, you will no longer have any interest in Methode other than the right to receive $23.55 in cash, without interest, for each share of Class B common stock that you hold or any appraisal rights as provided under Delaware law.

Q:    Do I have appraisal rights in connection with the merger?

A:    Any holder of shares of Class B common stock (other than the Trusts and the McGinley family members) who perfects such holder's appraisal rights in accordance with and as contemplated by Section 262 of the Delaware General Corporation Law shall be entitled to receive, in lieu of the $23.55 per share applicable to such holder's shares, the value of such shares in cash as determined pursuant to such statute; provided, however, that no such payment shall be made to such holder unless and until such holder has complied with the applicable provisions of the Delaware General Corporation Law and surrendered to Methode the certificate or certificates representing the shares of Class B common stock for which payment is being made. A court may award such holder greater or less consideration than the $23.55 per share provided in the merger.

        If you are a holder of Class B common stock, you should read "The Merger Proposal—Appraisal Rights."

        Holders of shares of Class A common stock are not entitled to appraisal rights in connection with the merger.

Q:    What are the U.S. federal income tax consequences of the merger?

A:    The holders of shares of our Class A common stock will not recognize any gain or loss for U.S. federal income tax purposes as a result of the merger. The tax basis in the shares of new common stock that Class A common stockholders will own immediately following the merger will equal the basis of the shares that Class A common stockholders owned immediately prior to the merger. The holding period in the shares of new common stock that Class A common stockholders own immediately following the merger will include the period for which the shares that Class A common stockholders owned immediately prior to the merger were held, provided that those shares were held as a capital asset.

        The receipt of cash for shares of Class B common stock in the merger will be a taxable event and will be treated either as a sale or exchange or a distribution.

        You should read "The Merger Proposal—Certain United States Federal Income Tax Consequences" for a more complete discussion of the federal income tax consequences of the merger. You should also consult your own tax advisor with respect to other tax consequences of the merger or any special circumstances that may affect the tax treatment for you in the merger.

Q:    Are there any regulatory requirements that must be complied with to effect the merger?

A:    To effect the merger, we will be required to file a certificate of merger with the Delaware Secretary of State. The issuance of new common stock in exchange for the shares of Class A common stock is exempt from registration under Section 3(a)(9) of the Securities Act of 1933. We have applied to list the new common stock on the Nasdaq National Market under the symbol "METH." We are awaiting approval and official notice of issuance.

Q:    When do you expect the merger will be completed?

A:    If the stockholders adopt the Merger Agreement and approve the merger at the special meeting, we currently expect the merger to be completed shortly after the date of the special meeting.

Q.    What will happen to my shares held in book-entry form through the transfer agent if the merger is completed?

A:    Shares of Class A common stock held in book-entry form through our transfer agent will automatically be converted into shares of new common stock in the merger without any action on the part of the Class A common stockholders. A new statement showing holdings will be mailed to Class A common stockholders after completion of the merger. Shares of Class B common stock held in book-entry form through our transfer agent will cease to exist after the merger.

Q.    What will happen to my stock certificates if the merger is completed?

A.    After completion of the merger, your certificates representing shares of Class A common stock will represent an equal number of shares of new common stock. It will not be necessary for you to exchange your existing certificates for new certificates. However, you may at any time after the merger exchange your existing certificates for new common stock certificates by contacting Mellon Investor Services LLC, our transfer agent, at 1-800-288-9541.

        For holders of our Class B common stock, promptly following completion of the merger, Mellon Investor Services LLC, our transfer agent, will mail to each record holder of shares of Class B common stock in certificated form, instructions and transmittal materials for effecting the surrender of stock certificates of Class B common stock in exchange for $23.55 in cash per share, without interest.

Q:    What will happen to Methode's stock-based awards?

A:    Outstanding options to purchase Class A common stock and other awards with respect to Class A common stock issued under our employee stock-based incentive and compensation plans will be converted into options and awards for the same number of shares of new common stock upon the same terms as in effect before the merger. The merger will not constitute a change in control for purposes of Methode's stock-based plans.

        There are no outstanding awards with respect to Class B common stock issued under our stock-based incentive and compensation plans.

Q.    What will happen to Methode's rights agreement?

A.    Our board of directors has approved an amendment to our Stockholder Rights Plan, set forth in the Rights Agreement dated            , 2003 among                        , to terminate the plan immediately prior to the completion of the merger. Upon completion of the merger, our board of directors intends to consider the adoption of a new rights plan with similar terms.

Q.    Whom do I call if I have questions about the meeting or the merger proposal?

A.    Please call our Investor Relations Department toll-free at 1-877-316-7700. You may also call Innisfree M&A Incorporated, which is acting as our information agent, toll-free at 1-888-750-5834.

        The summary information provided above in "question and answer" format is for your convenience only and is merely a brief description of material information contained in this proxy statement.

THE SPECIAL MEETING

General

        The enclosed proxy is solicited on behalf of Methode in connection with a special meeting of our stockholders to be held on                        ,                         , 2003 at                        , Chicago time, at                        ,                         ,                         ,                         , and at any adjournment or postponement of the special meeting.

        At the special meeting, we will ask our Class A and Class B common stockholders to consider and vote upon a proposal to adopt the Agreement and Plan of Merger dated                         , 2003 (the "Merger Agreement") by and between Methode and Methode Merger Corporation ("Merger Corp.") and approve the merger provided for therein, pursuant to which each share of Class B common stock, par value $.50 per share ("Class B common stock"), will be converted into the right to receive $23.55 in cash, without interest, and each share of Class A common stock, par value $.50 per share ("Class A common stock"), will be converted into one share of new Methode common stock (the "merger"). The proposal is referred to herein as the "merger proposal." A copy of the Merger Agreement is attached as Annex A, including as an exhibit thereto Methode's Restated Certificate of Incorporation as it will be amended in the merger. Please read these materials carefully.

        This proxy statement and the accompanying proxy card are first being mailed to holders of our Class A and Class B common stock on or about                        , 2003.

Record Date; Shares Outstanding

        Our board of directors has fixed the close of business on                        , 2003 as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting and at any adjournment or postponement thereof. As of the record date, there were                        shares of our Class A common stock outstanding and             shares of our Class B common stock outstanding. All shares of our Class A and Class B common stock are entitled to vote at the special meeting. Since most of our Class A common stock is held by nominees, such as brokers, Methode does not know how many shares of our Class B common stock are also owned by Class A common stockholders.

Quorum; Votes Required

        The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our Class A and Class B common stock is necessary to constitute a quorum at the special meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum at the special meeting. Generally, broker non-votes occur when shares held by a broker or nominee for a beneficial owner are not voted with respect to a particular proposal because the broker or nominee has not received voting instructions from the beneficial owner and the broker or nominee lacks discretionary power to vote such shares.

        At the special meeting, each share of Class A common stock will be entitled to one-tenth of one vote per share and each share of Class B common stock will be entitled to one vote per share. The affirmative vote of the holders of shares having a majority of the votes entitled to be cast by the holders of the outstanding shares of Class A and Class B common stock, voting together as a single class, is required to adopt the Merger Agreement and approve the merger. Holders of our Class A common stock have approximately 91.3% of the voting power and holders of our Class B common stock have approximately 8.7% of the voting power with respect to the merger proposal. Abstentions and broker non-votes will have the same legal effect as a vote "against" the adoption of the Merger Agreement and approval of the merger.

        The Trusts and the McGinley family members have agreed in the McGinley Agreement to vote their remaining 181,760 shares of Class B common stock (representing approximately 53.8% of the outstanding shares of Class B common stock and approximately 4.7% of the total voting power of Methode) in favor of the merger proposal, unless Methode receives an alternative acquisition proposal that our board of directors determines to be superior and the Special Committee determines to be fair to and in the best interests of all of our stockholders.

        Methode believes and would take the position that under Delaware law any stockholder who votes in favor of the merger will be barred from challenging the merger proposal at a later date.

Voting Procedures

        It is important that your shares be represented and voted at the special meeting. Whether or not you plan to attend the special meeting, please complete, sign, date and mail the accompanying proxy card in the enclosed self-addressed, stamped envelope, or deliver your proxy by telephone or the Internet in accordance with the instructions provided on the proxy card. The law of Delaware, under which we are incorporated, specifically permits electronically transmitted proxies, provided that each proxy contains or is submitted with information from which the inspector of election can determine that such proxy was authorized by the stockholder. In order to grant a proxy by Internet, go to www.proxyvote.com and enter your individual 12-digit control number on your proxy card in order to obtain your records and to create an electronic voting instruction form. In order to grant a proxy by telephone, call 1-xxx-xxx-xxxx and enter your individual 12-digit control number on your proxy card and then follow the instructions given over the telephone. You may vote by Internet or by telephone up until 11:59 p.m. Central Time the day before the special meeting date. Please do not submit a proxy card if you delivered your proxy by telephone or the Internet unless you intend to change your voting instructions.

        If you return a proxy without direction, the proxy will be voted "FOR" adoption of the Merger Agreement and approval of the merger.

Revoking Your Proxy

        If you decide to change your vote, you may revoke your proxy at any time before the special meeting. You may revoke your proxy by notifying our Corporate Secretary in writing that you wish to revoke your proxy at the following address: Methode Electronics, Inc., 7401 West Wilson Avenue, Chicago, Illinois 60706, attention Corporate Secretary. You may also revoke your proxy by submitting a later-dated and properly executed proxy (including by means of a telephone or Internet vote) or by voting in person at the special meeting. Attendance at the special meeting will not, by itself, revoke a proxy.

Proxy Statement Expenses

        We will bear the entire cost of the solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of our Class A and Class B common stock beneficially owned by others to be forwarded to such beneficial owners. We will reimburse such persons for their reasonable costs of forwarding solicitation materials to such beneficial owners.

        We have retained the services of Innisfree M&A Incorporated ("Innisfree") to act as information agent. Innisfree has agreed to perform the broker nominee search and to distribute proxy materials to banks, brokers, nominees and intermediaries. Innisfree will not solicit proxies from our stockholders for the special meeting and will not be making any independent recommendation to stockholders. Rather, Innisfree will be performing ministerial functions in assisting stockholders with submitting their votes with respect to the special meeting. We will pay Innisfree approximately $            , plus out-of-pocket expenses, for performing these information agent services. In addition, our directors, officers or other regular employees may solicit proxies by telephone, by e-mail, by fax or in person. No additional compensation will be paid to directors, officers and other regular employees for such services.

THE MERGER PROPOSAL

General

        At the special meeting, we will ask our Class A and Class B common stockholders to consider and vote upon a proposal to adopt the Merger Agreement and approve the merger provided for therein, pursuant to which each share of Class B common stock will be converted into the right to receive $23.55 in cash, without interest, and each share of Class A common stock will be converted into one share of new Methode common stock. A copy of the Merger Agreement is attached as Annex A, including as an exhibit thereto Methode's Restated Certificate of Incorporation as it will be amended in the merger. Please read these materials carefully.

        A special committee of our board of directors composed of directors elected by the holders of our Class A common stock has recommended that our board of directors approve the Merger Agreement and the merger, and has determined that the Merger Agreement and the merger are fair to and in the best interests of our Class A common stockholders. Our board of directors has approved the Merger Agreement and the merger, and has determined that the Merger Agreement and the merger are in the best interests of Methode and are fair to and in the best interests of our stockholders.

        The Special Committee recommends that our Class A common stockholders vote "FOR" adoption of the Merger Agreement and approval of the merger.

        Our board of directors recommends that our stockholders vote "FOR" adoption of the Merger Agreement and approval of the merger.

        Under the McGinley Agreement, the Trusts and the McGinley family members are obligated to vote all of their remaining shares of Class B common stock in favor of the merger proposal unless Methode receives an alternative acquisition proposal that our board of directors considers superior and the Special Committee considers fair to and in the best interests of all of our stockholders. The Trusts and the McGinley family members currently hold 181,760 shares of Class B common stock, representing approximately 53.8% of the outstanding shares of Class B common stock and approximately 4.7% of the total voting power of Methode.

The McGinley Agreement and the Merger Agreement

        The following discussions of the McGinley Agreement and the Merger Agreement are qualified in their entirety by reference to the provisions of these agreements, which are attached to this proxy statement as Annex B and Annex A, respectively, and are incorporated herein by reference. We urge you to read these agreements in their entirety.

The McGinley Agreement

        As of July 18, 2003, Methode entered into an agreement with Marital Trust No. 1 and Marital Trust No. 2, each created under the William J. McGinley Trusts (the "Trusts"), the Jane R. McGinley Trust, Margaret J. McGinley, James W. McGinley and Robert R. McGinley (the "McGinley Agreement"). Under the terms of the McGinley Agreement:

  •
  The Purchase and the Merger. The Trusts and the McGinley family members sold 750,000 of their shares of Class B common stock to Methode for $22.75 per share and agreed to vote their remaining shares of Class B common stock in favor of a merger in which all then outstanding shares of Class B common stock (including those held by the Trusts and the McGinley family members not previously sold to Methode) will receive $23.55 per share in cash and each share of Class A common stock will be converted into one share of new Methode common stock. The 750,000 shares of Class B common stock that were repurchased by Methode were retired and returned to the status of authorized but unissued shares of Class B common stock.

  •
  Conditions to the Merger. Methode is obligated to use its reasonable best efforts to call a stockholders meeting to obtain stockholder approval of the merger. Methode's obligation to effect the merger is conditioned on receiving the affirmative vote of the holders of shares having a majority of the votes entitled to be cast by the holders of the outstanding shares of Class A and Class B common stock, voting together as a single class. The Trusts and the McGinley family members have agreed to vote all of their remaining shares of Class B common stock (representing approximately 4.7% of the total voting power of Methode) in favor of the merger. Methode's obligation to complete the merger is also contingent on the absence of any law or injunction preventing the merger.

  •
  Irrevocable Proxy; Transfer Restrictions on McGinley Class B Common Stock. On all matters other than the merger and related matters, the Trusts and the McGinley family members have granted an irrevocable proxy to vote their remaining shares of Class B common stock in accordance with the vote of the Class A common stockholders (other than the use of the proxy to remove directors) and have agreed, among other things, not to transfer their shares without Methode's prior written consent and the approval of the directors elected by the holders of our Class A common stock except under limited circumstances. The Trusts and the McGinley family members also agreed not to participate in any election contest or proxy solicitation.

  •
  Superior Proposals. If Methode receives an alternative acquisition proposal that our board of directors determines to be superior and the Special Committee determines to be fair to and in the best interests of Methode's stockholders, Methode is not required to call, or to hold, the special meeting, nor are the Trusts and the McGinley family members required to vote in favor of the merger, and Methode is permitted to enter into discussions or negotiations with any third party that makes an acquisition proposal.

  •
  Alternative Transaction Structure. The Trusts and the McGinley family members also agreed to cooperate with Methode and support an alternative transaction structure providing at least the same consideration to the holders of the Class B common stock as the merger if Methode determines that such action is in Methode's or its stockholders' best interests.

  •
  Indemnification. Methode has agreed to indemnify the Trusts and each member of the McGinley family and their representatives from and against attorneys' fees and expenses arising out of any third party claim (whether commenced or threatened) alleging any wrongful action or inaction by any such person in connection with the authorization, execution, delivery and performance of the agreement by the Trusts and the McGinley family members, except to the extent that such person is determined by a final unappealable determination of a court to have engaged in intentional misconduct or to have acted in bad faith in connection with any such claim.

  •
  Change in Directors. James W. McGinley and Roy M. Van Cleave will cease to be members of our board of directors upon completion of the merger.

  •
  Appraisal Rights. Any holder of shares of Class B common stock (other than the Trusts and the McGinley family members) who perfects such holder's appraisal rights in accordance with and as contemplated by Section 262 of the Delaware General Corporation Law shall be entitled to receive, in lieu of the $23.55 per share applicable to such holder's shares, the value of such shares in cash as determined pursuant to such statute; provided, however, that no such payment shall be made to such holder unless and until such holder has complied with the applicable provisions of the Delaware General Corporation Law and surrendered to Methode the certificate or certificates representing the shares of Class B common stock for which payment is being made. The Trusts and the McGinley family members have waived any appraisal right they may have in connection with their agreement with Methode and the merger, but not with respect to any superior proposal that may be pursued by Methode in accordance with the agreement. A court may award such holder greater or less consideration than the $23.55 per share provided in the merger. Please see "The Merger Proposal—Appraisal Rights" for more information on appraisal rights. Holders of shares of our Class A common stock are not entitled to appraisal rights in connection with the Merger Agreement and the merger.

  •
  Termination. Either Methode or the Trusts and the McGinley family members may terminate their agreement if the merger is not completed on or prior to December 18, 2004, provided that the party purporting to terminate was not the cause of the failure of the merger to be completed by such time. The McGinley Agreement may also be terminated by the mutual agreement of the parties.

  •
  Other Rights Relating to the Repurchase of Shares Subject to the McGinley Agreement. Methode can require the Trusts and the McGinley family members to sell all of their Class B common stock for $23.55 per share during the period from the tenth to the sixth day prior to December 18, 2004. The Trusts and the McGinley family members can require Methode (or its designee) to purchase all of the Trusts' and McGinley family members' Class B common stock for $23.55 per share under the following circumstances: (a) during the period from the fifth day prior to December 18, 2004 until December 18, 2004, (b) if Methode agrees to any merger (other than the merger provided for in the McGinley Agreement) or other business combination, in each case in which the holders of Class B common stock would receive less than $23.55 per share, or sale of shares which would result in a transfer of a controlling interest in Methode, or (c) if, after Methode buys the Trusts' and the McGinley family members' Class B common stock, there would be less than 100,000 shares of Class B common stock issued and outstanding.

The Merger Agreement

        Pursuant to the McGinley Agreement, Methode entered into the Merger Agreement. Under the terms of the Merger Agreement, Methode Merger Corporation, a Delaware corporation wholly owned by Methode ("Merger Corp.") will merge with and into Methode, with Methode as the surviving corporation in the merger (the "Surviving Company"), and the separate existence of Merger Corp. will cease. By virtue of the merger and without any further action on the part of any holder of any capital stock of Methode: (i) each share of issued and outstanding Class B common stock shall be converted into the right to receive $23.55 per share in cash, without interest; (ii) each share of issued and outstanding Class A common stock shall be converted into one share of new Methode common stock; and (iii) each issued and outstanding share of capital stock of Merger Corp. shall be cancelled.

Background of the Merger

        Since 1982, our certificate of incorporation has provided for two classes of common stock, Class A common stock with one-tenth of one vote per share and Class B common stock with one vote per share. Under our certificate of incorporation, shares of our Class A common stock voting as a separate class have the right to elect 25% of our board of directors (rounded up to the nearest whole number) and shares of our Class B common stock voting as a separate class have the right to elect the remaining directors, representing up to 75% of our board of directors, so long as there are at least 100,000 shares of Class B common stock outstanding.

        In 1982, William J. McGinley and his family controlled a majority of each of the classes of common stock. Since 1982, the McGinley family members sold most of their Class A common stock, including shares received as dividends on the Class A and Class B common stock, but have continued to control a majority of the Class B common stock. In January 2001, William J. McGinley died, at which time a majority of the Class B common stock passed to his estate (the "Estate") and was subsequently distributed to the Trusts in January 2002. In addition to the shares owned by the Trusts, members of William McGinley's family, including his two sons, James and Robert, and his daughter, Margaret, individually own, directly or indirectly, shares of Class B common stock. The Trusts and the

McGinley family members have the ability to elect up to 75% of the members of our board of directors. Prior to the repurchase of 750,000 of their shares by Methode on July 21, 2003, the Trusts and the McGinley family members had the ability to control approximately 21% of the voting power of the Class A common stock and Class B common stock on matters where both classes vote together even though the shares of Class B common stock held by the Trusts and the McGinley family members represented only approximately 2.6% of the total number of shares of our common stock outstanding. Currently, both James McGinley and Robert McGinley serve as members of our board and were elected by the holders of our Class B common stock.

        In December 2001, the McGinley family approached our board of directors regarding a possible sale of the Estate's shares of Class B common stock. In February 2002, our board of directors adopted resolutions creating the Special Committee, consisting solely of directors elected by the holders of our Class A common stock, to determine whether: (i) it was in the best interests of Methode and our stockholders (other than the Trusts) to repurchase some or all of the Class B common stock owned by the Trusts, and if so, to negotiate with the Trusts the terms of such a repurchase and enter into an agreement on behalf of Methode; (ii) in connection with any transaction with the Trusts, an offer should be made to the other holders of Class B common stock, and if so, to approve on behalf of Methode the terms and conditions of such an offer; and (iii) it was in the best interests of Methode, as an alternative to a repurchase of the Class B common stock held by the Trusts, to agree with the Trusts to enter into another transaction that would result in the elimination of our dual class structure, and if so, to take all actions on behalf of Methode to enter into such transaction that the Special Committee determined to be in the best interests of Methode and our stockholders (other than the Trusts), provided, however, that if the Special Committee determined that such other transaction required the approval of our full board of directors, it would make a recommendation to our board concerning the advisability of such transaction. Pursuant to these resolutions, Warren L. Batts, George W. Wright and William C. Croft, the directors elected by the holder of our Class A common stock at the time, were appointed as the members of the Special Committee. Mr. Croft had resigned as a special fiduciary of the Trusts shortly before his appointment to the Special Committee. Mr. Batts was appointed as the Chairman of the Special Committee. In addition, pursuant to the authorization of our board to retain such experts and advisors as the Special Committee determined necessary to carry out its responsibilities, the Special Committee retained the law firm of Morris, Nichols, Arsht & Tunnell ("Morris, Nichols") as its legal counsel and TM Capital Corp. ("TM Capital") as its financial advisor.

        Over the next six months, the Special Committee, with the assistance of its legal and financial advisors, negotiated with the Trusts and the McGinley family members. On August 19, 2002, the parties entered into an agreement under which Methode would commence a tender offer to the holders of all of the Class B common stock at $20 per share, subject to certain conditions, including, among others, that sufficient shares are tendered such that less than 100,000 shares would remain outstanding after consummation of the tender offer (with the result that the holders of our Class B common stock would no longer be entitled to elect up to 75% of our board) and the transactions contemplated by the agreement be consummated on or prior to March 31, 2003.

        On September 13, 2002, a holder of 100 shares of our Class A common stock filed an action purporting to be a derivative and class action on behalf of all holders of our Class A common stock in the Court of Chancery of the State of Delaware against Methode and certain of its directors seeking injunctive and other equitable relief with respect to, among other things, Methode's proposed repurchase of its Class B common stock. Among other things, the plaintiff in the action claimed that the director defendants' approval of the repurchase of the McGinley family stock at a purportedly inflated premium price through the proposed tender offer constituted a violation of their fiduciary duties of care and loyalty to Methode and its Class A common stockholders. Plaintiff also claimed that the director defendants had preferred the interests of Methode's controlling stockholders and incumbent board and management over the interests of Methode and its Class A common stockholders and that the McGinley family members had used their dominance of our board of directors to divert the opportunity to receive a control premium from Methode and the Class A common stockholders to themselves.

        On December 26, 2002, the parties executed an amendment to the agreement that required Methode to call a special meeting of Class A common stockholders as soon as reasonably practicable for the purpose of obtaining their approval of the planned Methode tender offer by the affirmative vote of the holders of shares having a majority of the shares of Class A common stock present or represented by proxy at the special meeting (excluding shares of Class A common stock held by the Trusts and the McGinley family members). The Special Committee decided to require this vote in response to the claims made in the shareholder class action litigation. The amendment to the agreement also extended the date by which the transactions contemplated by the agreement were required to be consummated from March 31, 2003 to May 31, 2003.

        On March 11, 2003, our board of directors unanimously approved the planned Methode tender offer and confirmed that it believed that the offer was fair to the unaffiliated holders of our Class B common stock (i.e., holders of Class B common stock other than the Trusts, the McGinley family members and members of our board of directors holding shares of Class B common stock as to which our board made no fairness determination). At this meeting, our board of directors also approved the material terms of the settlement relating to the litigation filed on September 13, 2002. Please read "The Merger Proposal—Litigation Relating to the Merger" for more details regarding the litigation and the settlement.

        On March 17, 2003, Methode entered into a memorandum of understanding with respect to a settlement of the class action suit filed on September 13, 2002, pursuant to which Methode agreed to pay a dividend of $0.04 per share of Class A common stock.

        On May 16, 2003, according to Dura Automotive Systems, Inc. ("Dura"), Dura's Chief Executive Officer and Chief Financial Officer met with a third party to gather information regarding Methode and instructed such third party to attempt to arrange a meeting with the Trusts. According to Dura, a meeting was tentatively scheduled for June 11, 2003, but was subsequently cancelled. James W. McGinley, a director of Methode, has advised Methode that this is incorrect as, when he was contacted by a third party, he declined any such attempted meeting, citing the agreement with Methode dated August 19, 2002, and amended December 26, 2002.

        On June 12, 2003, Methode mailed to its stockholders the definitive proxy statement in connection with the special meeting for eligible Class A common stockholders to vote on the making of the planned tender offer by Methode pursuant to the agreement dated August 19, 2002, and amended December 26, 2002, with the Trusts and the McGinley family members.

        On July 2, 2003, Dura's Chief Executive Officer contacted Donald W. Duda, Methode's President, and informed him of Dura's intention to launch a tender offer for the Class B common stock. Methode engaged Wachtell, Lipton, Rosen & Katz as counsel.

        On July 3, 2003, Dura issued a press release announcing that Dura planned to commence a tender offer for all of the outstanding shares of our Class B common stock at a price of $23.00 per share in cash. Dura announced that the tender offer would be subject to customary conditions, including a majority of our shares of Class B common stock on a fully diluted basis being tendered and our holders of the Class B common stock continuing to have the right to elect directors representing up to approximately 75 percent of our board of directors.

        Shortly thereafter, Methode issued a brief press release announcing that our board of directors would meet to evaluate and respond to Dura's tender offer for our outstanding Class B common stock and urging our Class B common stockholders to defer making a determination whether to accept or reject any possible offer by Dura until our board met and issued its recommendation. In addition,

Warren Batts, Chairman of Methode's Special Committee and a director elected by our holders of Class A common stock said, "I do not believe that the planned tender offer by Dura is in the best interests of Methode's Class A stockholders."

        On July 8, 2003, a wholly-owned subsidiary of Dura commenced the offer. In connection therewith, Dura delivered a letter to our board of directors requesting that they take all actions necessary to facilitate Dura's offer, including taking any action necessary to render Section 203 of the Delaware General Corporation Law inapplicable.

        On July 9, 2003, Morris, Nichols, counsel to the Special Committee, received a telephone call from Roy M. Van Cleave on behalf of the McGinley family in which Mr. Van Cleave said that the McGinley family would be interested in engaging in discussions with the Special Committee on further amendments to the agreement entered into on August 19, 2002, and amended December 26, 2002, in light of the Dura offer.

        On July 10, 2003, our board of directors, acting by unanimous written consent, adopted a by-law amendment empowering our board of directors to adjourn any meeting of stockholders. Our board of directors further resolved, in light of the Dura offer, to adjourn, until July 24, 2003, the special meeting of stockholders that had been scheduled for July 10, 2003 to vote on Methode's planned tender offer for the Class B common stock pursuant to the agreement dated August 19, 2002, and amended December 26, 2002. In accordance with the resolutions, our board of directors adjourned the special meeting of stockholders without transacting any business.

        Also on July 10, 2003, the Special Committee met to consider the Dura offer and the status of Methode's agreement dated August 19, 2002, and amended December 26, 2002, with the Trusts and the McGinley family members. The Special Committee resolved to contact the McGinley family. Later on July 10, 2003, Mr. Batts contacted James McGinley and agreed to meet that day to discuss the Dura offer and the pending Methode transactions. James McGinley, Roy Van Cleave, Warren Batts and attorneys from Wachtell, Lipton, Rosen and Katz, special counsel to Methode, met to discuss the Dura offer and possible amendments to the agreement.

        Discussions between the Special Committee and the McGinley family continued for the next several days. On Sunday, July 13, 2003, the Special Committee sent the McGinley family a draft agreement embodying the preliminary understanding subject to the resolution of the outstanding issues.

        On Monday, July 14, 2003, the Trusts informed Methode that they were terminating the agreement dated August 19, 2002, and amended December 26, 2002, with respect to tendering their shares into the planned tender offer by Methode.

        Also on Monday, July 14, 2003, our board of directors met to discuss the impact of the Dura offer on Methode. At that meeting, Donald W. Duda informed our board of directors that some of Methode's most important customers had called to express their reservations concerning the Dura offer. Mr. Duda also informed our board of directors that many stockholders had called to express their concern regarding the Dura offer. Mr. Duda also presented an overview of Methode's and Dura's respective positions in the automotive supply-chain and informed our board of directors that in management's view there was no strategic benefit, and was a significant risk of harm, to Methode from a Methode combination with Dura. In addition, special counsel to Methode reviewed the terms of the Dura offer and the request by Dura that Methode waive the requirements of Section 203 of Delaware General Corporation Law. Our board of directors resolved to hire an investment banker to assist them in reviewing the Dura offer.

        On Tuesday, July 15, 2003, Methode engaged Lazard as a financial advisor pursuant to our board of directors' mandate in order to provide our board with advice in connection with Dura's offer.

        On Thursday, July 17, 2003, James McGinley and Robert McGinley met with senior executives of Dura to discuss the Dura offer.

        According to James McGinley, Dura attempted to contact James McGinley via telephone on July 18, 2003, July 19, 2003 and July 20, 2003.

        On the morning of Friday, July 18, 2003, advisors for the McGinley family, Methode and the Special Committee finalized the terms of an agreement pursuant to which the McGinley family and the Trusts would sell 750,000 of their shares of Class B common stock to Methode for $22.75 per share, agree to certain restrictions with respect to the remainder of their shares of Class B common stock, including restrictions on transfers, voting and solicitation, and further agree to vote their remaining shares of Class B common stock in favor of a merger in which all holders of shares of Class B common stock would be cashed out at $23.55 per share and the shares of Class A common stock would be converted into shares of a single class of common stock. Under this agreement, the holders of the Class B common stock would receive, in the aggregate, $23 per share for their shares, the public Class B common stockholders would receive $23.55 per share, and the McGinley family and Trusts would receive approximately $22.90 per share of Class B common stock in aggregate.

        On the afternoon on Friday, July 18, 2003, the Special Committee met with its counsel, Morris, Nichols, and its financial advisor, TM Capital, and resolved to recommend that our board of directors not approve the Dura offer for purposes of Section 203 of Delaware General Corporation Law. TM Capital provided an oral opinion to the Special Committee that the consideration to be paid pursuant to the proposed agreement with the Trusts and the McGinley family members was fair to the holders of the Class A common stock from a financial point of view. The Special Committee adopted a resolution recommending that our board approve the proposed agreement with the Trusts and the McGinley family members.

        The board meeting was convened that afternoon, attended by all members of our board of directors other than Roy Van Cleave. Also in attendance were representatives of Lazard; Lord, Bissell & Brook, counsel to Methode; Wachtell, Lipton, Rosen & Katz, special counsel to Methode; Morris, Nichols, counsel to the Special Committee; and Potter Andersen & Corroon, counsel to the directors elected by the holders of the Class B common stock. At the board meeting, our board discussed the impact of the Dura offer with its financial and legal advisors. Lazard provided oral advice to our board but did not provide an opinion regarding the proposed agreement. James McGinley informed our board of the meeting that he and Robert McGinley had with Dura on July 17, 2003. The members of our board unanimously resolved that they would not approve the Dura offer for purposes of Section 203 of Delaware General Corporation Law. James McGinley informed our board of directors that certain fiduciaries for the Trusts wished to review the final agreement before proceeding to execute it. Accordingly, in light of the pending agreement, our board of directors did not reach any conclusion on a recommendation to the Class B common stockholders regarding the Dura offer and adjourned the meeting until Sunday, July 20, 2003.

        Our board reconvened on Sunday evening, July 20, 2003, with all directors present, and approved the agreement with the Trusts on the terms described above (the "McGinley Agreement").

        On July 21, 2003, Methode paid the Trusts $17,062,500 in cash for 750,000 shares of Class B common stock, which were retired and returned to the status of authorized but unissued shares.

        On July 23, 2003, Methode cancelled its special meeting of stockholders to vote on Methode's planned tender offer, which had been scheduled to reconvene on July 24, 2003.

        On July 29, 2003, at James McGinley's request, Dura's Chief Executive Officer and Chief Financial Officer met, at Dura's headquarters in Michigan, with James McGinley (who is Chief Executive Officer of Stratos Lightwave, Inc. ("Stratos")), Manish C. Shah (one of the special fiduciaries of the Trusts and an employee of Stratos) and two other persons to discuss the possibility of establishing a strategic relationship between Stratos and Dura. However, Dura reported that during the course of the meeting, the parties discussed the Dura offer and the circumstances surrounding the execution of the McGinley Agreement. James McGinley has advised Methode that, despite efforts by the Stratos executives to limit the discussions to Stratos-Dura strategic business opportunities, the Dura executives expressed disappointment with the McGinley Agreement.

        Also on July 29, 2003, the parties to the shareholder litigation filed on September 13, 2002 entered into a settlement agreement whereby Methode agreed to declare and pay a dividend of $0.04 per share of Class A common stock within 60 days following the merger.

        On July 31, 2003, Dura sent another letter to our board describing certain amendments it intended to make to its tender offer, namely increasing its proposed tender offer price to $50.00 per share of Class B common stock, waiving the condition to its offer regarding the inapplicability of Section 203 of the Delaware General Corporation Law, funding a dividend of $0.35 per share of Class A common stock and supporting an additional dividend of $0.26 per share of Class A common stock to be paid with Methode's funds, and agreeing to enter into a three-year corporate governance agreement with Methode.

        On August 7, 2003, the Special Committee met with its financial and legal advisors and discussed Dura's revised offer.

        On August 13, 2003, the Special Committee met with its financial and legal advisors, considered Dura's revised offer and determined that Dura's revised offer was not fair to or in the best interests of our stockholders.

        Later on August 13, 2003, our full board of directors met with its financial and legal advisors and considered Dura's revised offer. James McGinley and Robert McGinley reiterated to our board that the Trusts and the McGinley family members intended to fully comply with their agreement with Methode. Donald Duda provided an updated report on the impact of Dura's revised offer on Methode's customers, shareholders and employees. Our board (with James McGinley, Robert McGinley and Roy Van Cleave abstaining on the advice of counsel that there was a potential conflict of interest) determined that Dura's revised offer was not a "Superior Proposal" as defined in the McGinley Agreement. Our board further resolved (with the same abstentions) to recommend that the holders of shares of the Class B common stock not tender their shares of Class B common stock into Dura's revised offer.

        On Thursday, August 28, 2003, an advisor to Dura contacted a representative of Lazard to suggest that because only a portion of Methode's technology and business were of prime interest to Dura, Dura would be willing to craft an alliance around selected business lines that they believed constituted approximately 10% of Methode's revenue base. The Dura advisor proposed a meeting between the companies to discuss such a joint venture with all rights reserved.

        On Saturday, August 30, 2003, the Dura representative sent to Lazard a confirmatory facsimile including a description of a potential Dura-Methode alliance.

        On Tuesday September 2, 2003, prior to Dura's announcement that it was extending its tender offer until September 16, the Lazard representative informed the Dura advisor that Methode would not be willing to engage in discussions regarding a potential joint venture while Dura's tender offer for the shares of Class B common stock was pending.

Recommendation of the Special Committee to our Class A Common Stockholders

        On July 18, 2003, the Special Committee recommended that our board of directors approve the McGinley Agreement and determined that the McGinley Agreement is fair to and in the best interests of our Class A common stockholders (other than the Trusts and the McGinley family members, as to which the Special Committee made no fairness determination). On                        , 2003, the Special

Committee recommended that our board of directors approve the Merger Agreement and the merger, and determined that the Merger Agreement and the merger are fair to and in the best interests of our Class A common stockholders (other than the Trusts and the McGinley family members, as to which the Special Committee made no fairness determination). The Special Committee did not make separate determinations regarding whether the Merger Agreement and the merger are fair to and in the best interests of either Class A common stockholders who are affiliated with Methode or Class A common stockholders who are not affiliated with Methode. The Special Committee recommends that Class A common stockholders vote "FOR" adoption of the Merger Agreement and approval of the merger.

Recommendation of our Board of Directors to our Stockholders

        On                        , 2003, our board of directors approved the McGinley Agreement and determined that the McGinley Agreement is fair to our stockholders. On                         , 2003, our board of directors:

  •
  determined that the Merger Agreement and the merger are in the best interests of Methode and are fair to and in the best interests of our stockholders (other than the Trusts and the McGinley family members, as to which our board of directors made no fairness determination);

  •
  approved and declared the advisability of the Merger Agreement and the merger; and

  •
  directed that the Merger Agreement and the merger be submitted to a vote at a meeting of our stockholders and recommended that our stockholders vote for adoption of the Merger Agreement and approval of the merger.

        Our board of directors recommends that our stockholders vote "FOR" adoption of the Merger Agreement and approval of the merger.

Reasons for the Special Committee's Recommendation that our Board of Directors Approve the McGinley Agreement, the Merger Agreement and the Merger and Recommendation to our Class A Common Stockholders

        In reaching its decision to recommend that our board of directors approve the McGinley Agreement, the Merger Agreement and the merger and recommend that the holders of the Class A common stock adopt the Merger Agreement and approve the merger, the Special Committee consulted with its independent legal advisors, Morris, Nichols, and its independent financial advisors, TM Capital, and considered the following material factors:

  -
  TM Capital Opinion. TM Capital's written fairness opinion, based upon and subject to the factors and assumptions set forth therein, that the consideration to be paid pursuant to the transactions contemplated by the McGinley Agreement, including the execution and delivery of the Merger Agreement and the merger, are fair to the Class A common stockholders from a financial point of view.

  -
  The Special Committee's Belief that the McGinley Agreement, the Merger Agreement and the Merger are Fair to and in the Best Interests of our Class A Common Stockholders. The Special Committee believes that the McGinley Agreement, the Merger Agreement and the merger will eliminate the McGinley family's control block of our Class B common stock at a cost that is fair to our Class A common stockholders and that such transactions are in the best interests of our Class A common stockholders because of:

  -
  The Size of the Premium to be Paid to our Class B Common Stockholders. The merger will complete the transactions contemplated by the McGinley Agreement pursuant to which the holders of the Class B common stock will receive an average of $23 per share of Class B common stock, which represents a premium of approximately 162% over the average closing price for the Class B common stock for the 30-day period preceding the announcement on August 20, 2002 of the original agreement between Methode and the Trusts to acquire the Class B common stock, a premium of approximately 17% over the average closing price for the Class B common stock for the 30-day period preceding the announcement on July 3, 2003 of Dura's tender offer to acquire the Class B shares at $23 per share, and a premium of approximately 113% over the average closing price for the shares of Class A common stock for the 30-day period preceding the announcement on July 3, 2003 of Dura's tender offer;

    -
    The Fairness of the Premium to be Paid to our Class B Common Stockholders for the Shift in Control of our Board to our Class A Common Stockholders and Other Beneficial Effects on the Interests of our Class A Common Stockholders. The Special Committee believes that eliminating the control of our board by the Class B common stock, which will shift such control to the Class A common stockholders and have the other beneficial effects on the equity interests of the Class A common stockholders listed below, for an aggregate premium in the range described above, which, in all events, represents less than 7% of the total current market capitalization of the Class A common stock, is a fair transaction for the Class A common stockholders;

  -
  Reduction in McGinley Family's Voting Influence. In addition to eliminating the McGinley family's control of our board, the McGinley Agreement and the merger will, together, reduce the voting power of the Trusts and the McGinley family members from approximately 21% to less than 1% on all other matters. As a result of their reduced voting power, the Trusts and the McGinley family members will no longer have significant influence over the outcome of matters submitted to a vote of our stockholders;

  -
  Elimination of Dual Class Structure. After the merger, Methode will have a simplified capital structure with only one class of common stock; as a result, all stockholders will have voting interests commensurate with their economic investment in Methode;

  -
  Shift in Availability of Future Control Premium. After the merger, in the event of a change in control of Methode, the holders of our common stock will receive the full control premium and will share in such control premium in accordance with their economic investment in Methode;

  -
  Comparisons to the Unsolicited Tender Offer by Dura. At the time the Special Committee recommended that our board of directors approve the McGinley Agreement, which obligated Methode to enter into the Merger Agreement, the Special Committee was aware of the original Dura offer to acquire the shares of Class B common stock at a price of $23 per share, and the other provisions of the original Dura offer. The Special Committee's reasons for its belief that the McGinley Agreement and the merger provided for transactions that are, for the Class A common stockholders, superior to Dura's original offer are described in Methode's Solicitation/Recommendation Statement on Schedule 14D-9 filed on July 21, 2003 and Amendment No. 2 to the Schedule 14D-9 filed on August 14, 2003 (the "Schedule 14D-9") and include the following material factors:

  -
  The Original Dura Offer was Not in the Interests of our Class A Common Stockholders. The Special Committee's belief that the original Dura offer was not in the interests of our Class A common stockholders because it: (A) would have resulted in a change in control of Methode without providing the Class A common stockholders any consideration for, or any voice in, the change of control; (B) would have transferred control of Methode to an industry player with its own agenda and an approximately 3% equity investment in Methode; and (C) would have provided inadequate protections against the likelihood that the Class A common stockholders would not be able to realize the maximum control premium for their interests in Methode;

    -
    The Impact of the Dura Offer on Methode's Business. The Special Committee's belief that Dura's offer would not have resulted in a successful strategic alliance between the two companies or have been beneficial to Methode's business; and

    -
    Stockholder Complaints About the Dura Offer. Disapproval of the Dura offer by Class A common stockholders who contacted Methode following the announcement of the Dura tender offer.

  -
  At the time the Special Committee recommended that our board of directors approve the Merger Agreement, the Committee was aware of Dura's revised offer to acquire the reduced number of shares of the Class B common stock that were then outstanding at a price of $50 per share and the other provisions of Dura's revised offer. The Special Committee was also, of course, aware of the terms of the McGinley Agreement. The Special Committee's reasons for its belief that the McGinley Agreement and the merger provide for transactions that are, for the Class A common stockholders, superior to Dura's revised offer are described in the Schedule 14D-9, and include the following material factors:

  -
  The Revised Dura Offer is Not in the Interests of our Class A Common Stockholders. The Special Committee's belief that Dura's revised offer is not in the interests of our Class A common stockholders because it: (A) would result in a change in control of Methode without providing the Class A common stockholders any consideration for (other than a limited one-time dividend), or any voice in, the change of control; (B) would transfer control of Methode to an industry player with its own agenda and less than a 1% equity investment in Methode; and (C) would provide inadequate protections against the likelihood that the Class A common stockholders will not be able to realize the maximum control premium for their interests in Methode;

  -
  The Control Premium Offered by Dura is Insufficient. The Special Committee's belief, based on the oral advice of TM Capital, that the aggregate amount that Dura is offering to pay for control of Methode (approximately $17.4 million to the holders of the Class B common stock and a one-time dividend of approximately $12 million in the aggregate to the holders of our Class A common stock) is an inadequate amount to be paid for control of Methode;

  -
  The Impact of the Dura Offer on Methode's Business. Our board's belief that Dura's revised offer would not result in a successful strategic alliance between the two companies or be beneficial to Methode's business; and

  -
  Stockholder Complaints About the Dura Offer. Disapproval of Dura's revised offer by Class A common stockholders who contacted Methode following the announcement of the Dura tender offer.

Countervailing Consideration

        In reaching its recommendation that Methode's Class A common stockholders vote in favor of the Merger Agreement and the merger, the Special Committee also took into account that the cash used to finance the transactions contemplated by the Merger Agreement would require resources that could be used for other corporate purposes, but this factor did not outweigh the factors described above that caused the Special Committee to recommend that stockholders vote in favor of the merger proposal.

Reasons for our Board of Directors' Approval of the McGinley Agreement, the Merger Agreement and the Merger and Recommendation to our Stockholders

        The Merger Agreement was entered into between Methode and Merger Corp. pursuant to the McGinley Agreement. In reaching its decisions to approve the McGinley Agreement, the Merger Agreement and the merger, to determine that the Merger Agreement and the merger are fair to and in the best interests of our stockholders and to recommend that our stockholders adopt the Merger Agreement and approve the merger, our board of directors consulted with our management as well as its independent legal advisors, Wachtell, Lipton, Rosen & Katz, and carefully considered the following material factors:

  -
  Board Experience. Our board's familiarity with the business of Methode, its financial condition, results of operations and prospects and the nature of, the prospects for, and Methode's position in, the industry in which Methode operates;

  -
  Historical Market Prices. The current and historical market prices and trading activity of our Class A and Class B common stock;

  -
  Desire of the McGinley Family Members to Sell their Interest and History of Prior Negotiations. The fact that, for some time, the McGinley family members have been interested in selling their shares of Class B common stock, and Methode has been negotiating to acquire these shares in a transaction that would result in Methode having a single class of common stock in which shareholders' voting interests would reflect their economic investment in Methode, and the fact that these negotiations had resulted in the prior agreement with the Trusts in which Methode would have tendered for all of the shares of Class B common stock at a price of $20 per share, but which was terminated by the Trusts after Dura's unsolicited bid to acquire the Class B common stock for $23 per share;

  -
  Conclusions of the Special Committee Regarding the Fairness of the McGinley Agreement and the Merger. The determination by the Special Committee, after consultation with its independent legal advisors, Morris, Nichols, and receipt of advice and an opinion from its independent financial advisors, TM Capital, that the consideration to be paid pursuant to the transactions contemplated by the McGinley Agreement, including the execution and delivery of the Merger Agreement and the merger, are fair to the Class A common stockholders from a financial point of view, and the reasons expressed by the Special Committee for that determination (as described above and in the Schedule 14D-9):

  -
  Our Board's Belief that the McGinley Agreement, the Merger Agreement and the Merger are Fair to the Holders of Class B Common Stock. Our board's determination that the McGinley Agreement, the Merger Agreement and the transactions contemplated thereby, including the merger, are fair to the holders of Methode's Class B common stock and the reasons expressed by our board for that determination (as described in the Schedule 14D-9), including the following:

  -
  The fact that in the merger Class B common stockholders will receive an average price of $23 per share of Class B common stock, which represents a premium of approximately 162% over the average closing price for the Class B common stock for the 30-day period preceding the announcement on August 20, 2002 of the original agreement between Methode and the Trusts to acquire the Class B common stock, a premium of approximately 17% over the average closing price for the Class B common stock for the 30-day period preceding the announcement on July 3, 2003 of Dura's tender offer to acquire the Class B common stock at $23 per share, and a premium of approximately 113% over the average closing price for the shares of Class A common stock for the 30-day period preceding the announcement on July 3, 2003 of Dura's tender offer;

    -
    The fact that the Trusts, which have always been (or are successors to) the controlling stockholders of Methode, negotiated on their own behalf over an extended period (and with the assistance of independent advisors) and ultimately accepted the consideration provided by the McGinley Agreement as a fair and appropriate price (including control premium) for their controlling interest (after holding direct discussions with Dura);

    -
    The fact that, under the McGinley Agreement, the Merger Agreement and the merger, the minority Class B common stockholders will receive greater consideration per share than the controlling stockholders, the Trusts; and

    -
    The fact that any public Class B common stockholder who is dissatisfied with the consideration he is to receive in the merger may avail himself of the statutory remedy of appraisal rights under Delaware law (a court may award such holder greater or less consideration than the $23.55 per share provided in the merger);

  -
  Our Board's Belief that the McGinley Agreement, the Merger Agreement and the Merger are Fair to the Holders of Class A Common Stock. Our board's view that the McGinley Agreement, the Merger Agreement and the merger are fair to and provide significant benefits to Methode and its Class A common stockholders (who represent approximately 99% of its equity base), including the following:

  -
  The fact that, after the merger, Methode will only have one class of common stock and all stockholders will have voting interests commensurate with their economic investment in Methode;

  -
  The fact that, after the merger, in the event of a change in control of Methode, our stockholders would share in any control premium in accordance with their economic investment in Methode; and

  -
  The fact that many Class A common stockholders had contacted Methode following the announcement of the Dura tender offer to express their disapproval of the Dura offer.

  -
  Terms of the McGinley Agreement. The terms of the McGinley Agreement, including the facts that the merger is subject to the approval of our stockholders, who (except for the shares of Class B common stock owned by the Trusts, which represent less than 5% of the vote required to effect the merger) are free to vote for or against the merger, and that, under the McGinley Agreement, Methode is permitted not to proceed with the stockholder meeting to approve the merger, and the Trusts may choose not to vote in favor of the merger, if there is a bona fide unsolicited competing proposal by a third party that (a) our board determines to be a "Superior Proposal" (as defined in the McGinley Agreement) and (b) the Special Committee determines would be fair to and in the best interests of our stockholders.

  -
  Comparisons to the Unsolicited Tender Offer by Dura. At the time our board approved the McGinley Agreement, which obligated Methode to enter into the Merger Agreement, our board was aware of the original Dura offer to acquire the shares of Class B common stock at a price of $23 per share, and the other provisions of the original Dura offer. Our board's reasons for its belief that the McGinley Agreement and the merger provided for transactions that are superior to Dura's original offer are described in the Schedule 14D-9 and include the following material factors:

  -
  Conclusions of the Special Committee. The determination by the Special Committee, after consultation with its independent legal advisors, Morris, Nichols, and receipt of advice and an opinion from its independent financial advisors, TM Capital, that Dura's original offer was not fair to our Class A common stockholders, and the reasons expressed by the Special Committee for that determination (as described in the Schedule 14D-9);

    -
    Merger is Superior Transaction to Dura Offer. Our board's belief that the merger is a superior transaction for Methode and our stockholders taken as a whole.

    -
    The Original Dura Offer was Not in the Interests of our Class A Common Stockholders. Our board's belief (shared by the Special Committee) that Dura's original offer was not in the interests of our Class A common stockholders because Dura's offer: (A) would result in a change in control of Methode without providing the Class A common stockholders any consideration or any voice in the change of control; (B) would transfer control of Methode to an industry player with its own agenda and less than an approximately 3% equity investment in Methode; and (C) would provide inadequate protections against the likelihood that the Class A common stockholders will not be able to realize the maximum control premium for their interests in Methode.

    -
    Control Premium Offered by Dura was Insufficient. Our board's belief, based on the oral advice of Lazard, that other buyers would likely have interest in purchasing control of Methode at a substantial premium to Dura's original offer, and on our board's own judgment that the aggregate amount that Dura was offering to pay for control of Methode (approximately $25 million to the holders of the Class B common stock and nothing to the holders of our Class A common stock) is an inadequate amount to be paid for control of Methode;

    -
    Impact of Dura Offer on Methode's Business. Our board's belief that Dura's offer would not result in a successful strategic alliance between the two companies or be beneficial to Methode's business.

    -
    Stockholder Complaints About the Dura Offer. Disapproval of Dura's original offer by Class A common stockholders who contacted Methode following the announcement of Dura's original tender offer.

  -
  At the time our board of directors approved the Merger Agreement, our board was aware of Dura's revised offer to acquire the reduced number of shares of the Class B common stock that were then outstanding at a price of $50 per share and the other provisions of Dura's revised offer. The board was also, of course, aware of the terms of the McGinley Agreement. The board's reasons for its belief that the McGinley Agreement, the Merger Agreement and the merger provide for transactions that are superior to Dura's revised offer are described in the Schedule 14D-9, and include the following material factors:

  -
  Conclusions of the Special Committee. The determination by the Special Committee, after consultation with its independent legal advisors, Morris, Nichols, and receipt of advice and an opinion from its independent financial advisors, TM Capital, that Dura's revised offer was not fair to our Class A common stockholders, and the reasons expressed by the Special Committee for that determination (as described in the Schedule 14D-9);

  -
  Merger is Superior Transaction to Dura Offer. Our board's belief that the merger is a superior transaction for Methode and our stockholders taken as a whole.

  -
  The Revised Dura Offer is Not in the Interests of our Class A Common Stockholders. Our board's belief (shared by the Special Committee) that Dura's revised offer is not in the interests of our Class A common stockholders because it: (A) would result in a change in control of Methode without providing the Class A common stockholders any consideration for (other than a limited one-time dividend), or any voice in, the change of control; (B) would transfer control of Methode to an industry player with its own agenda and less than a 1% equity investment in Methode; and (C) would provide inadequate protections against the likelihood that the Class A common stockholders will not be able to realize the maximum control premium for their interests in Methode;

    -
    The Control Premium Offered by Dura is Insufficient. Our board's belief (shared by the Special Committee), based on the oral advice of Lazard, and its own judgement that the aggregate amount that Dura is offering to pay for control of Methode (approximately $17.4 million to the holders of the Class B common stock and a one-time dividend of approximately $12 million in the aggregate to the holders of our Class A common stock) is an inadequate amount to be paid for control of Methode;

    -
    The Impact of the Dura Offer on Methode's Business. Our board's belief that the Dura offer would not result in a successful strategic alliance between the two companies or be beneficial to Methode's business; and

    -
    Stockholder Complaints About the Dura Offer. Disapproval of the Dura offer by Class A common stockholders who contacted Methode following the announcement of the Dura tender offer.

Certain Countervailing Considerations

        In reaching its recommendation that Methode's stockholders vote in favor of the merger proposal, our board of directors also took into account the following countervailing considerations, but these did not outweigh the considerations described above that caused our board to recommend that stockholders vote in favor of the merger proposal.

  Regarding the Recommendation to our Minority Class B Common Stockholders

  •
  Possibility of Obtaining a Higher Price. Our board noted that Dura's revised offer purports to offer a higher price per remaining share of Class B common stock than the merger, and further noted the possibility that, if the Merger Agreement and the merger are not approved by the stockholders of Methode, under certain limited circumstances, Dura's revised offer could potentially be successful; however, our board considered the possibility of Class B common stockholders receiving a higher price from Dura to be remote under the circumstances, and further noted that, if the merger is not completed, and if there are less than 100,000 shares of Class B common stock outstanding, the remaining shares of Class B common stock would lose their special rights to elect directors (and therefore lose any premium value over the value of shares of Class A common stock); and

  •
  Appraisal Rights. Our board noted that minority Class B common stockholders who do not vote for the Merger Agreement and the merger will thereafter be able to assert statutory appraisal rights under Delaware law; however, our board noted the risks associated with asserting appraisal rights, as the court may award greater or less consideration than the $23.55 per share provided in the merger (see "The Merger Proposal—Appraisal Rights").

  Regarding the Recommendation to the Class A Common Stockholders

  •
  Benefits Offered to Class A Common Stockholders. Our board noted that Dura was offering a one-time dividend (partially paid for with Methode funds) to our Class A common stockholders, and certain governance protections for a three-year period, but our board did not consider these to be adequate compensation or protection for ceding control of Methode to Dura.

  •
  Cost to Methode of the Merger Agreement and the Merger. Our board noted that the cash used to finance the transactions contemplated by the Merger Agreement would require resources that could be used for other corporate purposes.

        In making its determination about the procedural fairness of the merger to unaffiliated holders of our Class B common stock, our board of directors consulted with its legal advisors and considered the fact that the terms of the merger were negotiated by the Trusts, the largest holder of Class B common stock, with the assistance of their own legal and financial advisors.

        The foregoing discussion of the information and factors that the Special Committee and our board of directors considered in making their decisions is not intended to be exhaustive but includes all material factors considered by the Special Committee and our board of directors, as applicable. In view of the wide variety of factors considered in connection with the evaluation of the McGinley Agreement, the Merger Agreement and the merger and the complexity of these matters, our board of directors did not find it useful to, and did not attempt to, quantify, rank or otherwise assign relative weights to these factors. In addition, the individual members of our board of directors may have given different weight to different factors.

        The merger is subject to the approval of our stockholders. The affirmative vote of the holders of shares having a majority of the votes entitled to be cast by the holders of the outstanding shares of Class A and Class B common stock, voting together as a single class, is required to adopt the Merger Agreement and approve the merger. Each share of Class A common stock will be entitled to one-tenth of one vote per share and each share of Class B common stock will be entitled to one vote per share. We have not retained an unaffiliated representative to act solely on behalf of the holders of Class A or Class B common stock for the purposes of negotiating the terms of the Merger Agreement and the merger, and we have not made any provisions to grant holders of Class A or Class B common stock access to our corporate files or the ability to obtain counsel or appraisal services at our expense. For a description of available appraisal rights, see "The Merger Proposal—Appraisal Rights."

Opinion of the Financial Advisor to the Special Committee

        TM Capital.    TM Capital Corp., a New York and Atlanta based merchant banking and financial advisory firm, served as financial advisor to the Special Committee. As part of its investment and merchant banking business, TM Capital is regularly engaged in performing financial analyses with regard to businesses and their securities in connection with mergers and acquisitions, financings, restructurings, principal investments, valuations, fairness opinions and other financial advisory services. Since its founding in 1989, the firm has assisted numerous boards of directors and special committees in reviewing various transactions and opining as to the fairness of such transactions to certain constituents from a financial point of view.

        TM Capital Fairness Opinions.    In July 2003, in connection with Methode's negotiations with the Trusts and the McGinley family members and the merger contemplated thereby, TM Capital was asked to render an opinion to the Special Committee with respect to the fairness of the transactions contemplated by the McGinley Agreement, including the execution and delivery of the Merger Agreement and the merger, to the Class A common stockholders from a financial point of view. Attached as Annex C to this proxy statement is a copy of TM Capital's July 23, 2003 fairness opinion letter, in which TM Capital opines as of the date thereof that the consideration to be paid pursuant to the transactions contemplated by the McGinley Agreement, including the execution and delivery of the Merger Agreement and the merger, are fair to the Class A common stockholders from a financial point of view. TM Capital also rendered an opinion in connection with Dura's revised offer. Attached as Annex D to this proxy statement is a copy of TM Capital's August 20, 2003 fairness opinion letter, in which TM Capital opines as of the date thereof that the terms of Dura's revised offer were inadequate, from a financial point of view, to the Class A common stockholders. TM Capital has consented to the references to TM Capital and the TM Capital opinions in this proxy statement, and to the attachment of the TM Capital opinions to this proxy statement as annexes. In arriving at its opinions, TM Capital, among other things:

  •
  Reviewed Methode's Annual Reports on Form 10-K and related financial information for the fiscal years ended April 30, 1999 through April 30, 2003;

  •
  Reviewed Methode's Quarterly Reports on Form 10-Q and the related financial information for the three quarters ended January 31, 2003;

  •
  Reviewed Methode's Schedule 14A filed in connection with its Annual Meeting held September 10, 2002;

  •
  Reviewed Methode's Schedule 14D-9 filed in connection with Dura's initial offer;

  •
  Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets and prospects of Methode furnished to TM Capital by Methode;

  •
  Reviewed the historical market prices and trading activity for the Class A and Class B common stock;

  •
  Reviewed the historical market prices and trading activity for the Class A and Class B common stock and compared them with that of certain publicly traded companies which TM Capital deemed to be relevant;

  •
  Compared the financial position and results of operations of Methode with that of certain companies which TM Capital deemed to be relevant;

  •
  Reviewed and analyzed the terms of transactions in which public companies with two classes of common stock were recapitalized into a single class of stock;

  •
  Reviewed and analyzed the terms of transactions in which public companies with two classes of stock were acquired;

  •
  Reviewed and analyzed premiums paid in relevant transactions in which the purchaser acquired a controlling share of the target company;

  •
  Reviewed and analyzed premiums paid in relevant transactions in which the purchaser acquired the entire equity interest in the target company;

  •
  Reviewed and analyzed the pro forma financial effect of the transaction;

  •
  Reviewed the agreement among Methode, the Trusts and the McGinley family members;

  •
  Reviewed certain publicly available information regarding Dura;

  •
  Reviewed Dura's initial offer and Dura's revised offer; and

  •
  Conducted such other financial analyses and investigations as TM Capital deemed necessary or appropriate in arriving at its opinion.

        In preparing its opinions, TM Capital relied upon the accuracy and completeness of all information that was available to it from public sources, was supplied or otherwise made available to it by Methode, or was otherwise reviewed by it, and TM Capital did not assume any responsibility to independently verify such information. TM Capital also relied upon assurances of Methode's management that they were unaware of any facts that would make the information provided to TM Capital incomplete or misleading. TM Capital did not make any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Methode nor was it furnished with any such evaluation or appraisal.

        Pursuant to the Special Committee's first engagement letter with TM Capital dated March 5, 2002, Methode paid TM Capital a fee of (i) $87,500 upon execution of the engagement letter and (ii) $87,500 upon the rendering of the fairness opinion letter in connection with the agreement dated August 19, 2002, which was amended on December 26, 2002. Pursuant to the Special Committee's second engagement letter with TM Capital dated July 9, 2003, Methode paid TM Capital a fee of (i) $87,500 upon execution of the engagement letter and (ii) $87,500 upon the rendering of the fairness opinion letter in connection with the McGinley Agreement. TM Capital was not paid any additional fees in connection with rendering the August 20, 2003 opinion letter in connection with Dura's revised offer. Methode also agreed to reimburse TM Capital for all reasonable out-of-pocket expenses, including reasonable legal fees, incurred in connection with each engagement, provided that the total of such expenses under each engagement did not exceed $20,000 without the Special Committee's prior approval. Methode also agreed to reimburse TM Capital for preparation, deposition or appearance as a witness in any proceeding in connection with the engagements. In connection with the class action litigation filed on September 13, 2002, and pursuant to its first engagement, TM Capital received fees of $31,625 for such preparation and appearances.

Our Forecasts

        In connection with the Special Committee's consideration of a possible transaction with the Trusts regarding their Class B common stock, in July 2003, our management provided TM Capital with certain non-public business and financial information. The financial information included the financial forecasts set forth below. These forecasts do not reflect the transactions contemplated by the McGinley Agreement, the Merger Agreement or the merger. Methode, as a matter of course, does not publicly disclose forecasts as to future revenues or earnings and such forecasts were not prepared with a view toward public disclosure. In addition, these forecasts were prepared solely for internal use and not for publication or with a view to complying with the published guidelines of the Securities and Exchange Commission regarding projections or with guidelines established by the American Institute of Certified Public Accountants for prospective financial statements, and are included in this proxy statement only because they were furnished by our management to TM Capital.

        These forecasts represent management's best estimate of possible future performance, based on information available in July 2003. The financial forecasts necessarily make many assumptions with respect to industry performance and general business and economic conditions and other matters. Specifically, assumptions made by Methode management include the following: (i) within our Electronic segment, the telecommunications, personal computing, and networking markets will have no revenue growth in fiscal 2004 and ten-percent revenue growth in fiscal 2005, our automotive markets will show modest growth in fiscal 2004 and high double digit growth in fiscal 2005; (ii) our Optical and Other segments will experience three-percent revenue growth in fiscal 2004, and mid teen revenue growth in fiscal 2005; (iii) gross profit improvement from fiscal 2002 restructuring was fully realized in fiscal 2003, with modest gross profit improvement thereafter from continued cost control improvements and no significant increase in selling, general and administrative expense; (iv) capital expenditures will be about $20 million in fiscal 2004, increasing by $2 million per year thereafter; (v) the cost of cash dividends will remain at $7.2 million annually; (vi) Methode does not engage in any acquisitions, sales or dispositions; (vii) the effective tax rate is 31.5%; (viii) there are no foreign currency gains or losses; and (ix) the rate of inflation is 2.5%.

        All of these assumptions are inherently subject to significant uncertainties and contingencies, many of which are beyond our control. We cannot predict whether the assumptions made in preparing the financial forecasts will be accurate, and actual results may be materially higher or lower than those contained in the forecasts. With the exception of the examination of this prospective financial information by TM Capital in connection with its fairness opinion, neither our independent auditors nor any other independent accountants or financial advisors have compiled, examined or performed any procedures with respect to this prospective financial information, nor have they expressed any opinion or any form of assurance on this information or its achievability.

        The inclusion of the forecasts contained herein should not be regarded as an indication that the Special Committee, Methode, our board of directors, or any of their respective financial advisors currently consider the following Methode forecasts to be a reliable prediction of future events. Stockholders should take this into account when evaluating any factors or analyses based on the Methode forecasts.

METHODE ELECTRONICS, INC.

CONSOLIDATED PROJECTED BALANCE SHEETS

(Unaudited)

	Estimated As of April 30,
	2004E	2005E	2006E
	($ in millions)
ASSETS:
Cash & Cash Equivalents	$74.8	$83.1	$86.5
Accounts Receivable, Net	63.6	67.8	80.1
Inventories	31.1	34.9	39.9
Current Deferred Income Taxes	9.3	10.7	12.6
Prepaid Expenses	11.5	13.0	14.8

Total Current Assets	190.3	209.4	234.0
Property, Plant & Equipment, Net	84.6	88.3	92.7
Goodwill, Net	18.2	18.1	18.1
Other	41.5	42.6	48.7

Total Assets	$334.5	$358.3	$393.5

LIABILITIES & STOCKHOLDERS' EQUITY:
Current Liabilities:
Accounts & Notes Payable	$28.0	$25.1	$26.3
Other Current Liabilities	22.9	24.8	24.8

Total Current Liabilities	50.9	49.9	51.1
Other Liabilities	5.9	6.8	8.0
Deferred Compensation	5.6	6.2	6.8

Total Liabilities	62.4	62.9	65.9
Stockholders' Equity:
Common Stock	18.1	18.1	18.1
Additional Paid-in Capital	33.3	33.3	33.3
Retained Earnings	233.4	256.6	288.9
Other Stockholders' Equity	(12.7)	(12.7)	(12.7)

Total Stockholders' Equity	272.1	295.4	327.6

Total Liabilities & Stockholders' Equity	$334.5	$358.3	$393.5

METHODE ELECTRONICS, INC.

CONSOLIDATED PROJECTED INCOME STATEMENTS

(Unaudited)

	Fiscal Year Ending April 30,
	2004E	2005E	2006E
	($ in millions, except per share data)
Revenues:
Net Sales	$352.5	$406.8	$480.3
Other	0.7	1.9	1.9

Total Revenues	353.2	408.8	482.2
Cost of Products Sold	270.2	304.4	357.3

Gross Profit	83.0	104.4	124.9
Depreciation & Amortization	18.3	18.3	19.5
Selling and Administrative Expenses	30.4	42.3	48.3
Provision for Exiting Business	—	—	—

Operating Income	34.3	43.7	57.1
Interest, Net	1.0	1.4	1.5
Other, Net	0.2	0.2	0.2

Income before Income Taxes	35.4	45.3	58.7
Income Taxes	11.2	15.0	19.4

Net Income	$24.3	$30.4	$39.4

Earnings Per Share from Continuing Operations, Diluted	$0.67	$0.83	$1.08
Dividends Per Share—Class A and Class B Shareholders	$0.20	$0.20	$0.20
Weighted Average Shares, Diluted (Millions)(1)	36.4	36.4	36.4

(1)
Assumes approximately 36.4 million weighted average shares outstanding for projected years.

METHODE ELECTRONICS, INC.

CONSOLIDATED PROJECTED CASH FLOW STATEMENTS

(Unaudited)

	Year Ending April 30,
	2004E	2005E	2006E
	($ in millions, except per share data)
Cash Flows from Operating Activities:
Net Income	$24.3	$30.4	$39.4
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Provision for Depreciation and Amortization	18.3	18.3	19.5
Deferred Income Taxes	(0.8)	(0.8)	(0.8)
(Increase) Decrease in Amounts Receivable	(5.4)	(4.2)	(12.2)
(Increase) Decrease in Inventories	0.9	(3.8)	(5.0)
(Increase) Decrease in Current Deferred Income Taxes and Prepaid Expenses	(2.7)	(3.0)	(9.0)
Increase (Decrease) in Accounts Payable and Accrued Expenses	1.6	(0.9)	1.1

Net Cash (Used in) Provided by Operating Activities	36.2	36.0	32.9
Cash Flows from Investing Activities:
Purchase of Property, Plant & Equipment	(20.0)	(22.0)	(24.0)

Net Cash (Used in) Provided by Investing Activities	(20.0)	(22.0)	(24.0)
Cash Flows from Financing Activities
Exercise of Stock Options	1.5	1.5	1.8
Cash Dividends	(7.2)	(7.2)	(7.2)

Net Cash (Used in) Provided by Financing Activities	(5.7)	(5.7)	(5.5)

Increase (Decrease) in Cash and Cash Equivalents	10.5	8.3	3.5
Cash and Cash Equivalents at Beginning of Period	64.3	74.8	83.1

Cash and Cash Equivalents at End of Period	$74.8	$83.1	$86.5

Description of New Common Stock

        The following description of the new common stock of Methode that our stockholders will own following the merger is not meant to be complete and is qualified by reference to the Restated Certificate of Incorporation, as amended in connection with the merger proposal, and the Delaware General Corporation Law. A copy of Methode's Restated Certificate of Incorporation is attached to this proxy statement as an exhibit to the Merger Agreement, which is Annex A.

Authorized Capital Stock

        If the holders of the Class A and Class B common stock adopt the Merger Agreement and approve the merger, following the merger, we will have one class of common stock, designated "common stock," and the total number of shares of authorized capital stock will be 100,050,000 shares, comprised as follows:

  •
  100,000,000 shares of common stock, par value $.50 per share; and

  •
  50,000 shares of preferred stock, par value $100.00 per share.

        Based on the number of outstanding shares of Class A common stock on August 26, 2003, following the merger, we expect to have approximately 35,352,029 shares of new common stock issued and outstanding. As of August 26, 2003 there were no shares of preferred stock issued and outstanding.

New Common Stock

        The following is a description of the new common stock that our Class A common stockholders will own following the merger, assuming adoption of the Merger Agreement and approval of the merger.

        Dividend Rights. Holders of shares of our common stock will be entitled to receive dividends if, as and when declared by our board of directors.

        Voting Rights. Each outstanding share of new common stock will be entitled to one vote per share on all matters.

Anti-Takeover Considerations

        The Delaware General Corporation Law and our Restated Certificate of Incorporation (as amended in connection with the merger) contain provisions that could serve to discourage or to make a change in control of Methode more difficult without the support of our board of directors or without meeting various other conditions.

        Extraordinary Corporate Transactions. Delaware law provides that the holders of a majority of the shares entitled to vote must approve any fundamental corporate transactions such as mergers, sales of all or substantially all of a corporation's assets and dissolutions.

        State Takeover Legislation. Section 203 of the Delaware General Corporation Law, in general, prohibits a business combination between a corporation and an interested stockholder within three years of the time the stockholder became an interested stockholder, unless:

  •
  prior to such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder,

  •
  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, exclusive of shares owned by directors who are also officers and by certain employee stock plans, or

  •
  at or subsequent to such time, the business combination is approved by the board of directors and authorized by the affirmative vote at a stockholders' meeting of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

        The restrictions of Section 203 of the Delaware General Corporation Law do not apply to corporations that have elected, in the manner provided therein, not to be subject to Section 203 of the Delaware General Corporation Law or, with certain exceptions, that do not have a class of voting stock that is listed on a national securities exchange or authorized for quotation on Nasdaq or held of record by more than 2,000 stockholders. Methode's Restated Certificate of Incorporation does not include a provision electing not to be governed by Section 203 of the Delaware General Corporation Law.

        Stockholder Action by Written Consent. The provision currently in Methode's bylaws requiring unanimous approval for stockholder actions by written consent will be moved to the Restated Certificate of Incorporation to comply with Delaware law.

Comparison of Stockholder Rights

        Upon completion of the merger and the conversion of the Class A common stock to the right to receive new common stock, there will be a significant shift in the relative voting power of our Class A and Class B common stock with respect to the election of our board of directors and other matters submitted to our stockholders for approval.

Election of Directors

        Our board of directors currently consists of eight directors. Under our certificate of incorporation, our Class A common stock has the right to elect 25% of our board of directors (rounded up to the nearest whole number) and our Class B common stock has the right to elect the remaining directors. Accordingly, our Class A common stock currently elects two directors and our Class B common stock currently elects six directors. After completion of the merger, our Restated Certificate of Incorporation will provide that our new common stock will have the right to elect the entire board of directors.

Other Matters

        Currently, on matters other than the election of directors, our Class A common stock is entitled to one-tenth of one vote per share and our Class B common stock is entitled to one vote per share. As a result of the merger, holders of our new common stock will be entitled to one vote per share on all matters submitted to a stockholder vote.

        Following the completion of the merger, the rights of each holder of new common stock will be the same in all material respects as the rights of each holder of Class A common stock prior to the completion of the merger, except as set forth in the preceding paragraph and the following table:

	Pre-Merger	Post-Merger
Election of Directors at Annual Meetings:	Holders of Class A common stock voting as a separate class have the right to elect 25% (rounded up to the nearest whole number) of our board of directors and the holders of Class B common stock voting as a separate class have the right to elect the remaining directors.	Holders of new common stock have the right to elect the entire board of directors.

Removal of Directors without Cause:
	Holders of Class A common stock have the right to vote as a separate class on the removal without cause of any director elected by the Class A common stock. Holders of Class B common stock have the right to vote as a separate class on the removal without cause of any director elected by the Class B common stock.	Holders of new common stock have the right to vote on the removal with or without cause of any director.
Filling Vacancies on the Board of Directors:
	By Stockholders: Any vacancy in the office of a director elected by the holders of Class A common stock may be filled by a vote of such holders, voting as a separate class. Any vacancy in the office of a director elected by the holders of Class B common stock may be filled by a vote of such holders, voting as a separate class.	By Stockholders: Any vacancy in the office of any director may be filled by a vote of the holders of the new common stock.

	By Directors: In the absence of a stockholder vote, a vacancy in the office of a director elected by the holders of Class A common stock, voting as a separate class, may be filled by the remaining directors elected by such class. In the absence of a stockholder vote, a vacancy in the office of a director elected by the holders of Class B common stock, voting as a separate class, may be filled by the remaining directors elected by such class.	By Directors: A vacancy in the office of any director may be filled by the remaining directors.
Filling Newly Created Directorships:	By Stockholders: Stockholders may fill newly created directorships in the same manner as specified above for filling vacancies in the two classes prior to the completion of the merger.	By Stockholders: Stockholders may fill newly created directorships in the same manner as specified above for filling vacancies in the offices of directors after completion of the merger.

	By Directors: Our certificate of incorporation provides that the board of directors may increase the number of directors, and any vacancies so created may be filled by the board of directors; provided that the board of directors may be so enlarged by the board of directors only to the extent that at least 25% of the enlarged board consists of directors elected by (i) the holders of Class A common stock or (ii) persons approved to fill vacancies created by the death, resignation or removal of persons elected by the holders of Class A common stock. The remaining directors of the enlarged board shall be elected by (i) the holders of Class B common stock or (ii) persons approved to fill vacancies created by the death, resignation or dismissal of persons elected by the holders of Class B common stock.	By Directors: Directors may fill newly created directorships in the same manner as specified above for filling vacancies in the offices of directors after completion of the merger.

Stockholders' Ability to Act by Written Consent:	Our bylaws provide that stockholder actions by written consent rather than at a meeting of stockholders require unanimous approval.	The provision in our bylaws will be moved to our Restated Certificate of Incorporation to comply with Delaware law.

        After consummation of the merger, the previously elected or appointed Class A and Class B directors will remain in office pending the election of their successors at our 2003 annual meeting of stockholders, with the exception of Class B directors James McGinley and Roy Van Cleave. The current directors have agreed that if vacancies in Class B directorships are filled, including those created by the resignations of James McGinley and Roy Van Cleave, they will be filled with independent directors not affiliated with the Trusts or the McGinley family members.

Effects of the Merger

        The merger has the effects set forth in the applicable provisions of the Delaware General Corporation Law.

        Our Common Stock.    At the effective time of the merger, by virtue of the merger and without any further action on the part of the holder of any capital stock of Methode: (1) each share of Class B common stock issued and outstanding immediately prior to the effective time of the merger shall be converted into the right to receive $23.55 per share in cash, without interest; (2) each share of Class A common stock issued and outstanding immediately prior to the effective time of the merger shall be converted into one share of new Methode common stock; and (3) each issued and outstanding share of capital stock of Merger Corp. shall be cancelled.

        Our Restated Certificate of Incorporation.    Upon completion of the merger, our Restated Certificate of Incorporation will be amended to eliminate the provisions that relate to the present dual class structure and as further described in this proxy statement.

        Stock Exchange Listing.    The shares of Class A and Class B common stock currently trade under the ticker symbols "METHA" and "METHB," respectively. Following completion of the merger, the shares of new common stock are expected to be traded under the ticker symbol "METH." The current Class A and Class B common stock will cease to be listed on the Nasdaq National Market and will cease to exist.

        The Securities Act of 1933.    The conversion of Class A common stock into new Methode common stock is being made pursuant to an exemption from registration under Section 3(a)(9) of the Securities Act of 1933 (the "Securities Act"). Methode believes that shares of new Methode common stock issued upon effectiveness of the merger, other than any such shares held by affiliates of Methode within the meaning of the Securities Act, and other than shares received in respect of restricted shares, may be offered for sale and sold in the same manner as the existing Class A common stock without additional registration under the Securities Act. Affiliates of Methode and holders of restricted shares will continue to be subject to the restrictions specified in Rule 144 under the Securities Act. Persons who may be deemed to be affiliates of Methode for such purposes generally include individuals or entities that control, are controlled by or are under common control with Methode and include directors and executive officers of Methode.

        Stock Option Awards.    Outstanding options to purchase Class A common stock and other awards with respect to Class A common stock issued under our employee stock-based incentive and compensation plans will be converted into options and awards for the same number of shares of new common stock upon the same terms as in effect before the merger. The merger will not constitute a change in control for purposes of Methode's stock-based plans. There are no outstanding awards with respect to the Class B common stock issued under our stock-based incentive and compensation plans.

        The Rights Plan.    Our board of directors has approved an amendment to our Stockholder Rights Plan, set forth in the Rights Agreement dated                        , 2003 among                        , to terminate the plan effective immediately prior to the Effective Time of the merger (as defined in the Merger Agreement) and Methode and the rights agent under the plan have entered into that amendment. After the Effective Time, our board of directors intends to consider the adoption of a new rights plan with similar terms.

        Change in Directors.    Under the terms of the McGinley Agreement, James W. McGinley and Roy M. Van Cleave will cease to be members of our board of directors upon completion of the merger. Our current directors have agreed that if such vacancies are filled, they will be filled with independent directors not affiliated with the Trusts or the McGinley family members.

        Elimination of the McGinley Family's Control Block.    The completion of the merger will eliminate the right of the Trusts and the McGinley family members, as a voting block of our Class B common stock, to control our board of directors and will shift to the present holders of Class A common stock, as our new common stockholders, the right to elect our entire board of directors.

        Alignment of Economic Interests and Voting Rights.    The merger will align our stockholders' voting rights with their economic interests in Methode by eliminating the disproportionate overall voting power of the Class B common stock in relation to the voting power of the Class A common stock. Currently, shares of our Class A common stock represent approximately 99% of our outstanding common stock and shares of our Class B common stock represent approximately 1% of our outstanding common stock. However, shares of our Class B common stock have the right to elect up to 75% of our board and represent approximately 8.7% of the total voting power of our common stock on other matters. After completion of the merger, the Class B common stock will be eliminated and 100% of the economic interests and voting power will be held by shares of our new common stock.

        Payments to Affiliates.    James McGinley and Robert McGinley, two of our directors, are special fiduciaries, co-trustees and beneficiaries of the Trusts. Prior to the McGinley Agreement, the Trusts held 880,901 shares of Class B common stock. Under the McGinley Agreement, the Trusts sold 750,000 shares of their Class B common stock to Methode at a price of $22.75 per share, for a total payment of $17,062,500. The Trusts currently hold 130,901 shares of our Class B common stock. James McGinley and Robert McGinley are also co-trustees and beneficiaries of the Jane R. McGinley Trust dated September 18, 2001 (the "Jane R. McGinley Trust"), which holds 10,002 shares of our Class B common stock. Excluding shares of Class B common stock held by the Trusts and the Jane R. McGinley Trust, James McGinley beneficially owns 268 shares of Class B common stock and Robert McGinley beneficially owns 23,308 shares of Class B common stock. The Trusts, the Jane R. McGinley Trust, James McGinley and Robert McGinley are obligated under the McGinley Agreement to vote their shares of Class B common stock in favor of the merger. Upon completion of the merger, the Trusts will be paid an additional $3,082,719, the Jane R. McGinley Trust will be paid $235,547, James McGinley will be paid $6,311 and Robert McGinley will be paid $548,903, for their remaining shares of Class B common stock.

        Two other members of our board of directors beneficially own shares of our Class B common stock. Roy Van Cleave beneficially owns 130,901 shares of Class B common stock in his capacity as special fiduciary of the Trusts and 500 shares of Class B common stock directly. George Wright beneficially owns 6,540 shares of Class B common stock. Pursuant to the merger, Roy Van Cleave will be paid $11,775 and Mr. Wright will be paid $154,017 for their shares of Class B common stock.

        Cost to Methode of the Merger Agreement and the Merger.    On July 21, 2003, we paid $17,062,500 in cash to purchase 750,000 shares of Class B common stock from the Trusts pursuant to the McGinley Agreement. We expect to pay approximately $8 million in cash to purchase all of the remaining shares of outstanding Class B common stock in the merger. We intend to use our existing available cash to fund this amount. The cash used to finance the merger will require resources that could be used for other corporate purposes.

        Except as described in this proxy statement, or as may occur in the ordinary course of our business, we currently have no plans or proposals that relate to or would result in:

  •
  an extraordinary transaction, such as a merger, reorganization or liquidation, involving us or any of our subsidiaries;

  •
  a purchase, sale or transfer of a material amount of our assets or the assets of any of our subsidiaries;

  •
  any material change in our present dividend rate, or our present indebtedness or capitalization;

  •
  any change in our present board of directors or our management;

  •
  any other material change in our corporate structure or business;

  •
  any class of our equity securities being delisted from a national securities exchange or ceasing to be authorized to be quoted in an automated quotations system operated by a national securities association;

  •
  any class of our equity securities becoming eligible for termination of registration under Section 12(g)(4) of the Exchange Act;

  •
  the suspension of our obligation to file reports pursuant to Section 15(d) of the Exchange Act;

  •
  the acquisition by any person of additional securities of ours or the disposition of our securities; or

  •
  any changes in our charter, bylaws or other governing instruments or other actions that could impede the acquisition of control.

Source and Amount of Funds

        On July 21, 2003, we paid $17,062,500 in cash to repurchase 750,000 shares of Class B common stock from the Trusts and the McGinley family members pursuant to the McGinley Agreement. We expect to pay approximately $8 million in cash to purchase all of the remaining outstanding shares of Class B common stock in the merger. We intend to use our existing available cash to fund this amount. There are no material conditions to the financing.

Accounting Treatment

        In order to record the elimination of our shares of Class B common stock, we will decrease our cash, reduce the amount recorded for Class B capital stock to zero, and to the extent that the decrease in cash exceeds the amount recorded for Class B capital stock, we will decrease retained earnings on our balance sheet. Since the $0.50 par value of the new common stock will be the same as the Class A common stock, no accounting treatment is required for the merger of our Class A common stock.

Certain United States Federal Income Tax Consequences

        The following summary describes the principal United States federal income tax consequences to stockholders of the merger. This summary is based upon the Internal Revenue Code of 1986, as amended as of the date of this offer (the "Code"), existing and proposed United States Treasury Regulations promulgated under the Code, published rulings, administrative pronouncements and judicial decisions, changes to which could affect the tax consequences described in this offer (possibly on a retroactive basis).

        This summary addresses only shares of Class A and Class B common stock held as capital assets. It does not address all of the tax consequences that may be relevant to particular stockholders because of their personal circumstances, or to other types of stockholders who may be subject to special tax rules, including, without limitation:

  •
  certain financial institutions;

  •
  traders in securities that elect mark to market;

  •
  dealers or traders in securities or commodities;

  •
  insurance companies;

  •
  S corporations;

  •
  partnerships;

  •
  expatriates;

  •
  tax-exempt organizations;

  •
  tax-qualified retirement plans;

  •
  Non-United States Holders (except to the extent specifically set forth below);

  •
  persons who are subject to alternative minimum tax;

  •
  persons who hold shares as a position in a "straddle" or as part of a "hedging" or "conversion" transaction; or

  •
  United States Holders (as defined below) who have a functional currency other than the United States dollar.

        This summary may not be applicable with respect to Class A or Class B common stock acquired as compensation (including stock acquired upon the exercise of stock options or which were or are subject to forfeiture restrictions) or shares acquired under a tax-qualified retirement plan. This summary assumes that no cash received in exchange for shares of Class B common stock in the merger is separately allocable to the associated preferred share purchase rights and does not address the tax consequences to holders of shares of Class B common stock who exercise appraisal rights under Delaware law. This summary also does not address the state, local or foreign tax consequences of the merger.

        In addition, if a partnership (including any entity treated as a partnership for United States federal income tax purposes) is a holder, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A holder that is a partnership, and partners in such partnership, should consult their own tax advisors regarding the tax consequences of the merger.

        You should consult your tax advisor as to the particular consequences to you of the merger.

        A "United States Holder" is a holder of Class A or Class B common stock that for United States federal income tax purposes is:

  •
  a citizen or resident of the United States;

  •
  a corporation or partnership (or other entity taxable as a corporation or partnership) created or organized in or under the laws of the United States or any State or the District of Columbia;

  •
  an estate the income of which is subject to United States federal income taxation regardless of its source; or

  •
  a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons has the authority to control all substantial decisions of the trust.

        A "Non-United States Holder" is a holder of Class A or Class B common stock other than a United States Holder.

Consequences to United States Holders

        Holders of Class A Common Stock.    The exchange of Class A common stock for new common stock will not result in the recognition of gain or loss by the holders of Class A common stock. The basis of the new common stock owned immediately following the merger will be the same as the stockholder's basis of the Class A common stock owned immediately prior to the merger, and the holding period of the new common stock owned by a stockholder immediately following the merger will include that stockholder's holding period for the Class A common stock owned immediately prior to the merger. The receipt of the special dividend in connection with the settlement described under "The Merger Proposal—Litigation Relating to the Merger" will be a taxable distribution for the holders of Class A common stock. See the discussion of "Dividends" under "Holders of Class B Common Stock" below.

        Holders of Class B Common Stock.    The receipt of cash for Class B common stock in the merger will be a taxable event, and will be treated as either a sale or exchange or a distribution for United States federal income tax purposes.

        Sale or Exchange.    A United States Holder's exchange of Class B common stock for cash in the merger will be treated as a sale or exchange for United States federal income tax purposes if the exchange:

  •
  results in a "complete termination" of the holder's stock interest in both Class A and Class B common stock of Methode under section 302(b)(3) of the Code;

  •
  is a "substantially disproportionate" redemption with respect to the holder under section 302(b)(2) of the Code; or

  •
  is "not essentially equivalent to a dividend" with respect to the holder under section 302(b)(1) of the Code.

        In determining whether any of these tests have been met, a United States Holder must take into account not only Class A and Class B common stock it actually owns, but also Class A and Class B common stock it constructively owns within the meaning of section 318 of the Code.

        A distribution to a stockholder is "not essentially equivalent to a dividend" if it results in a "meaningful reduction" in the stockholder's stock interest in Methode. If, as a result of the receipt of cash for Class B common stock in the merger, a United States Holder of Class B common stock whose relative stock interest in Methode is minimal and who exercises no control over corporate affairs suffers a reduction in its proportionate interest in Methode (including any Class A and Class B common stock constructively owned), that United States Holder generally should be regarded as having suffered a meaningful reduction in its interest in Methode.

        Satisfaction of the "complete termination" and "substantially disproportionate" exceptions is dependent upon compliance with the respective objective tests set forth in section 302(b)(3) and section 302(b)(2) of the Code. The receipt of cash for Class B common stock will result in a "complete termination" if the stockholder owns no Class A common stock and the stockholder effectively waives the attribution of shares constructively owned by the stockholder in accordance with the procedures described in section 302(c)(2) of the Code. A distribution of cash for Class B common stock to a stockholder will be "substantially disproportionate" if the percentage of the outstanding new common stock actually and constructively owned by the stockholder immediately following the merger is less than 80% of the percentage of the outstanding Class A and Class B common stock actually and constructively owned by the stockholder immediately before the merger (treating Class B common stock as outstanding).

        Contemporaneous dispositions or acquisitions of stock by a stockholder or related individuals or entities may be deemed to be part of a single integrated transaction and may be taken into account in determining whether any of the three tests under section 302(b) of the Code has been satisfied.

        If the receipt of cash for Class B common stock is treated as a sale or exchange, the United States Holder will recognize capital gain or loss equal to the difference between the amount of cash received and the holder's adjusted tax basis in its Class B common stock. The gain or loss would be long-term capital gain or loss if the United States Holder's holding period for the Class B common stock exceeds one year. The claim for a deduction in respect of a capital loss may be subject to limitation.

        Dividend.    If the cash received by a United States Holder for Class B common stock is treated as a distribution (as opposed to consideration received in a sale or exchange), the amount of the distribution will be the amount of cash received by the holder, unless the cash is treated as received pursuant to a "reorganization" under Section 368(a) of the Code (see below). The distribution will be treated as a dividend, and hence taxable as ordinary income, to the extent of our current or accumulated earnings and profits as determined under United States federal income tax principles. To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits, the excess first will be treated as a return of capital that will reduce the holder's tax basis in its Class B common stock, and then new common stock, if any. Any remaining amount after the United States Holder's tax basis has been reduced to zero will be taxable as capital gain. Any such capital gain will be long-term capital gain if the holder has held the shares for more than one year at the time of the merger.

        The United States Holder's adjusted tax basis in its Class B common stock generally will be transferred to any of its remaining stockholdings in Methode. If the United States Holder does not retain any actual stock ownership in Methode (having a stock interest only constructively), the holder may lose the benefit of the holder's adjusted tax basis in its Class B common stock.

        If the receipt of cash by United States Holders who actually (rather than constructively) own both Class B common stock and Class A common stock is treated as received pursuant to a "reorganization," the amount of the dividend distribution would be limited to the difference between the cash received and such holder's adjusted tax basis in the Class B common stock to the extent of such stockholder's ratable share of the undistributed earnings and profits of Methode. Any gain recognized on the Class B common stock in excess of such share of earnings and profits would be treated as gain from a sale or exchange of the Class B common stock (see "Sale or Exchange," above).

        A dividend received by a corporate United States Holder may be (1) eligible for a dividends-received deduction (subject to applicable exceptions and limitations) and (2) subject to the "extraordinary dividend" provisions of section 1059 of the Code. Corporate stockholders should consult their own tax advisors regarding (1) whether a dividends-received deduction will be available to them, and (2) the possible application of section 1059 to the ownership and disposition of their shares.

        Tax Rate Changes.    Jobs and Growth Tax Relief Reconciliation Act of 2003 (the "2003 Tax Act") reduces the individual tax rates on both long-term capital gains and dividend income. The top individual rate on adjusted capital gains is generally reduced to 15% (5% for taxpayers in the lower brackets). On dividend income, the top individual rate is generally reduced to 15% (5% for taxpayers in the lower brackets), provided certain holding period requirements and certain other conditions are satisfied. Beginning on January 1, 2009, the U.S. federal income tax rates applicable to dividends and long-term capital gains are scheduled to return to the tax rates in effect prior to the enactment of the 2003 Tax Act. Additionally, the 2003 Tax Act provides that if an individual receives a dividend on a share of stock subject to the "extraordinary dividend" provisions of Section 1059 of the Code, any loss on the sale or exchange of such a share will, to the extent of such dividends, be treated as a long-term capital loss.

Consequences to Non-United States Holders

        The exchange of Class A common stock for new common stock will not result in the recognition of gain or loss by Non-United States Holders of Class A common stock. See the discussion of "Holders of Class A Common Stock" under "Consequences to United States Holders" above.

        The transfer agent generally will treat the special dividend received by a Non-United States Holder of Class A common stock and the cash received by a Non-United States Holder of Class B common stock in the merger as dividend distributions from Methode. Accordingly, the transfer agent generally will withhold United States federal income taxes equal to 30% of the gross proceeds payable to the Non-United States Holder or his or her agent unless the transfer agent determines that a reduced rate of withholding is available pursuant to a tax treaty or that an exemption from withholding is applicable because the gross proceeds are effectively connected with the conduct of a trade or business within the United States.

        To obtain a reduced rate of withholding under a tax treaty, a Non-United States Holder must deliver to the transfer agent before the payment a properly completed and executed IRS Form W-8BEN (or successor form). To obtain an exemption from withholding on the grounds that the gross proceeds paid pursuant to the offer are effectively connected with the conduct of a trade or business within the United States, a Non-United States Holder must deliver to the transfer agent before the payment a properly completed and executed IRS Form W-8ECI (or successor form). A Non-United States Holder that qualifies for an exemption from withholding by delivering IRS Form W-8ECI generally will be required to file a United States federal income tax return and will be subject to United States federal income tax on income derived from the sale of shares pursuant to the offer in the manner and to the extent described herein as if it were a United States Holder. The transfer agent will determine a stockholder's status as a Non-United States Holder and eligibility for a reduced rate of, or exemption from, withholding by reference to any outstanding certificates or statements concerning eligibility for a reduced rate of, or exemption from, withholding (e.g., IRS Form W-8BEN or IRS Form W-8ECI) unless facts and circumstances indicate that reliance is not warranted.

        If the exchange is characterized as a sale (as opposed to a distribution) with respect to a Non-United States Holder of Class B common stock, the holder generally will not be subject to United States federal income tax, and therefore may be entitled to a refund of the tax withheld by the transfer agent on any gain with respect to the exchange unless:

  •
  the gain is effectively connected with a trade or business of the Non-United States Holder in the United States and, if certain tax treaties apply, is attributable to a permanent establishment in the United States maintained by such holder;

  •
  in the case of a non-resident alien individual who holds the Class B common stock as a capital asset, the individual is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are met; or

  •
  we are or have been a "U.S. real property holding corporation" at any time during the shorter of the five-year period ending on the date of the merger or the period that you held the Class B common stock and certain other requirements are met.

        Methode does not believe it has been or currently is a "U.S. real property holding corporation." Moreover, even if we were, or were to become, a U.S. real property holding corporation, no adverse tax consequences would apply to you if you hold, directly or indirectly, at all times during the applicable period, 5% or less of any class of our stock, provided that our stock was regularly traded on an established securities market.

        Non-United States Holders are urged to consult their tax advisors regarding the application of United States federal income tax withholding, including eligibility for a withholding tax reduction or exemption, and the refund procedure.

United States Federal Income Tax Backup Withholding

        Under the United States federal income tax backup withholding rules, unless an exemption applies under the applicable law and regulations, 28% of the gross cash proceeds payable to a stockholder or other payee pursuant to the merger must be withheld and remitted to the U.S. Internal Revenue Service ("IRS") unless the stockholder or other payee provides its taxpayer identification number (employer identification number or social security number) to the transfer agent (as payer) and certifies under penalty of perjury that such number is correct. Therefore, each holder of Class B common stock should complete and sign a Form W-9 so as to provide the information and certification necessary to avoid backup withholding, unless such stockholder otherwise establishes to the satisfaction of the transfer agent that it is not subject to backup withholding. If the transfer agent is not provided with the correct TIN, the tendering stockholder also may be subject to penalties imposed by the IRS. If withholding results in an overpayment of taxes, a refund may be obtained. Certain "exempt recipients" (including, among others, all corporations and certain Non-United States Holders) are not subject to these backup withholding requirements. In order for a Non-United States Holder to qualify as an exempt recipient, that stockholder must submit an appropriate IRS Form W-8, signed under penalties of perjury, attesting to that stockholder's exempt status.

Consequences to Methode

        Neither the merger nor the payment of the special dividend in connection with the settlement described under "The Merger Proposal—Litigation Relating to the Merger" will result in any income, gain, loss or deduction to Methode for United States federal income tax purposes.

        The tax discussion set forth above is included for general information only. You are urged to consult your tax advisor to determine the particular tax consequences to you of the merger, including the applicability and effect of state, local and foreign tax laws.

Appraisal Rights

        Except as provided below, our stockholders will not be entitled to appraisal rights in connection with the merger. If the merger is consummated, holders of shares of Class B common stock (other than the Trusts and the McGinley family members) are entitled to appraisal rights under Section 262 of the Delaware General Corporation Law ("Section 262"), provided that they comply with the conditions established by Section 262. Holders of our Class A common stock are not entitled to appraisal rights.

        Section 262 is reprinted in its entirety as Annex E to this proxy statement. The following discussion is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Annex E. This discussion and Annex E should be reviewed carefully by any holder of Class B common stock who wishes to exercise statutory appraisal rights or who wishes to preserve the right to do so, as failure to comply with the procedures set forth herein or therein will result in the loss of appraisal rights.

        A record holder of shares of Class B common stock who makes the demand described below with respect to such shares, who continuously is the record holder of such shares through the effective time of the merger (the "Effective Time"), who otherwise complies with the statutory requirements of Section 262 and who neither votes in favor of the merger nor consents thereto in writing will be entitled to an appraisal by the Delaware Court of Chancery (the "Delaware Court") of the fair value of his or her shares of Class B common stock. All references in this summary of appraisal rights to a "stockholder" or "holders of shares of Class B common stock" are to the record holder or holders of shares of Class B common stock.

        Under Section 262, where a merger is to be submitted for approval at a meeting of stockholders, such as the special meeting, not less than 20 days prior to the meeting a constituent corporation must notify each of the holders of its stock for whom appraisal rights are available that such appraisal rights are available and include in each such notice a copy of Section 262. This proxy statement shall constitute such notice to the record holders of Class B common stock.

        Holders of shares of Class B common stock who desire to exercise their appraisal rights must not vote in favor of the merger and must deliver a separate written demand for appraisal to Methode prior to the vote by the stockholders of Methode on the merger. A demand for appraisal must be executed by or on behalf of the stockholder of record and must reasonably inform Methode of the identity of the stockholder of record and that such stockholder intends thereby to demand appraisal of the Class B common stock. A proxy or vote against the merger will not by itself constitute such a demand. Within ten days after the Effective Time, Methode must provide notice of the Effective Time to all Class B common stockholders who have complied with Section 262 and who have not voted in favor of or consented to the merger.

        A Class B common stockholder who elects to exercise appraisal rights should mail or deliver his or her written demand to: Corporate Secretary, Methode Electronics, Inc., 7401 West Wilson Avenue, Chicago, Illinois 60706.

        A person having a beneficial interest in shares of Class B common stock that are held of record in the name of another person, such as a broker, fiduciary, depositary or other nominee, must act promptly to cause the record holder to follow the steps summarized herein properly and in a timely manner to perfect appraisal rights. If the shares of Class B common stock are owned of record by a person other than the beneficial owner, including a broker, fiduciary (such as a trustee, guardian or custodian), depositary or other nominee, such demand must be executed by or for the record owner. If the shares of Class B common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the record owner. If a stockholder holds shares of Class B common stock through a broker who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder.

        A record holder, such as a broker, fiduciary, depositary or other nominee, who holds shares of Class B common stock as a nominee for others, may exercise appraisal rights with respect to the shares held for all or less than all beneficial owners of shares as to which such person is the record owner. In such case, the written demand must set forth the number of shares covered by such demand. Where the number of shares is not expressly stated, the demand will be presumed to cover all shares of Class B common stock outstanding in the name of such record owner.

        Within 120 days after the Effective Time, either Methode or any stockholder who has complied with the required conditions of Section 262 may file a petition in the Delaware Court, with a copy served on Methode in the case of a petition filed by a Class B common stockholder, demanding a determination of the fair value of the shares of all dissenting Class B common stockholders. There is no present intent on the part of Methode to file an appraisal petition and Class B common stockholders seeking to exercise appraisal rights should not assume that Methode will file such a petition or that Methode will initiate any negotiations with respect to the fair value of such shares. Accordingly, holders of Class B common stock who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262. Within 120 days after the Effective Time, any Class B common stockholder who has theretofore complied with the applicable provisions of Section 262 will be entitled, upon written request, to receive from Methode a statement setting forth the aggregate number of shares of Class B common stock not voting in favor of the merger and with respect to which demands for appraisal were received by Methode and the number of holders of such shares. Such statement must be mailed (i) within 10 days after the written request therefor has been received by Methode or (ii) within 10 days after the expiration of the period for the delivery of demands as described above, whichever is later.

        If a petition for an appraisal is timely filed, at the hearing on such petition, the Delaware Court will determine which Class B common stockholders are entitled to appraisal rights. The Delaware Court may require the Class B common stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Delaware Court may dismiss the proceedings as to such stockholder. Where proceedings are not dismissed, the Delaware Court will appraise the shares of Class B common stock owned by such stockholders, determining the fair value of such shares exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value.

        Although Methode believes that the merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Court and Class B common stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the merger consideration. Moreover, Methode does not anticipate offering more than the merger consideration to any stockholder exercising appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the "fair value" of a share of Class B common stock is less than the merger consideration. In determining "fair value," the Delaware Court is required to take into account all relevant factors. In Weinberger v. UOP, Inc. the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered and that "[f]air price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court has stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered."

        The cost of the appraisal proceeding may be determined by the Delaware Court and taxed against the parties as the Delaware Court deems equitable in the circumstances. However, costs do not include attorneys' and expert witness fees. Each dissenting stockholder is responsible for his or her attorneys' and expert witness expenses, although, upon application of a dissenting stockholder of Methode, the Delaware Court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all shares of stock entitled to appraisal.

        Any holder of shares of Class B common stock who has duly demanded appraisal in compliance with Section 262 will not, after the Effective Time, be entitled to vote for any purpose any shares subject to such demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of record at a date prior to the Effective Time.

        At any time within 60 days after the Effective Time, any stockholder will have the right to withdraw such demand for appraisal and to accept the terms offered in the merger; after this period, the stockholder may withdraw such demand for appraisal only with the consent of Methode. If no petition for appraisal is filed with the Delaware Court within 120 days after the Effective Time, Class B common stockholders' rights to appraisal shall cease, and all holders of shares of Class B common stock will be entitled to receive the consideration offered pursuant to the Merger Agreement. Inasmuch as Methode has no obligation to file such a petition, and Methode has no present intention to do so, any holder of shares of Class B common stock who desires such a petition to be filed is advised to file it on a timely basis. Any Class B common stockholder may withdraw such stockholder's demand for appraisal by delivering to Methode a written withdrawal of his or her demand for appraisal and acceptance of the merger consideration, except (i) that any such attempt to withdraw made more than 60 days after the Effective Time will require written approval of Methode and (ii) that no appraisal proceeding in the Delaware Court shall be dismissed as to any stockholder without the approval of the Delaware Court, and such approval may be conditioned upon such terms as the Delaware Court deems just.

        The Trusts and the McGinley family members have waived any appraisal right they may have in connection with the agreement they entered into with Methode and the merger, but not with respect to any superior proposal that may be pursued by Methode in accordance with the agreement.

Regulatory Matters

        To effect the merger, we will be required to file a certificate of merger with the Delaware Secretary of State. We have applied to list the new common stock on the Nasdaq National Market under the symbol "METH." We are awaiting approval and official notice of issuance.

        We are not aware of any other approval or action by any governmental, administrative or regulatory authority that would be required in connection with the merger. Should any other approval or action be required, we currently contemplate that we will seek that other approval or action. We cannot predict whether we will be required to delay the merger pending the outcome of any such matter. There can be no assurance that any other approval or action, if needed, would be obtained.

Stock Certificates

        After completion of the merger, your certificates representing shares of Class A common stock will represent an equal number of shares of new common stock. It will not be necessary for you to exchange your existing certificates for new certificates. However, you may at any time after the merger exchange your existing certificates for new common stock certificates by contacting Mellon Investor Services LLC, our transfer agent, at 1-800-288-9541.

        For holders of our Class B common stock, promptly following completion of the merger, Mellon Investor Services LLC, our transfer agent, will mail to each record holder of shares of Class B common stock in certificated form, instructions and transmittal materials for effecting the surrender of stock certificates of Class B common stock in exchange for $23.55 cash per share, without interest.

        Please do not send in your stock certificates with the enclosed proxy card and do not surrender any certificates representing Class B common stock until you have received transmittal materials from our transfer agent following completion of the merger.

Interests of Certain Persons

        James W. McGinley, Robert R. McGinley and Roy M. Van Cleave, who are members of our board of directors, have interests in the McGinley Agreement, the Merger Agreement and the merger that are different from, or in addition to, the interests of Methode's Class A and Class B common stockholders. These interests are described in more detail below.

        James McGinley, Robert McGinley and their sister Margaret J. McGinley are special fiduciaries, co-trustees and beneficiaries of the Trusts. Roy Van Cleave is a special fiduciary of the Trusts and acted as special counsel to the Trusts in connection with the agreements among Methode, the Trusts and the McGinley family members. The Trusts hold 130,901 shares of our Class B common stock. James McGinley, Robert McGinley and Margaret McGinley are also co-trustees and beneficiaries of the Jane R. McGinley Trust, which holds 10,002 shares of our Class B common stock. Excluding shares of Class B common stock held by the Trusts and the Jane R. McGinley Trust, James McGinley beneficially owns 268 shares of Class B common stock, Robert McGinley beneficially owns 23,308 shares of Class B common stock, Margaret McGinley beneficially owns 17,281 shares of Class B common stock and Roy Van Cleave beneficially owns 500 shares of Class B common stock.

Planned Tender Offer by Methode

        Methode entered into an agreement dated August 19, 2002, and amended December 26, 2002, with the Trusts, Jane R. McGinley, Margaret J. McGinley, James W. McGinley, and Robert R. McGinley to commence a tender offer to purchase all of the outstanding Class B common stock at a price of $20 per share in cash by the terms and conditions provided for in the agreement.

        Pursuant to the amended agreement, Methode's obligation to commence the tender offer was subject to the prior approval of the offer by a majority of the Class A common stockholders present at a special meeting (excluding Class A common stock held by the Trusts and the McGinley family members). The Trusts, Jane R. McGinley, Margaret J. McGinley, James W. McGinley, and Robert R. McGinley agreed to tender their shares within ten business days of commencement and not to withdraw, on the condition that less than 100,000 shares of Class B common stock were outstanding after the planned Methode tender offer. Under the agreement, the Trusts, the Jane R. McGinley Trust, Margaret McGinley, James McGinley, and Robert McGinley were obligated to tender all of their Class B common stock in the offer. This represented an aggregate of 931,760 shares of Class B common stock, or 85.7% of the outstanding Class B common stock. The agreement provided that either Methode or the Trusts could terminate the agreement if the tender offer was not completed on or prior to May 31, 2003, provided that the party purporting to terminate was not the cause of the delay.

        On June 12, 2003, Methode mailed to its stockholders the definitive proxy statement in connection with the special meeting scheduled for July 10, 2003 for eligible Class A common stockholders to vote on the making of the planned tender offer. On July 8, 2003, Dura Automotive Systems, Inc. commenced a tender offer for all of the outstanding shares of Class B common stock. On July 10, 2003, Methode adjourned the special meeting until July 24, 2003. On July 14, 2003, the Trusts and the

McGinley family members gave notice of termination of the agreement. On July 23, 2003, Methode cancelled its special meeting of stockholders scheduled to reconvene on July 24, 2003.

Horizon Farms, Inc.

        The Trusts also own Horizon Farms, Inc. ("Horizon"), a horse farm and breeding operation. As co-trustees and beneficiaries of the Trusts, James McGinley and Robert McGinley have an interest in Horizon. In addition, James McGinley and Robert McGinley are officers and directors of Horizon. In April 2001, Methode loaned $6 million to Horizon (the "Horizon Note") in connection with the Estate making certain representations to the IRS in connection with the private letter ruling obtained by Methode in connection with the Stratos Lightwave spin-off. The Horizon Note, was payable on June 30, 2003 and bore interest at a rate of 5.25% per annum.

        In early 2001, Methode was completing its request for the revenue ruling in connection with the Stratos Lightwave spin-off. At the request of the IRS, William J. McGinley provided an undertaking to the IRS that he had no present intention to sell any of his Class A or Class B common stock (the majority of which shares are now held by the Trusts). William McGinley passed away in late January 2001. Consequently, the IRS required that William McGinley's Estate, as the owner of such Class A and Class B common stock, provide a similar undertaking to that provided by William McGinley.

        After William McGinley's death, loans held by William McGinley for which the Estate was responsible became due because of his death. The Estate informed Methode that it would be unable to provide the requested representation to the IRS because if the banks attempted to quickly foreclose on the loans, the Estate might be forced to sell various assets, including its Methode Class A and Class B common stock. In discussions with Methode, the Estate indicated that if it received a term loan from Methode which allowed it to pay off the loans, it would be able to provide the representation to the IRS required in connection with the Stratos Lightwave spin-off.

        With the approval of our board of directors, Methode loaned $6 million to Horizon pursuant to the Horizon Note. Upon receipt of the Horizon Note, the Estate executed the required IRS representation.

        On June 30, 2003, Horizon paid off the Horizon Note in full.

Split-Dollar Insurance Agreement

        Other non-operating income for Methode for fiscal 2001 included $6.6 million from insurance proceeds of approximately $10 million related to the death in January 2001 of William J. McGinley, Methode's founder and the father of James McGinley and Robert McGinley. Methode is a party to a Split-Dollar Insurance Agreement dated August 9, 1996, with the William J. McGinley and Jane R. McGinley Irrevocable Trust (the "Irrevocable Trust"). James W. McGinley, Robert R. McGinley and their sister, Margaret J. McGinley, and other McGinley family members, are beneficiaries of the Irrevocable Trust. Pursuant to the Split-Dollar Insurance Agreement, Methode agreed to pay premiums on five life insurance policies owned by the Irrevocable Trust on the lives of William J. McGinley and Jane R. McGinley, the wife of William J. McGinley and the mother of James McGinley and Robert McGinley. Methode has collateral assignments on the policies that entitle it to receive reimbursement from the insurance proceeds at the greater of the cumulative premiums paid or the cash surrender value of the policies.

        As a result of the death of Jane McGinley in February 2003, insurance proceeds of approximately $10.5 million will be paid under four of the split-dollar last survivor life insurance policies. In April 2003, approximately $3.5 million was paid to the Irrevocable Trust under one such policy and approximately $1.0 million was paid to Methode, representing the cash surrender value of the policy.

With respect to the three remaining policies, the proceeds to be paid to the Irrevocable Trust equal approximately $4.7 million and the amount to be paid to Methode equals approximately $1.3 million, representing the premiums paid on those policies by Methode.

        Methode and the Irrevocable Trust are currently involved in a dispute regarding whether the amount payable to Methode should be reduced by $89,260, which represents the amount of premiums included in the McGinleys' income and deducted by Methode for federal tax purposes. If this dispute is not resolved by discussions between the parties litigation or arbitration could result. In any such proceeding, Methode could raise the issue of whether Methode is entitled to an additional payment of $99,883 from the Irrevocable Trust. This represents the amount of premium payments included in the McGinleys' taxable income and deducted by Methode for federal tax purposes. This amount was deducted from the premium reimbursement amount previously paid to Methode in connection with the insurance proceeds distributed upon the death of William McGinley.

Interests of Members of our Board of Directors

        In addition to James W. McGinley, Robert R. McGinley and Roy M. Van Cleave, the only other member of our board of directors who currently beneficially owns shares of our Class B common stock is George C. Wright, who owns 6,540 shares of Class B common stock. Warren L. Batts and George C. Wright are members of the Special Committee and William C. Croft was a member of the Special Committee until his resignation on August 8, 2002. Mr. Croft resigned as a special fiduciary of the Trusts shortly before his appointment to the Special Committee.

Litigation Relating to the Merger

General

        On September 13, 2002, a holder of 100 shares of Class A common stock filed a class action against Methode and certain of Methode's directors on behalf of all holders of our Class A common stock and derivatively on behalf of Methode in the Court of Chancery of the State of Delaware. Plaintiff alleged in the Complaint that Methode's directors breached their fiduciary duties of disclosure, care and loyalty by approving the agreement between Methode and the Trusts and the McGinley family members pursuant to which Methode agreed, among other things, to make a tender offer for the repurchase of all of our Class B common stock at a price of $20 per share. Plaintiff further alleged in the Complaint that Methode's board approved the tender offer for the repurchase of our Class B common stock, caused Methode to enter into certain employment agreements with Methode's chairman of the board and certain of its officers and failed to disclose and misrepresented certain information in connection with Methode's 2002 proxy statement, as part of a scheme to entrench the incumbent board and management. Additionally, Plaintiff alleged in the Complaint that Methode's directors, by approving the repurchase of the Class B common stock, diverted a corporate opportunity to receive a control premium away from Methode and the Class A stockholders. Plaintiff sought, among other things, to enjoin the repurchase of the Class B common stock, as well as other equitable relief.

        On March 17, 2003, following the December 26, 2002 amendment of the original agreement between Methode and the Trusts and the McGinley family members to require a vote of the Class A common stockholders, the parties in this litigation entered into a memorandum of understanding providing for the settlement of this litigation. Pursuant to the terms of the memorandum of understanding, Methode agreed, among other things, that: (i) it would only proceed with the planned Methode tender offer if it is approved by the affirmative vote of the holders of shares having a majority of the shares of Class A common stock present or represented by proxy at the special meeting (excluding shares held by the Trusts and the McGinley family members); (ii) it would make certain revisions to the disclosures in the proxy statement in connection with the special meeting to approve the making of the planned Methode tender offer as requested by Plaintiff; and (iii) it would declare a special dividend of $0.04 per share of Class A common stock within 60 days following consummation of the planned Methode tender offer. If the offer was not consummated, this special dividend would not be declared or paid.

        On July 1, 2003, a Stipulation and Agreement of Compromise Settlement and Release (the "Original Settlement Agreement") was executed by the parties. Counsel for the parties conferred on certain revisions to be made to the disclosures in our preliminary proxy statement filed with the Securities and Exchange Commission in connection with the special meeting for our Class A common stockholders to approve the making of the planned Methode tender offer, and agreed to certain additional information, which was disclosed in the definitive proxy statement filed with the Securities and Exchange Commission on June 10, 2003 and mailed to our stockholders on June 12, 2003.

        On July 29, 2003, following the termination of the original agreement between Methode, the Trusts and the McGinley family members dated August 19, 2002, and amended December 26, 2002, and the execution of the McGinley Agreement, the parties to the litigation entered into a stipulation and agreement of compromise, settlement and release (the "Settlement Agreement") providing for the settlement of this litigation. Pursuant to the terms of the Settlement Agreement, Defendants agreed, among other things, that: (i) the amended agreement with the Trusts and the McGinley family members requiring the approval of the Class A common stockholders prior to making the planned tender offer by Methode was the result of this litigation and was a benefit to the Class A common stockholders and to Methode and its directors in responding to Dura's offer and with respect to the decision to enter into the McGinley Agreement, (ii) Methode, acting through its board of directors, would declare and pay a special dividend of $0.04 per share of Class A common stock within 60 days following the acquisition of the balance of the shares of Class B common stock by merger or purchase. The Settlement Agreement also provides for the dismissal of this litigation with prejudice and release of all related claims against Methode and the director defendants. The settlement as provided for in the Settlement Agreement is contingent upon, among other things, approval by the court.

        There is no assurance that this settlement will have been approved by the court and finalized at the time the merger is scheduled to close. In the event the settlement is not finalized and the litigation is still pending at such time, Methode currently intends to complete the merger.

Fees and Expenses

        We have retained Innisfree to act as information agent in connection with this proxy statement. Innisfree has not been retained to solicit proxies. Innisfree will receive a fee of $            for its information agent services plus reimbursement of related out-of-pocket expenses. We will not pay any fees or commissions to brokers, dealers or other persons for soliciting votes pursuant to the merger.

        The fees and expenses to be incurred and paid by us in connection with the negotiation of the McGinley Agreement, the Merger Agreement and the merger are estimated as follows:

Information Agent Fees	$
Financial Advisory Fees	$
Legal Fees	$
Printing	$
Filing Fees	$
Miscellaneous	$
Total	$

MARKET PRICE DATA; DIVIDENDS

        Our Class A common stock and Class B common stock are listed for trading on the Nasdaq National Market under the symbols "METHA" and "METHB." The following table sets forth the high and low sales prices for the periods indicated as reported on the Nasdaq Stock Market.

	Class A Stock Price				Class B Stock Price
	High		Low		High		Low
Fiscal Year ending April 30, 2004
First Quarter		$12.56		$9.03		$32.45		$19.25
Second Quarter (through , 2003)	$		$		$		$
Fiscal Year ended April 30, 2003
First Quarter		$12.86		$7.75		$13.25		$8.25
Second Quarter		10.80		6.25		19.44		8.50
Third Quarter		11.27		8.00		19.27		18.06
Fourth Quarter		10.98		8.25		20.75		18.50
Fiscal Year ended April 30, 2002
First Quarter		$9.50		$5.56		$13.70		$6.75
Second Quarter		9.69		6.29		10.10		6.01
Third Quarter		9.79		6.81		10.25		7.00
Fourth Quarter		12.81		8.16		12.70		9.09

        On August 20, 2002, the last day on which our Class A common stock traded before the public announcement of the agreement dated August 19, 2002 with the Trusts and the McGinley family members, which contemplated a tender offer by Methode to repurchase the Class B common stock, the closing price of our Class A common stock as reported on the Nasdaq National Market was $9.05. On August 14, 2002, the last day on which our Class B common stock traded before the public announcement of this agreement, the closing price of our Class B common stock as reported on the Nasdaq National Market was $8.50.

        On                        , 2003, the closing price of our Class A common stock and Class B common stock as reported on the Nasdaq National Market was $            and $            , respectively. We urge stockholders to obtain current market quotations for our Class A and Class B common stock.

        We pay dividends quarterly and for fiscal years 2003 and 2002, quarterly dividends were paid at an annual rate of $0.20 on shares of both the Class A and Class B common stock. On July 31, 2003, a dividend of $0.05 per share was paid to holders of our Class A and Class B common stock.

        We expect to continue our policy of paying regular cash dividends, although there is no assurance as to future dividends because they are dependent on future earnings, capital requirements and financial conditions.

        As of August 26, 2003, the approximate number of record holders of our Class A and Class B common stock was 895 and 310, respectively.

SECURITY OWNERSHIP OF FIVE PERCENT STOCKHOLDERS

        The following table sets forth information regarding all persons known to be the beneficial owners of more than 5% of Methode's voting securities as of July 25, 2003 (except as set forth in the relevant footnotes).

Name and Address of Beneficial Owner	Title of Class	Number of Shares and Nature of Beneficial Ownership(1)		Percent of Class
Barclays Global Investors, N.A.(2) 45 Fremont Street San Francisco, California 94105	Common Stock Class A	3,027,089		8.6%
T. Rowe Price Associates, Inc.(3) 100 East Pratt Street Baltimore, Maryland 21202	Common Stock Class A	2,873,700		8.1%
The William J. McGinley Marital Trust No. 1(4) c/o Dennis M. Wilson Piper Rudnick 203 North LaSalle Chicago, Illinois 60601	Common Stock Class B	87,277		25.8%
The William J. McGinley Marital Trust No. 2(4) c/o Dennis M. Wilson Piper Rudnick 203 North LaSalle Chicago, Illinois 60601	Common Stock Class B	43,624		12.9%
Loeb Arbitrage Management(5) 61 Broadway New York, New York 10006	Common Stock Class B	65,900		19.5%
James W. McGinley c/o Dennis M. Wilson Piper Rudnick 203 North LaSalle Chicago, Illinois 60601	Common Stock Class B	141,171	(6)(7)	41.8%
Margaret J. McGinley c/o Dennis M. Wilson Piper Rudnick 203 North LaSalle Chicago, Illinois 60601	Common Stock Class B	158,184	(6)	46.8%
Robert R. McGinley c/o Dennis M. Wilson Piper Rudnick 203 North LaSalle Chicago, Illinois 60601	Common Stock Class B	164,211	(6)	48.6%
Roy M. Van Cleave c/o Dennis M. Wilson Piper Rudnick 203 North LaSalle Chicago, Illinois 60601	Common Stock Class B	131,401	(6)	38.9%

Richard J. Roberts c/o Dennis M. Wilson Piper Rudnick 203 North LaSalle Chicago, Illinois 60601	Common Stock Class B	130,901	(6)	38.8%
Bryan Cressey c/o Dennis M. Wilson Piper Rudnick 203 North LaSalle Chicago, Illinois 60601	Common Stock Class B	130,901	(6)	38.8%
Manish C. Shah c/o Dennis M. Wilson Piper Rudnick 203 North LaSalle Chicago, Illinois 60601	Common Stock Class B	130,901	(6)	38.8%

(1)
Beneficial ownership arises from sole voting and investment power unless otherwise indicated by footnote.

(2)
Based solely on a Schedule 13G filed by Barclays Global Investors, N.A. ("Barclays") with the Securities and Exchange Commission on February 12, 2003. According to the Schedule 13G, the shares reported are held by Barclays and Barclays Global Fund Advisors in trust accounts for the economic benefit of the beneficiaries of those accounts.

(3)
Based solely on an Amendment to Schedule 13G filed by T. Rowe Price Associates, Inc. ("Price Associates") with the Securities and Exchange Commission on February 4, 2003. According to the Schedule 13G, Price Associates is deemed the beneficial owner of 2,893,700 shares, having sole voting power over 734,400 shares and sole investment power over all 2,893,700 shares. These securities are owned by various individuals and institutional investors for which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(4)
Voting and investment power are shared by the special fiduciaries of this trust. See note (6) below.

(5)
Based solely on a Schedule 13F filed by Loeb Arbitrage Management with the Securities and Exchange Commission on August 18, 2003.

(6)
Includes 87,277 shares of Class B common stock held by the William J. McGinley Marital Trust No. 1 and 43,624 shares of Class B common stock held by the William J. McGinley Marital Trust No. 2 (the "Trusts"), as to which Ms. M. McGinley and Messrs. J. McGinley, R. McGinley R. Van Cleave, R. Roberts, B. Cressey and M. Shah are special fiduciaries and share voting and investment power. Each of the special fiduciaries specifically disclaims beneficial ownership of all shares owned by the other special fiduciaries other than in their respective capacity as special fiduciary under the Trusts. Ms. M. McGinley and Messrs. J. and R. McGinley are also beneficiaries and co-trustees under the Trusts. Also includes 10,002 shares of Class B common stock held by the Jane R. McGinley Trust dated September 18, 2001, as to which Ms. M. McGinley and Messrs. J. McGinley and R. McGinley are co-trustees and beneficiaries and share voting and investment power.

(7)
Includes 268 shares of Class B common stock held by his wife.

EXECUTIVE OFFICERS AND DIRECTORS

Background

        Following is the business and background of our directors and executive officers:

        Warren L. Batts has been a director of Methode since 2001. Mr. Batts is also a director of Cooper Industries, Inc., a manufacturer of electrical products and power and hand tools located at 600 Travis, Suite 5800, Houston, Texas 77002. Mr. Batts is the Retired Chairman and Chief Executive Officer of Tupperware Corporation, a diversified consumer products company, located at 14901 Orange Blossom Trail, Orlando, Florida 32837 and the Retired Chairman of Premark International, Inc., a diversified consumer products company located at 1717 Deerfield Road, Deerfield, Illinois 60015. Prior to his retirement in 1997, Mr. Batts had been Chairman and Chief Executive Officer of Premark International, Inc. since 1986 and Chairman and Chief Executive Officer of Tupperware Corporation since its spin-off from Premark International, Inc. in 1996.

        William C. Croft has been a director of Methode since 1975. Mr. Croft also has been the Chairman of the Board of Clements National Company, a manufacturer of electrical equipment located at
6650 S. Narragansett, Chicago, Illinois 60638, since 1975.

        Donald W. Duda has been a director since 2001 and the President of Methode since February 2001. Prior thereto, Mr. Duda was Vice-President of Interconnect Products Group of Methode since March 2000. Prior thereto, Mr. Duda was with Amphenol Corporation, a manufacturer of electronic connectors located at 358 Hall Avenue, Wallingford, Connecticut 06492, as General Manager of its Fiber Optic Products Division from 1988 through November 1998.

        William T. Jensen has been the Chairman of the Board since February 2001 and has been a director of Methode since 2001. Mr. Jensen also was a director of Methode from 1959 to 1997, President of Methode from December 1994 through February 1998, and Executive Vice President of Methode from 1952 through 1994.

        James W. McGinley has been a director of Methode since 1993. Mr. J. McGinley has been a director, the President and the Chief Executive Officer of Stratos Lightwave, Inc., a manufacturer of optical subsystems for the fiber optic industry located at 7444 West Wilson Avenue, Chicago, Illinois 60656, since April 12, 2000, when it was spun off from Methode. Prior thereto, Mr. J. McGinley was President of Methode since August 1998 and President of Methode's Optical Interconnect Products division from 1994 through 1998. James W. McGinley is the brother of Robert R. McGinley.

        Robert R. McGinley has been a director of Methode since 2001. Mr. R. McGinley is President of Traction, Inc., an entertainment media production company located at 1807 12th Street, Santa Monica, California 90404. Robert R. McGinley is the brother of James W. McGinley.

        Roy M. Van Cleave has been a director since 2002. He has been President of Roy M. Van Cleave, P.C., a provider of legal services located at 65 West Jackson Boulevard, Chicago, Illinois 60604, since 2000. Prior thereto, Mr. Van Cleave was a partner of the law firm of Chapman & Cutler, 111 W. Monroe, Chicago, Illinois 60603, from September 1997 to September 2000.

        George C. Wright has been a director since 1968. Mr. Wright has been retired since December 2001. Prior thereto, he was President of Piedmont Co. Inc., a distributor of marine products located at 1630 Highway 243, Townville, South Carolina 29689, since 1989.

        John R. Cannon has been Senior Executive Vice President of Methode since 1997.

        Douglas A. Koman has been the Vice President, Corporate Finance of Methode since April 2001. Prior thereto he was Assistant Vice President—Financial Analysis since December 2000. Prior thereto he was with Illinois Central Corporation, a holding company whose principal subsidiaries are freight railroads, located at 455 North Cityfront Plaza Drive, Chicago, Illinois 60611, as Controller from November 1997 to March 2000 and Treasurer since July 1991.

        Robert J. Kuehnau has been the Vice President, Treasurer and Controller of Methode since June 1996.

        James F. McQuillen has been the Executive Vice President of Methode since April 2001. Prior thereto he was Vice President of Methode's Connector Products Division since August 1995.

        Neither Methode nor the directors or executive officers of Methode have been convicted in a criminal proceeding during the past five years excluding traffic violations or similar misdemeanors.

        Neither Methode nor the directors or executive officers of Methode have been a party to any judicial or administrative proceeding during the past five years (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

        All of the directors and executive officers of Methode are United States citizens.

Security Ownership

        The following table sets forth information regarding Methode's Class A and Class B common stock beneficially owned as of July 25, 2003 by (i) each director, (ii) each of the named executive officers, and (iii) all current directors and executive officers as a group.

Name of Beneficial Owner	Title of Class	Number of Shares and Nature of Beneficial Ownership(1)	Percent of Class
Warren L. Batts	Common Stock Class A Class B	19,000 0	* *
William C. Croft	Common Stock Class A Class B	112,107 0	* *
Donald W. Duda	Common Stock Class A Class B	156,926 0	* *
William T. Jensen	Common Stock Class A Class B	270,133 0	* *
James W. McGinley	Common Stock Class A Class B	45,627 141,171	* 41.8%
Robert R. McGinley	Common Stock Class A Class B	161,744 164,211	* 48.6%
Roy M. Van Cleave	Common Stock Class A Class B	35,500 131,401	* 38.9%
George C. Wright	Common Stock Class A Class B	108,176 6,540	* *
Douglas A. Koman	Common Stock Class A Class B	64,925 0	* *
Robert J. Kuehnau	Common Stock Class A Class B	108,915 0	* *
James F. McQuillen	Common Stock Class A Class B	36,028 0	* *
All current directors and executive officers as a group (12 individuals)	Common Stock Class A Class B	1,148,061 172,045	3.2 50.9	% %

*
Percentage represents less than 1% of the total shares of the respective class of common stock outstanding as of July 25, 2003.

(1)
Beneficial ownership arises from sole voting and investment power unless otherwise indicated in the table entitled "Nature of Indirect Beneficial Ownership as of July 25, 2003" on the following page.

	Nature of Indirect Beneficial Ownership as of July 25, 2003
	Class A Shares Subject to Options Exercisable within 60 Days
		As Special Fiduciary and Beneficiary of the William J. McGinley Trusts(1)
				By Family Members				In Retirement Plans
						As Co-Trustee
Beneficial Owner
		Class A	Class B	Class A	Class B	Class A	Class B	Class A	Class B
Warren L. Batts	5,000	—	—	—	—	—	—	—	—
William C. Croft	24,707	—	—	—	—	—	—	—	—
Donald W. Duda	154,413	—	—	—	—	—	—	2,013	—
William T. Jensen	150,000	—	—	—	—	—	—	—	—
James W. McGinley	10,000	35,000	130,901	536	268	22	10,002	69	—
Robert R. McGinley	7,500	35,000	130,901	—	—	22	10,002	—	—
Roy M. Van Cleave	—	35,000	130,901	—	—	—	—	—	—
George C. Wright	24,707	—	—	—	—	83,469	6,540	—	—
Douglas A. Koman	61,398	—	—	—	—	—	—	3,527	—
Robert J. Kuehnau	76,076	—	—	—	—	—	—	8,416	—
James F. McQuillen	28,256	—	—	—	—	—	—	—	—
All current directors and executive officers (12 individuals)	564,132	35,000	130,901	909	455	83,491	16,542	49,826	27

(1)
Shares of Class A common stock are held by the William J. McGinley Marital Trust No. 2 and the William J. McGinley Irrevocable Trust, of which James W. McGinley and Robert R. McGinley, among others, are special fiduciaries and beneficiaries sharing voting and investment power with respect to such shares. Shares of Class B common stock are held by the William J. McGinley Marital Trust No. 1 and No. 2, of which James W. McGinley, Robert R. McGinley and Roy M. Van Cleave, among others, are special fiduciaries sharing voting and investment power with respect to such shares. James W. McGinley and Robert R. McGinley, along with their sister Margaret J. McGinley, are also co-trustees and beneficiaries of the William J. McGinley Marital Trust No. 1 and No. 2.

        Based on our records and on information provided to us by our directors and executive officers, neither we nor any of our directors and executive officers, or any of our other affiliates or subsidiaries has effected any transactions involving our Class B common stock during the 60 days prior to the date hereof, except as otherwise described herein.

Employment Agreements

Jensen Employment Agreement

        William T. Jensen entered into an agreement with Methode in connection with his election to Chairman of the board of directors in February 2001. Under the agreement, as amended, Mr. Jensen is entitled to an annual salary of $278,356 and a quarterly bonus equal to .75% of first $2,000,000 pretax profit, .375% of the next $2,000,000 of pre-tax profit and .25% of all other pre-tax profit. In addition, Mr. Jensen was granted an option to purchase 100,000 shares of Methode's Class A common stock in fiscal 2001. In June 2002, the Compensation Committee elected to extend the term of the agreement to June 30, 2003. This agreement has not been further extended.

Employment Security Agreements

        On December 21, 2001, Messrs. Duda, Koman, Kuehnau and McQuillen each entered into an Employment Security Agreement with Methode. Each agreement provides that if within three years of a Change in Control (as defined below) or during a Period Pending a Change in Control (as defined below), Methode terminates the executive's employment without good cause or the executive voluntarily terminates his employment for good reason, the executive is entitled to (1) a lump sum cash payment equal to three times the executive's annual salary (two times the annual salary in the case of Mr. McQuillen), (2) a lump sum cash bonus payment equal to 100% of annual salary plus a pro-rata portion equal to 100% of annual salary, (3) continued participation in Methode's welfare benefit plans for three years or until the executive becomes covered under other welfare benefit plans providing substantially similar benefits, (4) unpaid salary or other compensation earned with respect to periods prior to the executive's termination, including accumulated but unused vacation and bonuses under the Longevity Continuation Plan, and (5) a lump sum of any amount payable to the executive pursuant to a tax gross-up payment.

        In general, a "Change in Control" shall have occurred if any of the following occur:

  (1)
  any person or group is or becomes the beneficial owner of 25 percent or more of Methode's Class A common stock or Class B common stock (excluding shares acquired directly from Methode or acquired in certain mergers and business combinations);

  (2)
  at any time during any period of two consecutive 12-month periods, members of Methode's board of directors at the beginning of the period (the "Incumbent Board") cease for any reason to constitute at least a majority of the board. Directors approved by a majority of the Incumbent Board will be considered members of the Incumbent Board. However, directors elected in connection with an actual or threatened proxy contest or solicitation by a third party will not be considered members of the Incumbent Board for this purpose; or

  (3)
  there is a merger or other business combination of Methode pursuant to which Methode's stockholders own less than 60 percent of the voting stock of the surviving corporation.

        "Period Pending a Change in Control" is defined in each agreement as the period between the time an agreement is entered into by Methode with respect to a transaction which would constitute a Change in Control, and the closing of such transaction.

Donald W. Duda Cash Bonus Agreement

        In each of May 2001 and June 2002, Methode granted Donald W. Duda a stock option award for 200,000 shares of Class A common stock under Methode's 2000 Stock Plan. Due to annual award volume limitations contained in the 2000 Stock Plan, each of these stock option awards are void to the extent that the number of shares granted exceeds 100,000 shares of Class A common stock. Accordingly, each of these grants were reduced to 100,000 shares of Class A common stock. In July 2003, Methode granted Mr. Duda a stock option award for 100,000 shares of Class A common stock, and would have granted him an additional 150,000 shares if the 2000 Stock Plan's annual volume limitation did not apply. In light of the foregoing and in order to compensate Mr. Duda equitably, effective as of August 22, 2003, Methode and Donald W. Duda entered into a Cash Bonus Agreement. Pursuant to this Cash Bonus Agreement, Mr. Duda is entitled to up to three cash bonuses, with the amounts to be determined based on two factors: the increase, if any, in the value of the Class A common stock, and the date Mr. Duda is paid the bonus. All bonuses payable under the Cash Bonus Agreement are forfeited if Mr. Duda is terminated for cause.

        The amount of the first cash bonus shall be determined by multiplying 100,000 by the value of the Class A common stock in excess of $10.50 (the value of Class A common stock on the date of the 2002 stock option grant). The vesting is the same as the underlying June 2002 stock option award. The amount of the second cash bonus shall be determined by multiplying 150,000 by the value of the Class A common stock in excess of $11.44 (the value of Class A common stock on the date of the 2003 stock option grant). The vesting is the same as the underlying July 2003 stock option award. These bonuses shall be paid on the earliest to occur of the following: (i) a date selected by Mr. Duda, provided there are no vested but unexercised options with respect to the corresponding option grant: (ii) termination of Mr. Duda's employment without cause; (iii) Mr. Duda's death or disability; and (iv) June 10, 2012 (for the first bonus) and July 3, 2013 (for the second bonus).

        Methode will pay Mr. Duda a third cash bonus in the event a change in control of Methode occurs prior to May 4, 2004, provided Mr. Duda is an employee of Methode immediately prior to such event. The amount of this cash bonus shall be determined by multiplying 100,000 by the value of the Class A common stock on the date of the change of control in excess of $6.35 (the value of Class A common stock on the date of the 2001 stock option grant).

Longevity Contingent Bonus Program

        Methode has a Longevity Contingent Bonus Program that covers certain officers and key management personnel. The longevity compensation amount is equal to the current bonus received by an eligible employee for a given quarter, and is earned and payable three years after the current quarter only if the eligible employee is still an employee of Methode and his employment performance is satisfactory. If for any reason other than death, disability or retirement the officer or key employee terminates his employment with Methode during the three-year period or his employment performance is not satisfactory, no longevity compensation is payable under this program.

Director Compensation

        Directors who are not also Methode employees are compensated at the rate of $25,000 annually, plus an attendance fee of $500 for any special board meeting in addition to the regularly scheduled quarterly meetings. Directors who are members of the Compensation, Nominating or Audit Committees receive an additional $500 for each committee meeting attended. In addition, each non-employee director is eligible to participate in the 2000 Stock Plan. Each non-employee director was granted an option to purchase 5,000 shares of Methode Class A common stock for the fiscal year ended April 30, 2003. These options vest six months after the grant date. Directors who are also Methode employees are not paid for their services as directors or for attendance at meetings. In fiscal 2003, Messrs. Croft and Wright accrued above-market interest under Methode's Capital Accumulation Program of $2,237 and $2,221, respectively.

2000 Stock Plan

        The 2000 Stock Plan provides for awards of Incentive Stock Options, Non-qualified Stock Options, SARs, and Restricted Stock. All present and future directors, officers and employees, are eligible to participate. Two million shares have been reserved for issuance (no more than 500,000 of which may be used for restricted stock). All options automatically vest if within 12 months following a Change of Control the participant is terminated without cause or resigns for good reason and the award exercisable for 90 days after the termination. A Change of Control is defined as one of the following occurrences: (1) any person other than William McGinley or his family owns more than 25% of the total voting power of Methode, (2) if a tender offer is made for Methode, a change of control is deemed to have occurred on the first of either the person making the offer owns or has accepted for payment more than 25% of the voting stock accepts for payment or three business days before the offer is to if terminate the offeror could own by the terms of the offer more than 50% of the voting stock, or (3) individuals who were the board's nominees for election are not reelected at a meeting involving a contested election.

1997 Stock Plan

        The 1997 Stock Plan provides for awards of Incentive Stock Options, Non-qualified Stock Options, SARs, and Restricted Stock. All present and future directors, officers and employees, are eligible to participate. Two million shares have been reserved for issuance. All options automatically vest if within 12 months following a Change of Control the participant is terminated without cause or resigns for good reason and the award exercisable for 90 days after the termination. Whether or not a particular event constitutes a Change of Control is determined by the committee administering the plan.

SUMMARIZED FINANCIAL INFORMATION

        The following Summarized Financial Information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes included elsewhere in our annual report on Form 10-K for the fiscal year ended April 30, 2003. The consolidated statement of operations data for the fiscal years ended April 30, 2003, 2002 and 2001, and the consolidated balance sheet data as of April 30, 2003 and 2002, are derived from, and are qualified by reference to, our audited consolidated financial statements included in our annual report on Form 10-K for the fiscal year ended April 30, 2003. The consolidated statement of operations data for the fiscal years ended April 30, 2000 and 1999, and the consolidated balance sheet data as of April 30, 2001, 2000 and 1999, are derived from consolidated audited financial statements not included in our annual report on Form 10-K for the fiscal year ended April 30, 2003.

        In April 2001, Methode completed the spin-off of Stratos. For financial reporting purposes, Methode has accounted for Stratos' results as discontinued operations.

	2003	2002	2001	2000	1999
	(In Thousands, Except Per Share Amounts)
Income Statement Data:
Net sales	$363,057	$319,660	$359,710	$357,624	$362,082
Income from continuing operations before income taxes	31,957	2,605	19,204	40,938	45,037
Income taxes (credit)	10,085	(1,200)	6,440	13,840	15,720
Income from continuing operations	21,872	3,805	12,764	27,098	29,317
Discontinued operations	—	—	6,588	3,790	3,502
Net income	21,872	3,805	19,352	30,888	32,819
Per Common Share:
Income From Continuing Operations:
Basic	$0.60	$0.11	$0.36	$0.77	$0.83
Diluted	0.60	0.11	0.36	0.76	0.83
Net Income:
Basic	0.60	0.11	0.54	0.87	0.93
Diluted	0.60	0.11	0.54	0.87	0.93
Dividends:
Class A	0.20	0.20	0.20	0.20	0.20
Book value	7.04	6.36	6.41	7.69	7.03
Long-term debt	—	—	—	—	269
Retained earnings	201,845	187,210	190,591	238,898	215,117
Fixed assets (net)	82,902	69,988	70,124	70,911	78,368
Total assets	315,474	291,926	294,930	332,798	311,268
From Continuing Operations:
Return on equity	9.0%	1.7%	5.1%	10.4%	12.4%
Pre-tax income as a percentage of sales	8.8%	0.8%	5.3%	11.4%	12.4%
Income as a percentage of sales	6.0%	1.2%	3.5%	7.6%	8.1%

        Fiscal years 2002, 2001, 2000 and 1999 include goodwill amortization of $1.0 million, $1.2 million, $1.4 million and $1.2 million, respectively. Goodwill amortization was discontinued in fiscal 2003 due to the adoption of SFAS No. 142, "Goodwill and Other Intangible Assets."

        Fiscal year 2002 earnings reflect a $15.8 million restructuring charge ($13.3 million after tax; $0.37 per share) and a foreign investment tax credit of $3.7 million ($0.11 per share).

        Fiscal year 2001 earnings reflect $6.6 million tax-free income from life insurance proceeds ($0.18 per diluted share), and a special charge of $9.7 million for goodwill impairment and $4.1 million to provide for the restructuring of two business units and the write-off of excess inventory and idle equipment ($11.9 million after tax; $0.33 per diluted share).

        Fiscal year 2000 earnings reflect a $3 million provision for a bad debt related to the bankruptcy of a large automotive safety system supplier ($1.9 million after tax; $0.06 per diluted share).

FORWARD LOOKING STATEMENTS

        This proxy statement contains statements that are not historical facts and constitute projections, forecasts or forward-looking statements. These statements may be identified by the use of forward-looking words or phrases such as "believes," "expects," "anticipates," "intends," "plans," "estimates," "may," "will" and "should." These forward-looking statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties and assumptions. Our actual actions or results may differ materially from those expected or anticipated in the forward-looking statements. Specific factors that might cause such a difference, include, but are not limited to:

  •
  The pending tender offer by Dura Automotive Systems, Inc. and the impact of any litigation which may arise out of or be related to the Dura offer or the proposed merger.

  •
  Our dependence on two large automotive customers and specific makes and models of automobiles. Therefore, our financial results will be subject to many of the same risks that apply to the automotive industry, such as general economic conditions, interest rates and consumer spending patterns.

  •
  A significant portion of the balance of our business relates to the computer and telecommunication industries which are subject to many of the same risks facing the automotive industry as well as fast-moving technological change. These industries have experienced a severe economic downturn.

  •
  Various legal claims incidental to our business, including those arising out of alleged defects, breach of contracts, product warranties, employment-related matters and environmental matters.

  •
  The current political and economic situation could result in higher levels of inflation than anticipated, and we may not be able to realize cost reductions, productivity improvements or price increases which are substantial enough to counter the inflationary impact. In the event that severe economic recession occurs, business failures by key customers or significant reductions in consumer demand for automobiles and other products which incorporate our products could have a significant adverse impact on our profitability.

  •
  Economic turmoil and currency fluctuations could increase our risk from currency exchange rates and devaluations, as well as increase the potential loss in value of our investments in our foreign businesses. Political and economic turmoil in the countries in which we operate our businesses can have a significant impact on our operating profits.

  •
  Other factors which may result in materially different results for future periods include actual growth in our various markets; operating costs; delays in development, production and marketing of new products; and other factors set forth from time to time in our reports filed with the Securities and Exchange Commission.

        The list of factors above is illustrative, but by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. All subsequent written and oral forward-looking statements concerning the matters addressed in this document and attributable to us or any person acting on our behalf are qualified by these cautionary statements. We undertake no obligation to make any revision to the forward-looking statements contained in this document or to update them to reflect events or circumstances occurring after the date of this document.

OTHER MATTERS

Stockholder Proposals

        All stockholder proposals to be presented at Methode's annual meeting to be held in 2003 must have been received by Methode by April 14, 2003 in order to be considered for inclusion in Methode's proxy statement relating to the 2003 annual meeting. If a stockholder intends to present a proposal at the 2003 annual meeting but did not intend to have such proposal included in Methode's proxy statement, Methode must have received notice of such proposal prior to June 27, 2003 in order to be considered "timely." Because no notice of any such proposal was received prior to June 27, 2003, no such proposal shall be deemed "timely" and Methode will have the right to exercise discretionary voting authority with respect to such proposal. These notices should be directed to the Secretary of Methode Electronics, Inc. at 7401 West Wilson Avenue, Chicago, Illinois 60706.

Additional Information

        We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the Internet at the Securities and Exchange Commission's website at www.sec.gov. You may also read and copy any document we file with the Securities and Exchange Commission at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room. We maintain a website at www.methode.com. The information contained in our website is not incorporated in this proxy statement by reference and you should not consider it a part of this proxy statement.

        The Securities and Exchange Commission allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this proxy statement, except for any information superseded by information in this proxy statement. This proxy statement incorporates important business and financial information about us that is not included in or delivered with this proxy statement. This proxy statement incorporates by reference the documents set forth below that have previously been filed with the Securities and Exchange Commission:

  •
  our annual report on Form 10-K, as amended, for the fiscal year ended April 30, 2003;

  •
  our proxy statement on Schedule 14A, dated August 10, 2002, for our 2002 annual meeting of stockholders; and

  •
  our current reports on Form 8-K filed on July 31, 2003 and August 4, 2003.

        We are also incorporating by reference additional documents that we file with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of this proxy statement and the date of the special meeting. You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and telephone number: Methode Electronics, Inc., 7401 West Wilson Avenue, Chicago, Illinois 60706-4548, toll-free 1-877-316-7700, attention Investor Relations.

        If you would like to request documents, including any documents we may subsequently file with the Securities and Exchange Commission before the special meeting, please do so by                         , 2003 so that you will receive them before the special meeting.

Other Business

        Our board of directors knows of no other business that will be presented at the special meeting. Should any other business come before the special meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

By order of the Board of Directors

William T. Jensen Chairman

Chicago, Illinois
                        , 2003

ANNEX A

AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), is made and entered into as of                        , 2003, by and among Methode Electronics, Inc., a Delaware corporation (the "Company"), and Methode Merger Corporation, a Delaware corporation ("Merger Corp."). The Company and Merger Corp. are sometimes referred to herein individually as a "Constituent Corporation" and collectively as "Constituent Corporations."

W I T N E S S E T H:

        WHEREAS, the Company is a party to an Agreement dated as of July 18, 2003, by and among the Company, Marital Trust No. 1 and Marital Trust No. 2, each created under the William J. McGinley Trust, Jane R. McGinley Trust, Margaret J. McGinley, James W. McGinley and Robert R. McGinley (the "Agreement with the McGinley Stockholders");

        WHEREAS, the Agreement with the McGinley Stockholders requires that the Company enter into a merger agreement with Merger Corp. on the terms provided for in the Agreement with the McGinley Stockholders; and

        WHEREAS, the Board of Directors of each of the Constituent Corporations deems it advisable and in the best interests of each of the Constituent Corporations and its stockholders that Merger Corp. be merged with and into the Company (hereinafter, in such capacity, sometimes referred to as the "Surviving Corporation") as permitted by the General Corporation Law of the State of Delaware (the "DGCL") under and pursuant to the terms hereinafter set forth;

        NOW THEREFORE, the parties hereto have agreed as follows:

ARTICLE I
PLAN OF MERGER

        1.01.    Plan Adopted.    A plan of merger of each of the Constituent Corporations pursuant to the provisions of Section 251 of the DGCL, is adopted as follows:

          (1)   Upon the Effective Time, as hereinafter defined, Merger Corp. shall be merged with and into the Company.

          (2)   The Surviving Corporation shall be Methode Electronics, Inc.

          (3)   Upon the Effective Time, each share of common stock, par value $0.01 per share, of Merger Corp. issued and outstanding immediately prior to the Effective Time shall be cancelled.

          (4)   Upon the Effective Time, each share of Class A Common Stock, par value $0.50 per share (the "Class A Stock"), of the Company issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, par value $0.50 per share, of the Surviving Corporation (the "New Common Stock").

          (5)   Upon the Effective Time, each share of Class B Common Stock, par value $0.50 per share (the "Class B Stock"), of the Company issued and outstanding immediately prior to the Effective Time (other than the Appraisal Shares (as defined herein)) shall be converted into the right to receive $23.55 without interest (the "Merger Price").

          (6)   Appraisal Rights.    Notwithstanding anything to the contrary herein, any holder of shares of Class B Stock (other than any "Stockholder" (as that term is defined in the Agreement with the McGinley Stockholders)) who perfects such holder's appraisal rights in accordance with and as contemplated by Section 262 of the DGCL shall be entitled to receive, in lieu of the Merger Price applicable to such holder's shares, the value of such shares in cash as determined pursuant to such statute; provided, however, that no such payment shall be made to any dissenting holder unless and until such dissenting holder has complied with the applicable provisions of the DGCL and surrendered to the Surviving Corporation the certificate or certificates representing the shares of Class B Stock for which payment is being made. At the Effective Time, all shares as to which appraisal rights shall have been asserted ("Appraisal Shares") shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of Appraisal Shares shall cease to have any rights with respect thereto, except the right to receive the fair value of such shares in accordance with the provisions of Section 262. Notwithstanding the foregoing, if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262 or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262, then the right of such holder to be paid the fair value of such holder's Appraisal Shares under Section 262 shall cease and each such Appraisal Share shall be deemed to have been converted at the Effective Time into, and shall have become, the right to receive the Merger Price as provided in Section 1.01(5).

        1.02.    Effective Time.    The merger shall become effective upon the filing of, or otherwise at a time agreed by the parties and set forth in, a properly executed certificate of merger duly filed with the Secretary of State of the State of Delaware (the "Certificate of Merger"), which filing shall be made as soon as practicable after the closing of the transactions contemplated by this Agreement. As used in this Agreement, the term "Effective Time" shall mean the date and time when the merger becomes effective, as set forth in the Certificate of Merger.

        1.03.    Effects of the Merger.    The merger shall have the effects set forth in the applicable provisions of the DGCL.

        1.04.    Stock Certificates.    At and after the Effective Time certificates representing shares of Class A Stock shall be deemed for all purposes to represent shares of New Common Stock, provided that if an exchange of certificates formerly representing shares of Class A Stock for certificates representing New Common Stock is required by law or applicable rule or regulation, the Surviving Corporation will arrange for such exchange on a share-for-share basis pursuant to reasonable and customary exchange procedures.

        1.05.    Exchange Procedures.    Prior to the Effective Time, the Company shall appoint a commercial bank or trust company, or a subsidiary thereof to act as exchange agent for the purpose of exchanging shares of Class B Stock for the Merger Price (the "Exchange Agent"). Promptly after the Effective Time, the Company shall cause the Exchange Agent to mail to each holder of a share of Class B Stock (a) a letter of transmittal that shall specify that delivery shall be effected, and risk of loss and title to the shares of Class B Stock shall pass, only upon proper delivery of the certificates, if any, representing such shares of Class B Stock to the Exchange Agent, and which letter shall be in customary form and have such other provisions as the Company may reasonably specify. Upon surrender of a certificate representing a share of Class B Stock to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such certificate, in the case of a certificate representing a share of Class B Stock, shall be entitled to receive in exchange therefore a check in the amount equal to the cash that such holder has the right to receive pursuant to the provisions of Section 1.01(5). No interest will be paid or will accrue on any cash payable pursuant to Section 1.01(5) unless the Exchange Agent or the Company shall have breached its obligation to pay the consideration hereunder.

        1.06.    No Liability.    To the fullest extent permitted by law, none of the Company, Merger Corp., or the Exchange Agent shall be liable to any person in respect of any payments of the Merger Price delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

        1.07.    Lost Certificates.    If any certificate representing shares of Class B Stock or Class A Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by the Company, the posting by such person of a bond in such reasonable amount as the Company may direct as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed certificate the Merger Price with respect to the shares of Class B Stock formerly represented thereby or the New Common Stock with respect to the shares of Class A Stock formerly represented thereby, as the case may be.

        1.08.    Withholding Rights.    The Company shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of U.S. federal, state or local or foreign tax laws.

ARTICLE II
CERTIFICATE OF INCORPORATION AND BYLAWS

        2.01.    The Restated Certificate of Incorporation of the Company shall be amended to read in its entirety as set forth in Exhibit I attached hereto, and as so amended shall be the Restated Certificate of Incorporation of the Surviving Corporation, until amended or repealed in accordance with the provisions thereof and of applicable law.

        2.02.    The Bylaws of the Company shall be unaffected by the merger and upon the Effective Time shall continue in effect as the Bylaws of the Surviving Corporation, until amended or repealed in accordance with the provisions thereof and of applicable law.

ARTICLE III
DIRECTORS AND OFFICERS

        3.01.    Directors.    Upon the Effective Time, the directors of the Company immediately prior to the Effective Time, other than James W. McGinley and Roy Van Cleave, shall be the directors of the Surviving Corporation.

        3.02.    Officers.    All persons who as of the Effective Time shall be officers of the Company shall remain as officers of the Surviving Corporation until the Board of Directors of the Surviving Corporation shall otherwise determine. The Board of Directors of the Surviving Corporation may elect or appoint such additional officers as it may determine in accordance with the Bylaws of the Surviving Corporation.

ARTICLE IV
AMENDMENTS

        4.01.    Subject to the Agreement with the McGinley Stockholders, at any time prior to the Effective Time, the parties hereto may, to the fullest extent permitted by applicable law, by written agreement approved by the boards of directors of each of the Constituent Corporations, amend, modify or supplement this Agreement.

ARTICLE V
TERMINATION

        5.01.    Subject to the Agreement with the McGinley Stockholders, this Agreement may be terminated, and the merger herein provided for may be abandoned, by the Board of Directors of the Company at any time prior to the Effective Time.

ARTICLE VI
GOVERNING LAW

        6.01.    This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

        IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the day and year first written above.

METHODE ELECTRONICS, INC., a Delaware corporation

By:

Name:

Title:

METHODE MERGER CORPORATION, a Delaware corporation

By:

Name:

Title:

EXHIBIT I TO AGREEMENT AND PLAN OF MERGER

RESTATED CERTIFICATE OF INCORPORATION

OF

METHODE ELECTRONICS, INC.

        FIRST. The name of the corporation is Methode Electronics, Inc.

        SECOND. Its principal office in the state of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle. The name and address of its resident agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware, 19801.

        THIRD. The nature of the business, or objects or purposes to be transacted, promoted or carried on are:

        To conduct any lawful business, to exercise any lawful purpose and power, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

        In general, to possess and exercise all the powers and privileges granted by the General Corporation Law of Delaware or by any other law of Delaware or by this Certificate of Incorporation together with any power incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the corporation.

        FOURTH. The total number of shares of all classes of stock which the corporation shall have authority to issue is 100,050,000 shares of which 50,000 shares of the par value of $100.00 per share are to be Preferred Stock (hereinafter called "Preferred Stock"), 100,000,000 shares of the par value of $0.50 per share are to be Common Stock (hereinafter sometimes called "Common Stock").

PART A

        (1)   The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited, or without voting powers and with such designations, preferences and relative, participating, optional and other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated and expressed in the Certificate of Incorporation, including (but without limiting the generality thereof) the following:

          (a)   The designation of such series.

          (b)   The dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or series of stock, and whether such dividends shall be cumulative or non-cumulative.

          (c)   Whether the shares of such series shall be subject to redemption by the corporation and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption.

          (d)   The terms and amount of any sinking fund, if any, provided for the purchase or redemption of the shares of such series.

          (e)   Whether or not the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of any class or classes of stock of the corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange.

          (f)    The voting rights, if any, of such series.

          (g)   The restrictions, if any, on the issue or reissue of any additional Preferred Stock.

          (h)   The rights of the holders of the shares of such series upon the dissolution of, or upon the distribution of assets of, the corporation.

        (2)   Each share of each series of Preferred Stock shall have the same relative rights and be identical in all respects with all the other shares of the same series.

        (3)   Before the corporation shall issue any shares of Preferred Stock of any series authorized as hereinabove provided, a certificate setting forth a copy of the resolution or resolutions with respect to such series adopted by the Board of Directors of the corporation pursuant to the foregoing authority vested in said Board shall be made, filed and recorded in accordance with the then applicable requirements, if any, of the laws of the State of Delaware, or, if no certificate is then so required, such certificate shall be signed and acknowledged on behalf of the corporation by its President or a Vice-President and its corporate seal shall be affixed thereto and attested by its Secretary or an Assistant Secretary and such certificate shall be filed and kept on file at the principal office of the corporation in the State of Delaware and in such other place or places as the Board of Directors shall designate.

        (4)   Shares of any series of Preferred Stock which shall be issued and thereafter acquired by the corporation through purchase, redemption, conversion or otherwise, may by resolution or resolutions of the Board of Directors be returned to the status of authorized but unissued Preferred Stock of the same series. Unless otherwise provided in the resolution or resolutions of the Board of Directors providing for the issue thereof, the number of authorized shares of stock of any such series may be increased or decreased (but not below the number of shares thereof then outstanding) by resolution or resolutions of the Board of Directors and the filing of a certificate complying with the foregoing requirements. In case the number of shares of any such series of Preferred Stock shall be decreased, the shares representing such decrease shall, unless otherwise provided in the resolution or resolutions of the Board of Directors providing for the issuance thereof, resume the status of authorized but unissued Preferred Stock, undesignated as to series.

        (5)   Except as otherwise required by law and except for such voting powers with respect to the election of directors or other matters as may be stated in the resolutions of the Board of Directors creating any series of Preferred Stock, the holders of any such series shall have no voting power whatsoever. Any amendment to the Certificate of Incorporation which shall increase or decrease the authorized stock of any class or classes may be adopted by the affirmative vote of the holders of a majority of the outstanding shares of the voting stock of the corporation.

PART B

        No holder of shares of the Common Stock or the Preferred Stock of the corporation shall be entitled, as a matter of right, to any preemptive right to subscribe to any additional issues of stock of the corporation of any class, or any securities convertible into any class of stock of the corporation.

        The corporation may from time to time issue and dispose of any of the authorized and unissued shares of Common Stock and/or of Preferred Stock for such consideration as may be fixed from time to time by the Board of Directors, not less than its par value, without action by the stockholders. The Board of Directors may provide for payment therefor to be received by the corporation in cash, property or services. Any and all such shares of the Common Stock and/or of the Preferred Stock of the corporation the issuance of which has been so authorized, and for which consideration so fixed by the Board of Directors has been paid or delivered, shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon.

        FIFTH. The corporation is to have perpetual existence.

        SIXTH. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

        SEVENTH. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by the provisions of the statutes or of the certificate of incorporation, the meeting and vote of stockholders may be dispensed with if all the stockholders who would have been entitled to vote upon the action if such meeting were held, shall consent in writing to such corporate action being taken.

        EIGHTH. Subject to the provisions of the General Corporation Law of the State of Delaware, the number of the directors of the corporation shall be determined as provided in the by-laws. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

          To make, alter or repeal the by-laws of the corporation.

          To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

          To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

          By resolution passed by a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

          When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease, or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as its Board of Directors shall deem expedient and for the best interests of the corporation.

        NINTH. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

        TENTH. Meetings of stockholders may be held outside the State of Delaware, if the by-laws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the corporation. Election of directors need not be by ballot unless the by-laws of the corporation shall so provide.

        ELEVENTH. (a)    Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in paragraph (c) hereof with respect to proceedings to enforce rights to indemnification, the Company shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Company.

          (b)    Right to Advancement of Expenses.    The right to indemnification conferred in paragraph (a) of this Section shall include the right to be paid by the Company the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Company of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise.

          (c)    Right of Indemnitee to Bring Suit.    The rights to indemnification and to the advancement of expenses conferred in paragraphs (a) and (b) of this Section shall be contract rights. If a claim under paragraph (a) or (b) of this Section is not paid in full by the Company within sixty days after a written claim has been received by the Company, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Company to recover an advancement of expenses pursuant to the terms of an undertaking the Company shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Company (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Company (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement or expenses hereunder, or by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section or otherwise shall be on the Company.

          (d)    Non-Exclusivity of Rights.    The rights to indemnification and to the advancement of expenses conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

          (e)    Insurance.    The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

        TWELFTH. No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article by the stockholders of the corporation shall be prospective only, and shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

        THIRTEENTH. Notwithstanding Article EIGHTH, in the event that the holders of the Common Stock of the corporation are entitled to vote on a merger or consolidation with any Person (as hereinafter defined) or on a proposal that the corporation sell, lease or exchange substantially all of its assets and property to or with any Person or that any Person sell, lease, or exchange substantially all of its assets and property, to or with the corporation, and as a result of such transaction, the corporation will not be either (i) the surviving corporation, (ii) the parent corporation or (iii) in continued existence, the favorable vote of not less than seventy-five percent (75%) of the aggregate voting power of the holders of the issued and outstanding securities of the Corporation entitled to vote thereon, voting together as one (1) class, shall be required for the approval of any such action; provided, however, that the foregoing shall not apply to any such merger, consolidation or such sale, lease or exchange of assets and property which is approved by resolutions of the Board of Directors of the corporation.

        For the purpose hereof, a "Person" shall mean any corporation, partnership, association, trust (other than any trust holding stock of the employees of the corporation pursuant to any stock purchase, ownership, or employee benefit plan of the corporation) business entity, estate or individual or any Affiliate (as hereinafter defined) of any of the foregoing. An "Affiliate" shall mean any corporation, partnership, association, trust, business, entity, estate or individual who, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with a Person. "Control" shall mean the possession, directly, or indirectly, of power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

        This Article THIRTEENTH may not be amended, nor may it be repealed in whole or in part, unless authorized by the favorable vote of not less than seventy-five percent (75%) of the aggregate voting power of the holders of the issued and outstanding securities of the corporation entitled to vote thereon, voting together as one (1) class.

        FOURTEENTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ANNEX B

AGREEMENT

        This AGREEMENT (the "Agreement"), dated as of July 18, 2003, is made by and among Methode Electronics, Inc., a Delaware corporation (the "Company"); Marital Trust No. 1 and Marital Trust No. 2 each created under the William J. McGinley Trust (the "Trusts"); Jane R. McGinley Trust, Margaret J. McGinley, James W. McGinley, and Robert J. McGinley (individually, a "Stockholder" and collectively with the Trusts, the "Stockholders").

RECITALS:

        WHEREAS, the Stockholders are the record and beneficial owners of those shares of Class B Stock (as defined below) set forth opposite the Stockholder's name on Exhibit A attached hereto (as may be adjusted from time to time pursuant to Section 10(e) hereof, together with any other shares of Class B Stock acquired after the date hereof, the "Subject Shares");

        WHEREAS, Dura Automotive, Inc. has commenced a tender offer (the "Dura Offer") for the outstanding Class B Stock (as defined below), and the Stockholders have indicated their willingness to effect a transaction which the Special Committee (as hereinafter defined) does consider to be in the best interests of the Company;

        WHEREAS, subject to the terms and conditions of this Agreement, the Company will purchase 750,000 shares of Company's Class B common stock, par value $0.50 per share (the "Class B Stock"), at a purchase price of $22.75 per share in cash (the "Purchase Price"), from the Stockholders (the "Stock Purchase"), and Merger Sub will be merged with and into the Company and, pursuant to that merger (the "Merger"), each then outstanding share of Class B Stock shall be automatically converted into the right to receive $23.55 per share in cash (the "Merger Price") and each share of the Company's Class A common stock, par value $0.50 per share (the "Class A Stock") will remain outstanding;

        WHEREAS, the Company's Board of Directors has unanimously (except for directors James W. McGinley, Robert J. McGinley, and Roy M. Van Cleave who recused themselves from the deliberations and decisions) approved and determined to be in the best interests of the Company and its shareholders, this Agreement and the transactions contemplated hereby, pursuant to which a special committee (the "Special Committee") of the Company's board of directors, consisting solely of directors elected by the holders of the Class A Stock, has determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of the holders of the Class A Stock;

        WHEREAS, the Stockholders agree, subject to the terms and conditions of this Agreement, to vote the Subject Shares in support of the Merger and have agreed to certain other matters with respect to the Subject Shares; and

        WHEREAS, TM Capital Corp., financial advisor to the Special Committee, has delivered its opinion to the Special Committee that the Stock Purchase and Merger are fair from a financial point of view to the holders of the Class A Stock.

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereby agree as follows:

        Section 1.    The Stock Purchase.

        (a)    Purchase.    Subject to the terms and conditions of this Agreement, the Company agrees to purchase from each of the Stockholders that number of shares indicated as Purchased Shares on

Exhibit A (collectively, the "Purchased Shares") and each Stockholder agrees to sell, free and clear of all liens or encumbrances, such portion of the Purchased Shares as indicated on Exhibit A.

        (b)    Purchase Price.    The Company agrees to pay at the Stock Purchase Closing (i) to each Stockholder the Purchase Price in consideration for each Purchased Share being purchased from such Seller, for an aggregate purchase price equal to $17,062,500 for the Purchased Shares (the "Aggregate Purchase Price"). The Aggregate Purchase Price shall be payable in cash by wire transfer to the Stockholders, in accordance with written instructions of the Stockholders given to the Company prior to the Stock Purchase Closing.

        (c)    The Closing.    The closing of the Stock Purchase (the "Stock Purchase Closing") shall take place at the offices of Lord, Bissell & Brook, 115 South LaSalle Street, Chicago, Illinois 60603 at 10:00 a.m. on July 21, 2003 or such other date or place as the parties may mutually determine.

        (d)    Deliveries at the Closing.    At the Stock Purchase Closing, each of the selling Stockholders will deliver to the Company duly executed stock powers (affixed with all required stamps evidencing payment of transfer duties) and any other documents appropriate to effect the simultaneous transfer of the Purchased Shares. Upon the Stock Purchase Closing the Purchased Shares shall be retired and returned to the status of authorized but not issued and outstanding shares. The Stockholders will take any further action as is reasonable and necessary to effect the immediate transfer of the Purchased Shares to the Company.

        Section 2.    The Merger

          (a)    The Merger.    Subject to the terms and conditions of this Agreement, at the Effective Time, Methode Merger Corporation, a Delaware corporation wholly owned by the Company ("Merger Sub") will merge with and into the Company, with the Company as the surviving corporation in the Merger (the "Surviving Company"), and the separate existence of Merger Sub shall thereupon cease.

          (b)    Effective Time of the Merger.    The Merger shall become effective upon the filing, or otherwise at a time agreed by the parties, of a properly executed certificate of merger duly filed with the Secretary of State of the State of Delaware (the "Certificate of Merger"), which filing shall be made as soon as practicable after the closing of the transactions contemplated by this Agreement (the "Merger Closing"). As used in this Agreement, the term "Effective Time" shall mean the date and time when the Merger becomes effective, as set forth in the Certificate of Merger.

          (c)    Effects of the Merger.    The Merger shall have the effects set forth in the applicable provisions of the DGCL.

          (d)    Closing.    Subject to the terms and conditions of this Agreement, the Merger Closing will take place at the offices of Lord, Bissell & Brook, 115 South LaSalle Street, Chicago, Illinois 60603 at 10:00 A.M. on the third business day following the satisfaction or waiver (subject to applicable law) of the conditions set forth in Section 8 (excluding conditions that, by their nature, cannot be satisfied until the Merger Closing), unless this Agreement has been theretofore terminated pursuant to its terms or unless another place, time or date is agreed to by the parties hereto.

          (e)    Certificate of Incorporation.    (a) At and after the Effective Time, the Restated Certificate of Incorporation of the Company shall be amended in the Merger to provide, inter alia for a single class of common stock and such other terms as approved by the Company's Board of Directors.

          (f)    [RESERVED]

          (g)    Directors.    The directors of the Company immediately prior to the Effective Time, other than James W. McGinley and Roy Van Cleave, shall be the directors of the Surviving Corporation.

          (h)    Effects.    At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of the Company:

              (i)  Each share of Class B Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive the Merger Price in cash.

             (ii)  Each share of Class A Stock issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock ("New Common Stock") of the Surviving Corporation.

            (iii)  Each issued and outstanding share of capital stock of Merger Sub shall be cancelled.

          (i)    Exchange Procedures.    Prior to the Effective Time, the Company shall appoint a commercial bank or trust company, or a subsidiary thereof to act as exchange agent for the purpose of exchanging shares of Class B Stock for the Merger Price (the "Exchange Agent"). Promptly after the Effective Time, the Company shall cause the Exchange Agent to mail to each holder of a share of Class B Stock (a) a letter of transmittal that shall specify that delivery shall be effected, and risk of loss and title to the shares of Class B Stock shall pass, only upon proper delivery of the certificates, if any, representing such shares of Class B Stock to the Exchange Agent, and which letter shall be in customary form and have such other provisions as the Company may reasonably specify. Upon surrender of a certificate representing a share of Class B Stock to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such certificate, in the case of a certificate representing a share of Class B Stock, shall be entitled to receive in exchange therefor a check in the amount equal to the cash that such holder has the right to receive pursuant to the provisions of this Section 2. No interest will be paid or will accrue on any cash payable pursuant to Section 2 unless the Exchange Agent or the Company shall have breached its obligation to pay the consideration hereunder. At and after the Effective Time certificates representing shares of Class A Stock shall be deemed for all purposes to represent shares of New Common Stock, provided that if an exchange of certificates formerly representing shares of Class A Stock for certificated representing New Common Stock is required by law or applicable rule or regulation, the Surviving Corporation will arrange for such exchange on a share-for-share basis pursuant to reasonable and customary exchange procedures.

          (j)    No Liability.    To the fullest extent permitted by law, none of the Company, Merger Sub, or the Exchange Agent shall be liable to any Person in respect of any payments of the Merger Price delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (k)    Lost Certificates.    If any certificate representing shares of Class B Stock or Class A Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed and, if required by the Company, the posting by such Person of a bond in such reasonable amount as the Company may direct as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed certificate the Merger Price with respect to the shares of Class B Stock formerly represented thereby or the New Common Stock with respect to the shares of Class A Stock formerly represented thereby, as the case may be.

          (l)    Withholding Rights.    The Company shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of U.S. federal, state or local or foreign tax law.

          (m)    Appraisal Rights.    Notwithstanding anything to the contrary herein, any holder of shares of Class B Stock (other than any Stockholder) who perfects such holder's appraisal rights in accordance with and as contemplated by Section 262 of the Delaware General Corporation Law shall be entitled to receive, in lieu of the Merger Price applicable to such holder's shares, the value of such shares in cash as determined pursuant to such statute; provided, however, that no such payment shall be made to any dissenting holder unless and until such dissenting holder has complied with the applicable provisions of the Delaware General Corporation Law and surrendered to the Surviving Corporation the certificate or certificates representing the shares of Class B Stock for which payment is being made. Each Stockholder hereby waives any appraisal right it may have in connection with the transactions contemplated hereby, but not with respect to any Superior Proposal that may be pursued by Company in accordance with this Agreement.

        Section 3.    The Meeting.    (a) The Company shall call a special meeting of the Company's shareholders as soon as reasonably practicable for the purpose of obtaining approval of the Merger by the affirmative vote of a majority of the outstanding shares (the "Stockholder Approval") and use its reasonable best efforts to obtain the Stockholder Approval, including the use of a proxy statement in which the Board of Directors and the Special Committee recommend to the holders of Class A Stock and the holders of Class B Stock to vote for the approval of the Merger; provided, however, that the Board of Directors shall not be required to call, or to hold, such meeting, nor shall the Stockholders be required to vote for the Merger, and the Board of Directors or the Special Committee shall be permitted to enter into discussions or negotiations with, any person that previously has made an unsolicited bona fide written Acquisition Proposal (as defined below) if, and only to the extent that, (A) the Company Board, after consultation with and having considered the written advice of its legal counsel, determines in good faith that (x) such Acquisition Proposal would, if consummated, constitute a Superior Proposal (as hereinafter defined), and (y) such action is necessary for the Company Board to comply with its duties to the Company's stockholders under applicable Law, (B) the Special Committee, after consultation with and having considered the written advice of its legal counsel, determines in good faith that such Acquisition Proposal would, if consummated, be fair to and in the best interests of the holders of the Company's Stock and (C) prior to taking such action, the Company receives from such person an executed confidentiality agreement in reasonably customary form. In addition, either of the Special Committee or the Board of Directors shall be permitted to withdraw, modify or propose to withdraw or modify its recommendation of the Merger if its fiduciary duties require.

        (b)   For purposes of this Agreement, a "Superior Proposal" means any bona fide Acquisition Proposal not directly or indirectly initiated or solicited by the Stockholders or the Company, or encouraged or facilitated by the Stockholders which the Company Board of Directors determines in its good faith judgment (after having received the advice of an investment banker), taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal, (i) would, if consummated, result in a transaction that is more favorable to the Company's stockholders (in their capacity as stockholders), from a financial point of view, than the Merger and (ii) is reasonably capable of being completed;

        (c)   For purposes of this Agreement, an "Acquisition Proposal" means an inquiry, offer or proposal regarding any of the following (other than the Merger) involving the Company: (i) any merger, consolidation, share exchange, recapitalization, business combination or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or substantially all the assets of the Company and its subsidiaries, taken as a whole, in a single transaction or series of related transactions; (iii) any tender offer or exchange offer for fifty percent (50%) or more of the outstanding shares of Class A Stock or Class B Stock or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

        Section 4.    Agreements of the Stockholders.

        (a)   Each Stockholder hereby agrees that, from and after the date hereof, at any meeting of the stockholders of the Company, however called, or in connection with any written consent of the stockholders of the Company, such Stockholder shall appear at each such meeting, in person or by proxy, or otherwise cause such Stockholder's Subject Shares issued and outstanding to be counted as present thereat for purposes of establishing a quorum, and subject to Section 3, such Stockholder shall vote (or cause to be voted) or act (or cause to be acted) by written consent with respect to all of such Stockholder's Subject Shares issued and outstanding, (i) in favor of the Merger and the approval of the terms thereof and each of the other actions contemplated by this Agreement, and any other action reasonably requested by the Company in furtherance thereof; (ii) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of such Stockholder or Company contained in this Agreement; (iii) against any Acquisition Proposal (other than the Merger) or any proposal made by any person other than the Company or any of its affiliates (other than any Stockholder) and (iv) against any proposal to amend Company's Certificate of Incorporation or By-Laws in a manner that is materially adverse to the Stockholders. Each Stockholder also agrees to vote as provided in Section 4(b) on all matters submitted to stockholders.

        (b)    PROXY.    IN ORDER TO SECURE THE OBLIGATIONS OF THE STOCKHOLDERS PROVIDED FOR IN SECTION 4(a), THE STOCKHOLDERS HEREBY GRANT THE FOLLOWING PROXY. FOR SO LONG AS THIS AGREEMENT IS IN EFFECT, EACH STOCKHOLDER HEREBY GRANTS TO, AND APPOINTS, JAMES ASHLEY, DONALD DUDA AND DOUG KOMAN, EACH OF THEM INDIVIDUALLY, SUCH STOCKHOLDER'S PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE OR ACT BY WRITTEN CONSENT, TO THE FULLEST EXTENT PERMITTED BY AND SUBJECT TO APPLICABLE LAW, WITH RESPECT TO THE SUBJECT SHARES ISSUED AND OUTSTANDING. THIS PROXY IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE. EACH STOCKHOLDER WILL TAKE SUCH FURTHER ACTION OR EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY SUCH STOCKHOLDER WITH RESPECT TO THE SUBJECT SHARES. NOTWITHSTANDING THE FOREGOING, THE PROXY HEREIN PROVIDED SHALL NOT BE USED TO REMOVE A DIRECTOR AND SHALL BE USED TO INSURE THAT JAMES MCGINLEY, ROBERT MCGINLEY AND ROY VAN CLEAVE SHALL REMAIN DIRECTORS UNTIL THE EFFECTIVE TIME. EXCEPT AS DESCRIBED IN SECTIONS 3 AND 4(A), OR ANY SUCH SIMILAR MEETING OR ACTION BY WRITTEN CONSENT AS TO WHICH MATTERS SUCH PROXY HOLDER SHALL VOTE THE SUBJECT SHARES SO AS TO COMPLY WITH SUCH SECTIONS, SUCH PROXY SHALL BE EXERCISED WITH RESPECT TO ALL MATTERS SUBMITTED TO THE SHAREHOLDERS OF THE COMPANY IN PROPORTION TO THE VOTE OR CONSENT OF THE HOLDERS OF THE SHARES OF CLASS A STOCK ACTUALLY VOTING WITH RESPECT TO SUCH MATTER (AND WITH RESPECT TO ANY MATTERS SUBMITTED ONLY TO THE HOLDERS OF CLASS B STOCK, SUCH PROXY WILL BE VOTED AS DIRECTED BY THE HOLDERS OF CLASS A STOCK).

        (c)    Stockholder Information.    Each Stockholder hereby agrees to permit the Company to publish and disclose to the extent the Company determines, based on the advice of counsel, is required by law in the relevant documents prepared for a meeting of Company stockholders (the "Meeting

Documents") its identity and ownership of shares of Class B Stock and the nature of its commitments, arrangements and understandings under this Agreement. Each Stockholder and its counsel shall be given a reasonable opportunity to review and comment on the Meeting Documents before the filing thereof with the Securities and Exchange Commission (the "SEC").

        (d)    No Inconsistent Agreements.    Except as contemplated by this Agreement, each Stockholder shall not enter into any tender, voting or other agreement, or grant any option, proxy or power of attorney, with respect to the Subject Shares that is inconsistent with this Agreement or otherwise take any other action that would in any way restrict, limit, interfere with or frustrate the performance of its obligations hereunder or the transactions contemplated hereby or the completion of the transactions contemplated hereby.

        (e)    No Transfer of Subject Shares.    Each Stockholder agrees not to transfer (except for the sale of Subject Shares pursuant to the Stock Purchase and for transfers among the Stockholders) record ownership or beneficial ownership of any Subject Shares or any interest therein, without the Company's prior written consent and the approval of the Company's Class A Directors provided that any Stockholder may transfer beneficial ownership by death or disability or by substitution of special fiduciaries or trustees provided such transferee (and any subsequent transferee) is bound by this Agreement. For the purposes of this Agreement, the term "transfer" includes, without limitation, any sale, assignment, grant, transfer, gift, pledge, creation of a lien, security interest, mortgage, trust, charge, claim, equity, right of first refusal, limitation on disposition, adverse claim of ownership or use or encumbrance of any kind or other disposition of any Subject Shares or any interest of any nature therein. At the Company's request, each Stockholder shall present to the Company the stock certificates representing its Shares for the purpose of placing an appropriate legend concerning the restrictions on transfer and voting imposed hereby. Each Stockholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Subject Shares.

        (f)    Other Restrictions.    Each Stockholder agrees not to, (a) act in concert with any other Person (other than the Stockholders and fiduciaries for the Stockholders in a manner consistent with the terms of this Agreement) by becoming a member of a 13D Group; (b) solicit, initiate or participate in any "solicitation" of "proxies" or become a "participant" in any "election contest" (as such terms are defined or used in Regulation 14A under the 1934 Act); or (c) call, or participate in a call for, any special meeting of stockholders of the Company; or participate in or solicit stockholders of the Company for the approval of, one or more stockholder proposals; assist, advise or act in concert with any Person with respect to, or seek to do, any of the foregoing. For purposes of this Section 4, "13D Group" shall mean any group of Persons acquiring, holding, voting or disposing of Class A Stock or Class B Stock which would be required under Section 13(d) of the 1934 Act and the rules and regulations thereunder (as in effect, and based on legal interpretations thereof existing, on the date hereof) to file a statement on Schedule 13D with the SEC as a "person" within the meaning of Section 13(d)(3) of the 1934 Act if such group beneficially owned Class A Stock or Class B Stock representing more than 5% of any class of shares of voting capital stock then outstanding; provided, that nothing in this Agreement shall limit the obligations of the Stockholders set forth in Sections 3, 4(a) and 4(b) or the ability of the Stockholders to confer and communicate with each other and their advisors and representatives with regard to the subject shares provided that such Stockholders shall cause its advisors and representatives to comply with this Agreement.

        (g)    No Solicitation.    Each Stockholder agrees that it shall not, nor shall it authorize or knowingly permit any of its advisors or representatives to, (i) participate in any discussions with any third person regarding or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal to sell or otherwise transfer any of the Subject Shares, or (ii) solicit, initiate or knowingly facilitate or encourage any Acquisition Proposal other than the Merger (provided that for purposes of this Section 4(g) the reference in clause (iii) of the definition of Acquisition Proposal to fifty percent (50%) shall be deemed to be a reference to twenty percent (20%)). Each Stockholder agrees that if at any time such Stockholder is approached, directly or indirectly, by any third person concerning any Acquisition Proposal, such Stockholder will immediately inform the Company in writing of the nature of such contact (including, in each case, the specific terms and status thereof and the identity of the other person or persons involved) and promptly furnish to the Company a copy of any written proposal, and except as expressly approved in writing by the Company, will not enter into any discussions or arrangements with such party with respect to any of the foregoing.

        (h)    Alternative Transaction Structure.    In the event that the Company determines that it is in the Company's or its stockholders' best interests to not effect the Merger but to effectuate the acquisition by the Company of the Subject Shares issued and outstanding and elimination of the Company's dual class stock structure by a different means, the Stockholders agree to cooperate with the Company and support an alternative transaction structure so long as such alternative transaction would reasonably be expected to be consummated more promptly than the Merger and in any event no later than the End Date, the Stockholders and the other Class B stockholders would receive aggregate cash consideration in respect of the purchase of their Class B Shares not less than the aggregate cash consideration that such stockholders would receive in the Merger, and without the Stockholders incurring significant additional risk of Claims or different tax consequences from the Merger.

        Section 5.    Representations and Warranties of the Company.

        In order to induce the Stockholders to enter into this Agreement, the Company hereby represents and warrants to each Stockholder as follows:

        (a)    Corporate Power and Authority.    The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to enter into and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and (assuming due authorization, execution and delivery by each Stockholder) constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms subject to (i) applicable bankruptcy, insolvency, fraudulent conveyance and other similar laws and (ii) general principles of equity, including equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity.

        (b)    Capitalization.    As of the date of this Agreement, the Company's authorized capital stock consists solely of (i) 50,000 shares of Series A, junior participating preferred stock, par value $100 per share (the "Preferred Stock"), (ii) 100,000,000 shares of Class A Stock, and (iii) 5,000,000 shares of Class B Stock. As of June 10, 2003, (i) no shares of Preferred Stock were issued and outstanding, (ii) 35,007,496 shares of Class A Stock were issued and outstanding, and (iii) 1,087,317 shares of Class B Stock were issued and outstanding.

        (c)    Conflicts; Consents and Approvals.    The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement do not and will not (i) violate, conflict with, or result in a breach of any provision of, or constitute a default under, the Company's Restated Certificate of Incorporation, as amended, or By-laws; (ii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice or lapse of time or both, would become a default) under, or entitle any party to terminate, accelerate, modify or call a default under, or result in the creation of any encumbrance upon any of the Company's properties or assets under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which the Company is a party; (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company; or (iv) other than the required filings with the SEC, require any action or consent or approval of, or review by, or registration or material filing by the Company with, any third party or any local, state or federal court, arbitral tribunal, administrative agency or commission or other governmental or regulatory body, agency, instrumentality or authority, except, with respect to clauses (ii), (iii) and (iv), as would not would reasonably be expected to, individually or in the aggregate, prevent, materially impair or materially delay the consummation of the transactions contemplated hereby.

        (d)    Litigation.    Except for that certain lawsuit filed in Delaware Chancery Court (C.A. No. 19899) naming the Company and its directors as of August 19, 2002 as defendants ("Litigation"), as of the date hereof, to the Company's knowledge, there are no actions, suits or proceedings pending or threatened against the Company (or any of its properties, rights or franchises), at law or in equity, or before any federal or state commission, board, bureau, agency, regulatory or administrative instrumentality or other governmental authority or any arbitrator or arbitration tribunal, that would reasonably be expected to, individually or in the aggregate, prevent, materially impair or materially delay the consummation of the transactions contemplated hereby.

        Section 6.    Representations and Warranties of the Stockholders.

        In order to induce the Company to enter into this Agreement, each Stockholder represents and warrants to the Company as follows:

        (a)    Title to Subject Shares.    Each Stockholder is the record and/or beneficial owner of the Subject Shares listed opposite such Stockholder's name on Exhibit A hereto and has full and unrestricted power to dispose of and to vote such Subject Shares. The Subject Shares and the certificates, if any, representing the Subject Shares are now and except to the extent sold in the Stock Purchase at all times during the term hereof will be held by each Stockholder, or by a nominee or custodian for the benefit of the Stockholder, free and clear of all liens, adverse claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever (including any contractual restriction on the right to vote, sell or otherwise dispose of such Subject Shares), except for any such encumbrances or proxies arising hereunder.

        (b)    Authority.    Each Stockholder has the necessary and sufficient right and authority to enter into and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by it has been duly authorized by all necessary action on its part. This Agreement has been duly executed and delivered by each Stockholder and (assuming due authorization, execution and delivery by the Company) constitutes the legal, valid and binding obligation of each such Stockholder, enforceable against it in accordance with its terms subject to (i) applicable bankruptcy, insolvency, fraudulent conveyance and other similar laws and (ii) general principles of equity, including equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity.

        (c)    Conflicts; Consents and Approvals.    With respect to each Stockholder, the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement do not and will not: (i) conflict with, or result in a breach of any provision of or, constitute a default under, its trust agreement, if applicable; (ii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice or lapse of time or both, would become a default) under, or entitle any party to terminate, accelerate, modify or call a default under, or result in the creation of any encumbrance upon any of its properties or assets under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which it is a party; (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to it; or (iv) require any action or consent or approval of, or review by, or registration or material filing by it with, any third party or any local, state or federal court, arbitral tribunal, administrative agency or commission or other governmental or regulatory body, agency, instrumentality or authority except, with respect to clauses (ii), (iii) and (iv), as would not have a material adverse effect on such Stockholder.

        (d)    Litigation.    Except for the Litigation, as of the date hereof, to the knowledge of each Stockholder, there are no actions, suits or proceedings pending against or threatened such Stockholder (or any of its properties, rights or franchises), at law or in equity, or before any federal or state commission, board, bureau, agency, regulatory or administrative instrumentality or other governmental authority or any arbitrator or arbitration tribunal, that would reasonably be expected to, individually or in the aggregate, prevent, materially impair or materially delay the consummation of the transactions contemplated hereby.

        (e)    Adequate Access.    Each Stockholder acknowledges that the Company has provided it with adequate access to financial and other information concerning the Company and that it has been afforded the opportunity to ask such questions and receive such other information from Company representatives as it deems necessary in order to evaluate whether to enter into this Agreement.

        Section 7.    Additional Covenants.

        (a)    Director Resignations.    Each of the Stockholders will use its reasonable best efforts to cause James W. McGinley and Roy Van Cleave to resign from the Company's Board of Directors effective as of the Effective Time. At the Company's request, the Stockholders shall take all lawful action, including the execution and delivery of a written consent, to remove such directors, in each case, effective as of the Effective Time.

        (b)    Indemnification.    (i) The Company hereby agrees to indemnify, defend and hold harmless each Stockholder and its trustees, fiduciaries, directors, officers, agents, advisors, representatives and employees (each, a "Stockholder Indemnitee") from and against all reasonable attorneys' and other professional fees and expenses ("Defense Costs") incurred by such Stockholder Indemnitee arising out of or resulting from any third party allegation, claim, action, suit, complaint, demand, litigation or legal or administrative proceeding ("Claims") including Claims brought derivatively on behalf of the Company (whether commenced or threatened) alleging any wrongful action or inaction by such Stockholder Indemnitee in its capacity as a Stockholder or any wrongful action or inaction by a trustee, fiduciary, director, manager, officer, agent, advisor representative or employee of a Stockholder taken in connection with any alleged wrongful action by such Stockholder in such capacity, in each case in connection with the authorization, execution, delivery and performance of this Agreement by the Stockholders, except to the extent that such Stockholder Indemnitee is determined by a final unappealable determination of a Court to have engaged in intentional misconduct or to have unilaterally acted in bad faith in connection with any such Claim. To the extent permitted by applicable law, the Company shall advance the Defense Costs for which a Stockholder Indemnitee is entitled to be indemnified hereunder promptly after the receipt by the Company of a statement requesting such advances, accompanied by a written undertaking by such Stockholder Indemnitee to repay such advance to the extent that it is ultimately so determined that Stockholder Indemnitee is not entitled to be indemnified by the Company pursuant hereto.

        (ii)   The obligations and liabilities of the Company pursuant to this Section 7(b) with respect to Claims will be subject to the following terms and conditions: (A) a Stockholder Indemnitee will give the Company prompt notice of any Claims asserted against such Stockholder Indemnitee, directly or indirectly, and thereupon the Company will undertake the defense thereof by representatives of the Company's choosing which are reasonably satisfactory to such Stockholder Indemnitee; provided that the failure of any Stockholder Indemnitee to give notice as provided in this Section 7(b)(ii) shall not relieve the Company of its obligations under this Section 7(b), except to the extent that such failure has materially and adversely affected the rights of the Company or the Company's ability to defend the Claims; (B) if within a reasonable time after notice of any Claim, the Company fails to defend such

Claim, such Stockholder Indemnitee will have the right to undertake the defense, compromise or settlement of such Claim and the Company shall pay the Defense Costs of such Stockholder Indemnitees in connection with such Claim, subject to such Stockholder Indemnitees providing the undertaking described in the last sentence of Section 7(b)(i); (C) with respect to any Claim, the Stockholder Indemnitees will have the right to employ one counsel of their choice (in each applicable jurisdiction, if more than one jurisdiction is involved) to represent the Stockholder Indemnitees if, in their reasonable judgment, a conflict of interest between the Stockholder Indemnitees and the Company exists in respect of such Claim, and in that event the Defense Costs of such separate counsel shall be paid by the Company pursuant to and subject to the provisions of Section 7(b)(i); (D) neither the Company nor any Stockholder Indemnitee will, without the prior written consent of the other, settle or compromise any Claim or consent to entry of any judgment relating to any such Claim if such settlement or compromise will impose a liability or obligation on the other of the Company or the Stockholder Indemnitee; and (E) the Company will provide the Stockholder Indemnitees reasonable access to all records and documents of the Company relating to any Claim subject to the execution and delivery of an appropriate confidentiality agreement.

        The indemnification obligations provided under this Section 7(b)shall survive any termination or expiration of the Merger or this Agreement other than as a result of a material breach of this Agreement by the Stockholders.

        (iii)  The indemnification rights provided for under this Section 7(b) are in addition to and not in lieu of any other rights to indemnification or contribution that a Stockholder Indemnitee may have from the Company or any other party.

        Section 8.    Conditions Precedent.

        Conditions to the Stockholders' Obligations.    The obligations of each Stockholder and the Company under this Agreement to consummate the Merger shall be subject to the condition that no decree, temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction preventing the Stockholders or the Company from performing its obligations under this Agreement shall be in effect; provided, however, that the Stockholders and the Company shall each use all reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any injunction or other order that may be entered. In addition, the obligation of the Company under this Agreement to consummate the Merger shall be subject to the further condition that the Company shall have received the Stockholder Approval.

        Section 9.    Termination.

        (a)    Termination.    Anything contained herein to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Effective Time:

  (i)
  By mutual written consent of the Company (as approved by the Special Committee) and the Trusts;

  (ii)
  By the Company or the Trusts if the Merger has not been completed by the Company on or prior to December 18, 2004 (the "End Date"); or

  (iii)
  By the Trusts if the Stock Purchase Closing has not been completed within 48 hours of the scheduled Stock Purchase Closing date.

provided, however, that the right to terminate this Agreement under clauses (ii) and (iii) above shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or results in, the failure of the Merger to be completed prior to such date.

        (b)    Notice of Termination.    In the event of termination by the Company or the Trusts pursuant to this Section 9, written notice thereof shall forthwith be given to the other party or parties and the transactions contemplated by this Agreement shall be terminated, without further action by any party.

        (c)    Effect of Termination.    If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in this Section 9, this Agreement shall become void (except that the transactions effected at the Stock Purchase Closing shall not be affected by such termination) and of no further force and effect. However, nothing in this Section 9 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by another party of its obligations under this Agreement.

        (d)    End Date Rights.    At any time during the period from the tenth to the sixth day prior to the End Date, the Company shall have the right, exercisable by written notice to the Stockholders, to require that the Stockholders sell and transfer to the Company or a person or entity designated by the Company all but not less than all of the shares of Class B Stock then owned by the Stockholders for a purchase price per share equal to the Merger Price. At any time during the period from the fifth day prior to the End Date through the End Date, the Stockholders shall have the right, exercisable by written notice to the Company, to require that the Company or a person or entity designated by the Company purchase from the Stockholders all but not less than all of the shares of Class B Stock then owned by the Stockholders for a purchase price per share equal to the Merger Price. If the Company agrees to any merger (other than the Merger) or other business combination, in each case in which the Class B Stock would receive less than the Merger Price, or sale of shares which would result in a transfer of a controlling interest in the Company, the Stockholders shall have the right exercisable by written notice to the Company, to require that the Company or a person or entity designated by the Company purchase from the Stockholders all but not less than all of the shares of Class B Stock then owned by the Stockholders for a purchase price per share equal to the Merger Price. In addition, at any time prior to or on the End Date, the Stockholders shall have the right, exercisable by written notice to the Company, to require that the Company purchase from the Stockholders, for a purchase price per share equal to the Merger Price, all but not less than all of the shares of Class B Stock then owned by the Stockholders if, upon the purchase by the Company of such shares of Class B Stock from the Stockholders, there shall be an aggregate of less than 100,000 shares of Class B Stock issued and outstanding (subject to appropriate adjustment in the event of any stock split, combination or similar transaction). In the event that any of the rights described in this Section 9(d) are exercised, the Company or the person designated by the Company to purchase all but not less than all the Class B Stock shall pay for the shares of Class B Stock to be acquired, and the certificates representing such shares shall be delivered to the Company or such person, at a closing to be held within five business days of the date of exercise of such right (provided that if such closing may not be held at such time under applicable tender offer or other rules, it shall be held as soon as possible after such date as may be legally permissible). To the extent necessary, this Section 9(d) shall survive the termination of this Agreement following the End Date.

        Section 10.    Other Provisions.

        (a)    Counterparts.    This Agreement may be executed via facsimile or original signatures in any number of counterparts, which together shall constitute one and the same Agreement. The parties may execute more than one copy of the Agreement, each of which shall constitute an original.

        (b)    Entire Agreement.    This Agreement (including the exhibits attached hereto) constitutes the entire agreement among the parties and supersedes all prior agreements, understandings, arrangements or representations by or among the parties, written and oral, with respect to the subject matter hereof, provided, however this Agreement shall not supersede or affect any Stockholders' rights to indemnification as a director of the Company.

        (c)    Third Party Beneficiaries.    Nothing in this Agreement, express or implied, is intended or shall be construed to create any third party beneficiaries.

        (d)    Specific Performance.    The transactions contemplated by this Agreement are unique. Accordingly, each of the parties acknowledges and agrees that, in addition to all other remedies to which it may be entitled, each of the parties hereto is entitled to a decree of specific performance and injunctive and other equitable relief.

        (e)    Certain Events.    In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting shares of Class B Stock, the number of Subject Shares, the Purchase Price and the Merger Price shall be adjusted appropriately.

        (f)    Amendment.    This Agreement may not be altered, amended or supplemented except by an agreement in writing signed by each of the parties hereto and, in the case of the Company, approved by the Special Committee.

        (g)    Notices.    All notices, requests, claims, demands or other communications hereunder shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation if sent by fax or like transmission and on the next business day when sent by Federal Express or other reputable overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company:	Methode Electronics, Inc. 7401 West Wilson Avenue Chicago, Illinois 60706-4548 Attention: Chief Executive Officer Fax: (708) 867-3288 Tel: (708) 867-6777
with copies to:	Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, NY 10019 Attn: Daniel A. Neff, Esq. Trevor S. Norwitz, Esq. Fax: (212) 403-2000 Tel: (212) 403-1000
Morris, Nichols, Arsht & Tunnell 1201 North Market Street Wilmington, Delaware 19801 Attn: John F. Johnston, Esq. Fax: (302) 425-4678 Tel: (302) 575-7203

If to the Stockholders:	c/o James W. McGinley 7444 West Wilson Avenue Chicago, Illinois 60706-4548 Fax: (708) 867-5884 Tel: (708) 867-9600
with a copy to:	Roy Van Cleave, Esq. 65 W. Jackson Blvd Chicago, Illinois 60604-3598 Fax: (312) 354-8354 Tel: (312) 720-5408

        (h)    Assignment.    Except as set forth in Section 9(d), neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

        (i)    Fees and Expenses.    Except as provided in Section 7(b), all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be the responsibility of and shall be paid by the party incurring such fees or expenses, whether or not the transactions contemplated by this Agreement are consummated.

        (j)    Public Announcements.    The Company and the Trusts agree to consult with each other before issuing any press release or making any other public announcement with respect to this Agreement, except as may be required by applicable law or the Company's listing agreement with Nasdaq.

        (k)    Further Assurances.    From time to time, at the other party's request and without consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

        (l)    Headings.    All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

        (m)    Governing Law; Consent to Jurisdiction.    This Agreement shall be governed by the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof. Each party irrevocably and unconditionally consents to submit to the non-exclusive jurisdiction of the courts of the State of Delaware and of the United States of America, in each case located in the State of Delaware, for any action or proceeding arising out of or relating to this Agreement and the transactions contemplated by this Agreement. Each party irrevocably and unconditionally waives any objection to the laying of venue of any action or proceeding in the courts of the State of Delaware or of the United States of America, in each case located in the State of Delaware, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any action or proceeding brought in any such court has been brought in an inconvenient forum. Each party hereby irrevocably waives any right it may have to personal service of summons, complaint, or other process in connection with any proceeding commenced in any such court and agrees that service may be made by registered or certified mail addressed to such party and sent in accordance with the provisions of Section 10(g) hereof.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first written above.

METHODE ELECTRONICS, INC.
By:	/s/ DONALD W. DUDA
Name:	Donald W. Duda
Title:	President
STOCKHOLDERS
Marital Trust No. 1 and Marital Trust No. 2 Created under the William J. McGinley Trust
By: Bank One, as successor co-trustee of Marital Trust No 1 and Marital Trust No. 2 created under the William J. McGinley Trust
By:	/s/ MICHAEL LAHTI
Its:	Vice President and Trust Officer
By:	/s/ Robert R. McGinley
Robert R. McGinley, as co-trustee of Marital Trust No 1 and Marital Trust No. 2 Created under the William J. McGinley Trust
By:	/s/ James W. McGinley
James W. McGinley, as co-trustee of Marital Trust No 1 and Marital Trust No. 2 Created under the William J. McGinley Trust
By:	/s/ Margaret J. McGinley
Margaret J. McGinley, as co-trustee of Marital Trust No 1 and Marital Trust No. 2 Created under the William J. McGinley Trust
The Jane R. McGinley Trust
By:	/s/ Robert R. McGinley
Robert R. McGinley, as co-trustee of the Jane R. McGinley Trust

By:	/s/ JAMES W. MCGINLEY
James W. McGinley, as co-trustee of the Jane R. McGinley Trust
By:	/s/ MARGARET J. MCGINLEY
Margaret J. McGinley, as co-trustee of the Jane R. McGinley Trust
/s/ JAMES W. MCGINLEY James W. McGinley
/s/ ROBERT R. MCGINLEY Robert R. McGinley
/s/ MARGARET J. MCGINLEY Margaret J. McGinley

EXHIBIT A

Stockholder Name	Number of Shares of Class B Stock Held of Record and/or Beneficially		Purchased Shares
Marital Trust No. 1 and Marital Trust No. 2 Created under the William J. McGinley Trust	880,901
Marital Trust No. 2 under the William J. McGinley Trust	890,902	(1)	750,000
Jane R. McGinley Trust	10,001
Margaret J. McGinley	898,182	(1)
James W. McGinley	881,169	(1)(2)
Robert J. McGinley	904,209	(1)

(1)
Includes 87,277 shares held by the William J. McGinley Marital Trust No. 1 and 793,624 shares held by the William J. McGinley Marital Trust No. 2.

(2)
Includes 268 shares held by his wife.

ANNEX C

July 23, 2003

The Special Committee of the Board of Directors
Methode Electronics, Inc.
7401 West Wilson Avenue
Harwood Heights, IL 60706-4548

Gentlemen:

        We understand that Methode Electronics, Inc. ("Methode" or the "Company") has entered into an agreement dated July 18, 2003 (the "Agreement") with Marital Trust No. 1 and Marital Trust No. 2 each created under the The William J. McGinley Trust (the "Trusts"), the Jane R. McGinley Trust, Margaret J. McGinley, James W. McGinley and Robert J. McGinley (individually, each a "Stockholder" and collectively with the Trusts, the "Stockholders") whereby the Stockholders agreed to (i) sell 750,000 shares of Methode's Class B Common Stock to the Company at a price of $22.75 per share in cash (the "Repurchase"), and (ii) vote their remaining shares (the "Remaining Shares") of Class B Common Stock in favor of a merger (the "Merger") which would convert all then outstanding shares of Class B Common Stock into the right to receive $23.55 per share in cash (the "Merger Price"). The Agreement also provides the Company or its designee with the right to purchase the Remaining Shares in certain circumstances at the Merger Price. Pursuant to the Repurchase and the Merger (together, the "Transaction") the average price to be paid by the Company for all outstanding shares of Class B Common Stock would be $23.00 per share in cash.

        We understand that the Company and the Stockholders had previously entered into an agreement (the "Prior Agreement") dated August 19, 2002 pursuant to which the Company would have offered to repurchase all outstanding shares of Class B Common Stock at $20.00 per share in cash pursuant to a tender offer; such agreement was terminated by the Trusts on July 14, 2003. We also understand that Dura Automotive Systems, Inc. has, through a subsidiary, commenced an offer (the "Offer") to acquire all outstanding shares of the Company's Class B Common Stock at $23.00 per share in cash.

        You have asked our opinion as to the fairness, from a financial point of view, to the holders of Methode's Class A Common Stock of the consideration to be paid in the Transaction.

        In arriving at our opinion set forth below, we have, among other things:

  (1)
  Reviewed the Company's Annual Reports on Form 10-K and related financial information for the fiscal years ended April 30, 1999 through April 30, 2002, the Company's Quarterly Reports on Form 10-Q and the related financial information for the three quarters ended January 31, 2003, and the Company's Schedule 14A filed in connection with its Annual Meeting held on September 10, 2002;

  (2)
  Reviewed the Company's unaudited financial results for the year ended April 30, 2003;

  (3)
  Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets and prospects of the Company, furnished to us by the Company;

  (4)
  Reviewed the historical market prices and trading activity for the Class A Common Stock and the Class B Common Stock for the period from January 3, 2000 to July 17, 2003;

  (5)
  Reviewed the historical market prices and trading activity for the Class A Common Stock and the Class B Common Stock and compared them with that of certain publicly traded companies which we deemed to be relevant;

  (6)
  Compared the financial position and results of operations of the Company with that of certain companies which we deemed to be relevant;

  (7)
  Reviewed and analyzed the terms of transactions in which public companies with two classes of common stock were recapitalized into a single class of stock;

  (8)
  Reviewed and analyzed the terms of transactions in which public companies with two classes of common stock were acquired;

  (9)
  Reviewed and analyzed premiums paid in relevant transactions in which the purchaser acquired a controlling share of the target company;

  (10)
  Reviewed and analyzed the pro forma financial effect of the Transaction;

  (11)
  Reviewed the Agreement;

  (12)
  Reviewed the Offer; and

  (13)
  Conducted such other financial analyses and investigations as we deemed necessary or appropriate in arriving at our opinion.

        TM Capital Corp., as part of its investment and merchant banking business, is regularly engaged in performing financial analyses with regard to businesses and their securities in connection with mergers and acquisitions, financings, restructurings, principal investments, valuations, fairness opinions and other financial advisory services. TM Capital Corp. previously served as financial advisor to the Special Committee of the Board of Directors of the Company (the "Special Committee") in connection with the Prior Agreement, is currently serving as financial advisor to the Special Committee in connection with the proposed Transaction, and will be receiving a fee in connection with the rendering of this opinion.

        In preparing our opinion, we have relied on the accuracy and completeness of all information that was available to us from public sources, that was supplied or otherwise made available to us by the Company or was otherwise reviewed by us and we have not assumed any responsibility to independently verify such information. We have also relied upon assurances of the management of the Company that they are unaware of any facts that would make the information provided to us incomplete or misleading. We have not made any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company nor have we been furnished with any such evaluations or appraisals.

        This opinion is directed to the Special Committee and does not constitute a recommendation to any shareholder of the Company concerning actions he may take with regard to his holdings, and furthermore, it specifically does not constitute a recommendation as to how any such holder of Class B common stock should act regarding the proposed Merger or Offer. This opinion does not address the relative merits of the proposed Transaction as compared to any other transactions or business strategies discussed by the Special Committee. Our opinion is based on economic, monetary and market conditions existing on the date hereof.

        On the basis of, and subject to the foregoing, we are of the opinion as of the date hereof that the consideration to be paid in the proposed Transaction is fair to the holders of Methode's Class A

Common Stock from a financial point of view. This letter confirms the oral opinion we provided to the Special Committee on July 18, 2003.

        This opinion has been prepared for the information of the Special Committee in connection with the proposed Transaction and shall not be reproduced, summarized, described or referred to, provided to any person or otherwise made public or used for any other purpose without the prior written consent of TM Capital Corp., provided, however, that this letter may be reproduced in full in any filing required to be made with the Securities and Exchange Commission related to the proposed Transaction.

Very truly yours,
TM Capital Corp.
By:	/s/ W. GREGORY ROBERTSON W. Gregory Robertson President

ANNEX D

August 20, 2003

The Special Committee of the Board of Directors
Methode Electronics, Inc.
7401 West Wilson Avenue
Harwood Heights, IL 60706-4548

Gentlemen:

        We understand that Methode Electronics, Inc. ("Methode" or the "Company") has two classes of outstanding common stock, consisting of Class A Common Stock (the "Class A Stock") and Class B Common Stock (the "Class B Stock"). Methode has entered into an agreement dated July 18, 2003 (the "Agreement") with Marital Trust No. 1 and Marital Trust No. 2 each created under the The William J. McGinley Trust (the "Trusts"), the Jane R. McGinley Trust, Margaret J. McGinley, James W. McGinley and Robert J. McGinley (collectively with the Trusts, the "McGinley Holders") whereby the McGinley Holders have (i) sold 750,000 shares of Class B Stock to the Company at a price of $22.75 per share in cash (the "Repurchase"), and (ii) agreed to vote their remaining shares (the "Remaining Shares") of Class B Stock in favor of a merger (the "Merger") which would convert all then outstanding shares of Class B Stock into the right to receive $23.55 per share in cash (the "Merger Price"). The Agreement also provides the Company or its designee with the right to purchase the Remaining Shares in certain circumstances at the Merger Price. Pursuant to the Repurchase and the Merger (together, the "Transaction") the average price to be paid by the Company for all outstanding shares of Class B Stock would be $23.00 per share in cash. The Company and the McGinley Holders had previously entered into an agreement (the "Prior Agreement") dated August 19, 2002 pursuant to which the Company would have offered to repurchase all outstanding shares of Class B Stock at $20.00 per share in cash pursuant to a tender offer; such agreement was terminated by the Trusts on July 14, 2003.

        We also understand that Dura Automotive Systems, Inc. ("Dura") commenced an offer (the "Initial Offer") dated July 8, 2003 to acquire all outstanding shares of Class B Stock at a price of $23.00 per share in cash, and that Dura has amended the Initial Offer pursuant to a supplement dated August 4, 2003 (the "Revised Offer") whereby Dura proposes to (i) acquire all shares of Class B Stock outstanding following the Repurchase at a price of $50.00 per share in cash, (ii) fund a special distribution of $0.35 per outstanding share of Class A Stock, and (iii) propose that the Company fund an additional special distribution of $0.26 per outstanding share of Class A Stock.

        At a meeting of the Special Committee of the Board of Directors of the Company (the "Special Committee") on August 13, 2003, you asked our opinion as to the fairness, from a financial point of view, of the terms of the Revised Offer to the holders of Class A Stock. This letter confirms the oral opinion we rendered to you at that meeting.

        In arriving at our opinion set forth below, we, among other things:

  (1)
  Reviewed the Company's Annual Reports on Form 10-K and related financial information for the fiscal years ended April 30, 1999 through April 30, 2003, the Company's Quarterly Reports on Form 10-Q and the related financial information for the three quarters ended January 31, 2003, the Company's Schedule 14A filed in connection with its Annual Meeting held on September 10, 2002, and the Company's Schedule 14D-9 filed in connection with the Initial Offer;

  (2)
  Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets and prospects of the Company, furnished to us by the Company;

  (3)
  Reviewed the historical market prices and trading activity for the Class A Stock and the Class B Stock;

  (4)
  Reviewed the historical market prices and trading activity for the Class A Stock and the Class B Stock and compared them with that of certain publicly traded companies which we deemed to be relevant;

  (5)
  Compared the financial position and results of operations of the Company with that of certain companies which we deemed to be relevant;

  (6)
  Reviewed and analyzed the terms of transactions in which public companies with two classes of common stock were recapitalized into a single class of stock;

  (7)
  Reviewed and analyzed the terms of transactions in which public companies with two classes of common stock were acquired;

  (8)
  Reviewed and analyzed premiums paid in relevant transactions in which the purchaser acquired a controlling share of the target company;

  (9)
  Reviewed and analyzed premiums paid in relevant transactions in which the purchaser acquired the entire equity interest in the target company;

  (10)
  Reviewed and analyzed the pro forma financial effect of the Transaction;

  (11)
  Reviewed the Agreement;

  (12)
  Reviewed certain publicly available information regarding Dura;

  (13)
  Reviewed the Initial Offer and the Revised Offer; and

  (14)
  Conducted such other financial analyses and investigations as we deemed necessary or appropriate in arriving at our opinion.

        TM Capital Corp., as part of its investment and merchant banking business, is regularly engaged in performing financial analyses with regard to businesses and their securities in connection with mergers and acquisitions, financings, restructurings, principal investments, valuations, fairness opinions and other financial advisory services. TM Capital Corp. previously served as financial advisor to the Special Committee in connection with the Prior Agreement, is currently serving as financial advisor to the Special Committee in connection with the proposed Transaction and the Revised Offer, and has received fees in connection with such services.

        In preparing our opinion, we relied on the accuracy and completeness of all information that was available to us from public sources, that was supplied or otherwise made available to us by the Company or was otherwise reviewed by us and we did not assume any responsibility to independently verify such information. We also relied upon assurances of the management of the Company that they were unaware of any facts that would make the information provided to us incomplete or misleading. We did not make any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company nor were we furnished with any such evaluations or appraisals.

        Our opinion was directed to the Special Committee and did not constitute a recommendation to any shareholder of the Company concerning actions he may take with regard to his holdings, and furthermore, it specifically did not constitute a recommendation as to how any such holder of Class B Stock should act regarding the proposed Merger or the Revised Offer. Our opinion was based on economic, monetary and market conditions existing on the date the Opinion was rendered.

        This letter confirms the oral opinion we provided to the Special Committee on August 13, 2003, that, as of such date, on the basis of and subject to the foregoing, the terms of the Revised Offer were inadequate, from a financial point of view, to the holders of Class A Stock.

        Our opinion was prepared for the information of the Special Committee in connection with the Revised Offer and shall not be reproduced, summarized, described or referred to, provided to any person or otherwise made public or used for any other purpose without the prior written consent of TM Capital Corp., provided, however, that this letter may be reproduced in full in any filing required to be made with the Securities and Exchange Commission related to the Revised Offer.

Very truly yours,
TM Capital Corp.
By:	/s/ W. GREGORY ROBERTSON W. Gregory Robertson President

ANNEX E

GENERAL CORPORATION LAW OF DELAWARE
SECTION 262—APPRAISAL RIGHTS

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

          (2)   Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the Office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the

Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

YOUR VOTE IS IMPORTANT

        If you have any questions or need assistance in voting your shares, please call our information agent, Innisfree M&A Incorporated, toll free, at 1-888-750-5834

METHODE ELECTRONICS, INC.
CLASS A COMMON STOCK

P R O X Y

FOR THE SPECIAL MEETING OF THE STOCKHOLDERS OF
METHODE ELECTRONICS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS

        The undersigned hereby appoints Warren L. Batts, William T. Jensen and George C. Wright, and each of them, with full power of substitution, as proxies to vote all shares of Methode Electronics, Inc. Class A common stock which the undersigned is entitled to vote at the Special Meeting of Methode Electronics, Inc. to be held on             ,                        , 2003 at            Chicago time, at                        ,                         ,                         ,                         , and at any adjournment or postponement thereof.

        This proxy when properly signed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS PROVIDED, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS AND THE BOARD OF DIRECTORS.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

Methode Electronics, Inc. Class A Common Stock
THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS AND THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSAL	Please mark your votes as indicated in this example	☒
	FOR	AGAINST	ABSTAIN

Adoption of the Merger Agreement and approval of the merger pursuant to which each share of outstanding Class B common stock will be converted into the right to receive $23.55 in cash, without interest, and each share of outstanding Class A common stock will be converted into one share of new Methode common stock, as contemplated by the Merger Agreement.	☐	☐	☐

IMPORTANT—PLEASE VOTE, SIGN AND RETURN PROMPTLY.    When there is more than one owner of shares, both should sign. Signatures should correspond with names printed on this proxy card. When signing as an attorney, executor, administrator, trustee, or guardian, please add your full title as such. If a corporation, please sign in full corporate name, and this proxy should be signed by a duly authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature	Dated:	, 2003
Signature if held jointly	Dated:	, 2003

METHODE ELECTRONICS, INC.
CLASS B COMMON STOCK

P R O X Y

FOR THE SPECIAL MEETING OF THE STOCKHOLDERS OF
METHODE ELECTRONICS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS

        The undersigned hereby appoints Warren L. Batts, William T. Jensen and George C. Wright, and each of them, with full power of substitution, as proxies to vote all shares of Methode Electronics, Inc. Class B common stock which the undersigned is entitled to vote at the Special Meeting of Methode Electronics, Inc. to be held on             ,                        , 2003 at            Chicago time, at                        ,                         ,                         ,                         , and at any adjournment or postponement thereof.

        This proxy when properly signed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS PROVIDED, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

Methode Electronics, Inc. Class B Common Stock
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSAL	Please mark your votes as indicated in this example	☒
	FOR	AGAINST	ABSTAIN

Adoption of the Merger Agreement and approval of the merger pursuant to which each share of outstanding Class B common stock will be converted into the right to receive $23.55 in cash, without interest, and each share of outstanding Class A common stock will be converted into one share of new Methode common stock, as contemplated by the Merger Agreement.	☐	☐	☐

IMPORTANT—PLEASE VOTE, SIGN AND RETURN PROMPTLY.    When there is more than one owner of shares, both should sign. Signatures should correspond with names printed on this proxy card. When signing as an attorney, executor, administrator, trustee, or guardian, please add your full title as such. If a corporation, please sign in full corporate name, and this proxy should be signed by a duly authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature	Dated:	, 2003
Signature if held jointly	Dated:	, 2003

METHODE ELECTRONICS, INC.
c/o Proxy Services

P.O. Box xxxx
Farmingdale, NY 11735

If you grant a proxy by telephone or the Internet,
DO NOT mail back the proxy card.
THANK YOU FOR VOTING!

YOU CAN GRANT YOUR PROXY BY TELEPHONE OR INTERNET!

Methode Electronics, Inc. encourages you to take advantage of convenient ways to vote your shares. If voting by proxy, you may grant a proxy by mail, or choose one of the two methods described below. Your telephone or Internet proxy authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. To grant your proxy by telephone or Internet, read the special meeting proxy statement and then follow these easy steps:

Grant your proxy by Internet—www.proxyvote.com
Use the Internet to transmit your voting instructions for electronic delivery of information up until 11:59 P.M. Central Time the day before the special meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit control number which is located below to obtain your records and to create an electronic voting instruction form.

Grant your proxy by phone—1-xxx-xxx-xxxx
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Central Time the day before the special meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit control number which is located below and then follow the simple instructions the vote voice provides you.

Grant your proxy by mail
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Methode Electronics, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

Control Number:

Account Number:

QuickLinks

PRELIMINARY PROXY STATEMENT
YOUR VOTE IS IMPORTANT
TABLE OF CONTENTS
SUMMARY TERM SHEET
QUESTIONS AND ANSWERS ABOUT THE MERGER
THE SPECIAL MEETING
THE MERGER PROPOSAL
METHODE ELECTRONICS, INC. CONSOLIDATED PROJECTED BALANCE SHEETS (Unaudited)
METHODE ELECTRONICS, INC. CONSOLIDATED PROJECTED INCOME STATEMENTS (Unaudited)
METHODE ELECTRONICS, INC. CONSOLIDATED PROJECTED CASH FLOW STATEMENTS (Unaudited)
MARKET PRICE DATA; DIVIDENDS
SECURITY OWNERSHIP OF FIVE PERCENT STOCKHOLDERS
EXECUTIVE OFFICERS AND DIRECTORS
SUMMARIZED FINANCIAL INFORMATION
FORWARD LOOKING STATEMENTS
OTHER MATTERS
AGREEMENT AND PLAN OF MERGER
W I T N E S S E T H
ARTICLE I PLAN OF MERGER
ARTICLE II CERTIFICATE OF INCORPORATION AND BYLAWS
ARTICLE III DIRECTORS AND OFFICERS
ARTICLE IV AMENDMENTS
ARTICLE V TERMINATION
ARTICLE VI GOVERNING LAW
EXHIBIT I TO AGREEMENT AND PLAN OF MERGER
PART A
PART B
AGREEMENT
RECITALS
EXHIBIT A
GENERAL CORPORATION LAW OF DELAWARE SECTION 262—APPRAISAL RIGHTS
YOUR VOTE IS IMPORTANT